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Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-137225

PROSPECTUS SUPPLEMENT
(To prospectus dated September 8, 2006)

HCP, Inc.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

6,356,480 Shares

Common Stock

        On November 9, 2000, we adopted a dividend reinvestment and stock purchase plan to provide both existing stockholders and interested new investors a convenient and cost effective method to purchase shares of our common stock. In April 2002 and October 2003, our board of directors authorized increases to the common stock issuable under the plan. This Prospectus Supplement relates to the unissued shares of common stock that we previously registered on our Form S-3 filed on December 5, 2003. On October 30, 2008, our board of directors authorized the inclusion of the previously unissued shares on this Prospectus Supplement and approved the appointment of a new transfer agent, Wells Fargo Shareowner Services, to administer the plan beginning January 9, 2009. Under the plan, existing stockholders may purchase shares of common stock by reinvesting all or a portion of the cash dividends from their shares of common stock or by making optional cash payments to purchase additional shares of common stock. New investors may also purchase common stock under the plan with an initial investment of at least $750. Existing stockholders and new investors may begin participating in the plan by completing a plan enrollment form and returning it to the agent administering the plan. The Bank of New York will administer the plan up to and including January 8, 2009, and Wells Fargo Shareowner Services will administer the plan beginning January 9, 2009. All references in this Prospectus Supplement to the "agent" mean either The Bank of New York or Wells Fargo Shareowner Services, as applicable. Our shares of common stock are traded on the New York Stock Exchange under the symbol "HCP." On November 24, 2008, the last reported sales price of our common stock on the New York Stock Exchange was $20.75 per share.

        Some of the significant features of the plan are as follows:

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  If you are an existing stockholder, you may purchase additional shares of common stock by automatically reinvesting all or any part of the cash dividends paid on your shares of common stock. There is no minimum or maximum limitation on the amount of dividends you may reinvest in the plan.

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  Subject to certain restrictions, if you are an existing stockholder, you may purchase additional shares of common stock by making optional cash purchases of between $100 and $10,000 in any calendar month. Optional cash purchases of our common stock in excess of this maximum may only be made with our prior consent.

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  Subject to certain restrictions, if you are not an existing stockholder, you may make an initial cash purchase of common stock of at least $750 with a maximum of $10,000. Initial optional cash purchases of our common stock in excess of this maximum may only be made with our prior consent.

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  We may sell newly issued shares directly to the agent or instruct the agent to purchase shares in the open market or privately negotiated transactions, or elect a combination of these alternatives.

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  You can purchase shares of our common stock without brokerage fees, commissions or charges. We will bear the expenses for open market purchases.

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  The purchase price for newly issued shares of common stock purchased directly from us will be the market price less a discount ranging from 0% to 5%, determined from time to time by us in accordance with the plan. As of the date of this Prospectus Supplement, the discount is 1%. We may adjust the discount at our discretion at any time. This discount applies to either optional cash purchases or reinvested dividends. However, no discount will be available for common stock purchased in the open market or in privately negotiated transactions.

        Participation in the plan is entirely voluntary, and you may terminate your participation at any time. If you do not choose to participate in the plan you will continue to receive cash dividends, as declared, in the usual manner.

        Investing in our common stock involves risks. See "Risk Factors" in our most recent annual report on Form 10-K, as amended, and subsequent quarterly reports on Form 10-Q, incorporated by reference into this Prospectus Supplement, and the risks set forth on page S-6 of this Prospectus Supplement and page 4 of the accompanying Prospectus.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is November 26, 2008

HCP, Inc.
3760 Kilroy Airport Way, Suite 300
Long Beach, California 90806
(562) 733-5100

CALCULATION OF REGISTRATION FEE

Title of shares to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price	Amount of registration fee(4)

Common Stock, par value $1.00 per share	6,356,480	$18.76	$119,247,564.80	$4,686.43

(1)
Including an indeterminate number of shares which may be issued by the registrant with respect to such shares of common stock by way of a stock dividend, stock split or in connection with a stock combination, recapitalization, merger, consolidation or otherwise.

(2)
The shares being offered pursuant to this prospectus supplement represent unsold shares previously registered by the registrant under Registration Statement No. 333-110939 filed on December 5, 2003 (the "Prior Registration Statement"). Such unsold shares are being registered hereunder pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended.

(3)
Based upon the average of the high and low prices of the common stock reported on the New York Stock Exchange on November 24, 2008, pursuant to Rule 457(c) of the Securities Act of 1933, as amended.

(4)
Pursuant to Rule 415(a)(6), the filing fee paid in connection with the Prior Registration Statement will continue to be applied to the unsold shares being offered pursuant to this prospectus supplement, and no additional filing fee in respect of such unsold shares is due hereunder. In accordance with Rule 415(a)(6), the Prior Registration Statement will be deemed terminated upon the filing of this prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus. We have not authorized anyone to provide you with information that is different. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. This document may only be used where it is legal to sell these securities. You should assume that the information in this Prospectus Supplement and the accompanying Prospectus is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

        All references in this Prospectus Supplement to "HCP," the "Company," "we," "us" or "our" mean HCP, Inc. and its consolidated subsidiaries, except where it is clear from the context that the term means only the issuer, HCP. Unless otherwise stated, currency amounts in this Prospectus Supplement are stated in United States dollars.

Prospectus Supplement

Prospectus

i

 About this Prospectus Supplement

        This document is in two parts. The first is this Prospectus Supplement, which describes the specific terms of this offering. The second part, the accompanying Prospectus, gives more general information, some of which may not apply to this offering. This Prospectus Supplement also adds to, updates and changes information contained in the accompanying Prospectus. If the description of the offering varies between this Prospectus Supplement and the accompanying Prospectus, you should rely on the information in this Prospectus Supplement. The accompanying Prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell debt securities, warrants or other rights, stock purchase contracts, units, common stock, preferred stock or depositary shares, or any combination thereof, in one or more offerings.

        It is important that you read and consider all of the information contained in this Prospectus Supplement and the accompanying Prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in "Incorporation by Reference" on page S-2 of this Prospectus Supplement and "Where You Can Find More Information" on page 2 of the accompanying Prospectus.

 Incorporation by Reference

        The Securities and Exchange Commission, or SEC, allows us to "incorporate by reference" information into this Prospectus Supplement and the accompanying Prospectus. This means that we can disclose important information to you by referring you to another document that HCP has filed separately with the SEC that contains that information. The information incorporated by reference is considered to be part of this Prospectus Supplement and the accompanying Prospectus. Information that HCP files with the SEC after the date of this Prospectus Supplement and that is incorporated by reference in this Prospectus Supplement will automatically modify and supersede the information included or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. We incorporate by reference (other than any portions of any such documents that are not deemed "filed" under the Securities Exchange Act of 1934 in accordance with the Securities Exchange Act of 1934 and applicable SEC rules):

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  each of our Current Reports on Form 8-K filed on January 31, 2008, April 2, 2008, August 6, 2008 and August 11, 2008;

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  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;

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  our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2007;

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  the description of our common stock contained in our Registration Statement on Form 10 dated May 7, 1985 (File No. 1-08895), including the amendments dated May 20, 1985 and May 23, 1985, and any other amendment or report filed for the purpose of updating such description, including the description of amendments to our charter contained in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001 and June 30, 2004; and

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  any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities offered by this Prospectus Supplement.

You may request a copy of any of these filings at no cost to you by contacting us by mail, telephone or e-mail using the information set forth below:

Legal Department
HCP, Inc.
3760 Kilroy Airport Way, Suite 300
Long Beach, California 90806
(562) 733-5100
investorrelations@hcpi.com

 Summary

        The information included below, including the description of our dividend reinvestment and stock purchase plan, is a summary of the more detailed information included elsewhere or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus.

        You should read carefully the following summary together with the more detailed information contained in this Prospectus Supplement, the accompanying Prospectus and the information incorporated by reference into those documents, including the "Risk Factors" section beginning on page S-6 of this Prospectus Supplement and page 4 of the accompanying Prospectus, in our most recent annual report on Form 10-K, as amended, and subsequent quarterly reports on Form 10-Q. This summary is not complete and does not contain all of the information you should consider when making your investment decision.

Our Company

        We invest primarily in real estate serving the healthcare industry in the United States, or U.S. We are a Maryland corporation and were organized to qualify as a real estate investment trust, or REIT, in 1985. We are headquartered in Long Beach, California, with operations in Chicago, Illinois, Nashville, Tennessee and San Francisco, California. We acquire, develop, lease, manage and dispose of healthcare real estate and provide mortgage and specialty financing to healthcare providers. Our portfolio includes investments in the following healthcare segments: (i) senior housing; (ii) life science; (iii) medical office; (iv) hospital; and (v) skilled nursing.

        As of September 30, 2008, our portfolio of properties, excluding assets held for sale but including mortgage loans and properties owned by unconsolidated joint ventures, totaled 704 properties among the following segments: 267 senior housing, 107 life science, 254 medical office, 25 hospital and 51 skilled nursing.

        Our executive offices are located at 3760 Kilroy Airport Way, Suite 300, Long Beach, California 90806, and our telephone number is (562) 733-5100.

Healthcare Industry

        Healthcare is the single largest industry in the U.S. based on Gross Domestic Product, or GDP. According to the National Health Expenditures report released in January 2008 by the Centers for Medicare and Medicaid Services, or CMS, the healthcare industry was projected to represent 16.9% of U.S. GDP in 2009.

        Senior citizens are the largest consumers of healthcare services. According to CMS, on a per capita basis, the 75-year and older segment of the population spends 76% more on healthcare than the 65 to 74-year-old segment and over 200% more than the population average.

        The delivery of healthcare services requires real estate and, as a consequence, healthcare providers depend on real estate to maintain and grow their businesses. HCP believes that the healthcare real estate market provides investment opportunities due to the:

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  compelling demographics driving the demand for healthcare services;

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  specialized nature of healthcare real estate investing; and

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  ongoing consolidation of the fragmented healthcare real estate sector.

The Plan

        The following summary of our dividend reinvestment and stock purchase plan is qualified by reference to the full text of the plan which appears in this Prospectus Supplement.

Purpose of the Plan

        The purpose of this plan is to provide our existing stockholders and new investors with a convenient and economical method of purchasing shares of common stock and/or investing all or a portion of their cash dividends in additional shares of common stock.

        The plan also provides us with a means of raising additional capital if we elect to directly sell newly issued shares of common stock.

Source of Purchase of Shares

        Shares of common stock purchased through the plan with dividend reinvestments or optional cash purchases of $10,000 or less will be either newly issued shares or shares acquired by the agent on the open market or in privately negotiated transactions. Shares of common stock purchased through the plan with pre-approved optional cash purchases in excess of $10,000 will be newly issued shares.

Investment Options

        You may choose from the following options:

         Full Dividend Reinvestment.    The agent will apply all cash dividends paid on all shares of common stock registered in your name and all shares held for you under the plan, together with optional cash purchases, if any, to the purchase of additional shares of our common stock.

         Partial Dividend Reinvestment.    The agent will apply the cash dividends paid on the percentage of shares of common stock registered in your name specified by you to the purchase of additional shares of our common stock. The agent will pay the dividends paid on the remaining shares of common stock to you in cash.

         All Dividends Paid in Cash.    You will continue to receive cash dividends paid on shares of common stock registered in your name in the usual manner. You may make optional cash purchases to invest in additional shares of our common stock, subject to monthly minimums and maximums.

        You may change your investment options at any time by contacting the agent as indicated in Question 9 under "The Plan" or by requesting a new enrollment form from the agent, completing it, and returning it to the agent. Dividends paid on all common shares acquired under and held in the plan will be automatically reinvested in additional shares of our common stock, unless otherwise requested.

Withdrawal

        You may withdraw from the plan with respect to all or a portion of the shares held in your plan account at any time by notifying the agent in writing as indicated in Question 27 under "The Plan".

Optional Cash Purchases

        If you are an existing stockholder, optional cash purchases are subject to a minimum of $100 or and a maximum of $10,000 per month. If you are a new investor, initial optional cash purchases are subject to a minimum of $750 and a maximum of $10,000. Optional cash purchases in excess of $10,000 may be made only with our prior approval.

Discounts

        The purchase price for newly issued shares of common stock purchased directly from us either through dividend reinvestment or optional cash purchases may be issued at a discount from the market price. We will periodically establish a discount of between 0% and 5% from the market price. As of the date of this Prospectus Supplement, the discount is 1%. We may adjust the discount at our discretion at any time.

Investment Date

         With respect to dividend reinvestment.    The investment date will be the dividend payment date or such other date following the dividend payment date on which the agent can, as promptly as practicable, purchase the shares with the cash dividends.

         With respect to optional cash purchases.    The investment date is generally on or about the 20th day of each month or, in the case of open market purchases, one or more days during the ten business day period beginning on the 20th day of each month, as market conditions permit.

Purchase Price

         Reinvested Dividends.    In the case of shares purchased directly from us, the purchase price will be equal to the average of the high and low NYSE Composite prices on the applicable date, less a discount.

        In the case of shares purchased in the open market or privately negotiated transactions, the average of the purchase price of all shares purchased by the agent for the plan with reinvested dividends on the applicable date.

         Optional Cash Purchases Under $10,000.    In the case of shares purchased directly from us, the purchase price will be equal to the ten day average of the average of the high and low NYSE Composite prices on each of the ten trading days immediately preceding the applicable investment date, less a discount.

        In the case of shares purchased in the open market or privately negotiated transactions, the average of the purchase price of all shares purchased by the agent on the applicable date.

         Optional Cash Purchases Over $10,000.    Shares will be purchased directly from us at a price equal to the greater of (i) the ten day average of the average of the high and low NYSE Composite prices on each of the ten trading days immediately preceding the applicable investment date, less a discount and (ii) the average of the high and low NYSE Composite prices on the investment date, less a discount.

        In no event will the price paid, less brokerage commissions and service fees, if any, paid by us, be less than 95% of the average of the high and low NYSE Composite prices on the date of purchase.

Expenses

        We will pay all day-to-day costs of the administration of the plan. You will only be responsible for a transaction fee and your pro rata share of trading fees and any brokerage commissions associated with your sales of shares of common stock attributable to you under the plan. We will pay for all fees and commissions associated with your purchases under the plan.

No Interest Pending Investment

        No interest will be paid on cash dividends or optional cash purchases pending investment or reinvestment under the terms of the plan.

 Risk Factors

        You should carefully consider any specific risks set forth below, the risks set forth on page 4 of the accompanying Prospectus and the risks set forth under the caption "Risk Factors" in our most recent annual report on Form 10-K, as amended, and subsequent quarterly reports on Form 10-Q, incorporated by reference into this Prospectus Supplement and the accompanying Prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended. You should consider carefully those risk factors together with all of the other information included and incorporated by reference in this Prospectus Supplement and the accompanying Prospectus before you decide to purchase shares of our common stock.

Risks Related to This Offering

Investors in our common stock may experience losses, volatility and poor liquidity, and we may reduce our dividends in a variety of circumstances.

        Our earnings, cash flows and dividends can be volatile and difficult to predict. Although we seek to pay a regular common stock dividend rate that is sustainable, we may reduce our regular dividend rate in the future for a variety of reasons. We may not provide public warnings of dividend reductions prior to their occurrence. Fluctuations in our current and prospective earnings, cash flows, and dividends, as well as many other factors such as perceptions, economic conditions, stock market conditions, and the like, can affect our stock price. Investors may experience volatile returns and material losses. In addition, liquidity in the trading of our stock may be insufficient to allow investors to sell their stock in a timely manner or at a reasonable price.

The actual price paid for shares acquired under the plan may be higher than the purchase price determined under the plan.

        Your taxable income attributable to discounts received on shares of our common stock purchased under the plan will be based on the value of our common stock as of the investment date, which value may differ from the purchase price determined under the plan and may differ from the value of our stock on the dividend payment date or the date you elect to make an optional purchase under the plan.

        In addition, our plan includes a requirement that all investments be made at a price that is at least equal to 95% of the value of our stock on the date of purchase. If the value of our stock on the investment date significantly exceeds the value of our stock determined using the formula set forth in the plan, the price paid under the plan will be increased to ensure compliance with this requirement. The minimum pricing requirement is included in the plan in order to ensure compliance with certain tax rules applicable to REITs. Under those rules, in order to maintain the deductibility of our dividends, the value of the discounts granted by us and the brokerage commissions and service fees paid by us cannot exceed 5% of the value of our shares on the actual date of investment.

 The Plan

        The following series of questions and answers explains and constitutes our dividend reinvestment and stock purchase plan in its entirety. In addition to reading the plan as set forth below, we encourage you to read and consider the information contained in the documents identified under the headings "Incorporation by Reference" on page S-2 of this Prospectus Supplement and "Where You Can Find More Information" on page 2 of the accompanying Prospectus.

1.     What is the purpose of this plan?

        The purpose of this plan is to provide our existing stockholders and new investors with a convenient and economical method of purchasing shares of common stock and/or investing all or a portion of their cash dividends in additional shares of common stock.

        The plan also provides us with a means of raising additional capital if we elect to directly sell newly issued shares of common stock.

        The plan is primarily intended for the benefit of long-term investors, and not for the benefit of individuals or institutions which engage in short-term trading activities. From time to time, financial intermediaries, investment clubs or other nominees may engage in positioning transactions in order to benefit from any discount from the market price for common shares acquired under the plan. These transactions are inconsistent with the purpose of the plan and may cause fluctuations in the trading volume or pricing of our common shares. We reserve the right to modify, suspend or terminate participation in this plan by otherwise eligible holders of common shares or new investors in order to eliminate practices which we determine, in our sole discretion, to be inconsistent with the purposes of the plan.

2.     What are the benefits of the plan?

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  There are no fees or brokerage commissions on purchases, and we will bear the expenses for open market purchases.

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  Participation is voluntary and automatic. All or any part of your quarterly stock dividends may be reinvested.

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  The automatic reinvestment of dividends will enable you to add to your investment in us in a timely and systematic fashion.

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  In addition to being able to reinvest your dividends, if you are an existing stockholder, you may purchase additional shares of common stock by making optional cash purchases of between $100 and $10,000 per calendar month. These optional cash purchases may be made occasionally or at regular intervals, subject to the restrictions described herein. You may make optional cash purchases even if dividends on your shares are not being reinvested under the plan. We may waive the maximum investment in our sole discretion and permit a larger investment.

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  If you are not presently one of our stockholders, you may become a participant in the plan by making an initial cash investment in our common stock of not less than $750 and not more than $10,000. We may waive this maximum and permit a larger investment.

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  The purchase price for newly issued shares of common stock purchased directly from us either through dividend reinvestment or optional cash purchases may be issued at a discount from the market price. We will periodically establish a discount rate ranging from 0% to 5%. As of the date of this Prospectus Supplement, the discount is 1%. We may adjust the discount at our discretion at any time.

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  You may purchase fractional shares of common stock under the plan. This means that you may fully invest your dividends and any optional cash purchases. Dividends will be paid on the fractional shares of common stock which also may be reinvested in additional shares.

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  You may direct the agent to transfer, at any time and at no cost to you, all or a portion of your shares in the plan to a plan account for another person.

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  You can avoid the need for safekeeping of certificates for shares of common stock credited to your plan account and may submit to the plan's agent, for safekeeping, certificates held by you and registered in your name. You do not have to worry about the stock certificates for your shares of common stock issued under the plan being lost or stolen or wonder where they are located.

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  You or any other person that is a holder of record of shares of our common stock may direct the agent to sell or transfer all or a portion of your shares held in the plan.

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  You will receive periodic statements reflecting all current activity in your plan accounts, including purchases, sales and latest balances, to simplify your record keeping.

3.     What are the disadvantages of the plan?

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  Cash dividends that you reinvest will be treated for federal income tax purposes as a dividend received by you on the date we pay dividends and may create a liability for the payment of income tax without providing you with immediate cash to pay this tax when it becomes due.

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  We may, without giving you prior notice, change our determination as to whether the agent will purchase shares of common stock directly from us or in the open market or in privately negotiated transactions from third parties which will affect whether such shares will be sold to you at a discount. We will not, however, change our determination more than once per month.

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  You will not know the actual number of shares purchased in any month on your behalf under the plan until after the applicable investment date.

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  You will have limited control regarding the timing of sales under the plan. Because the agent will effect sales under the plan only as soon as practicable after it receives instructions from you, you may not be able to control the timing of sales as you might for investments made outside the plan. The market price of the shares of common stock may fluctuate between the time the agent receives an investment instruction and the time at which the shares of common stock are sold. Because purchases under the plan are only made as of the dividend payment date, in the case of dividends, or the applicable investment date, in the case of optional cash purchases, you have no control regarding the timing of your purchases under the plan.

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  No discount will be available for shares acquired in the open market or in privately negotiated transactions. While a discount from market prices of up to 5% may be established for a particular month for shares purchased directly from us, a discount for one month will not insure the availability of a discount or the same discount in future months. Each month we may, without giving you prior notice, change or eliminate the discount. Further, in no event may we issue shares at a price less than 95% of the market price of our common stock on the date of issuance.

  •
  Shares deposited in a plan account may not be pledged until the shares are withdrawn from the plan.

        Your investment in the shares of common stock held in your account is no different than a direct investment in shares of common stock. You bear the risk of loss and the benefits of gain from market price changes for all of your shares of common stock. NEITHER WE NOR THE AGENT CAN ASSURE YOU THAT SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN WILL, AT ANY PARTICULAR TIME, BE WORTH MORE OR LESS THAN THE AMOUNT YOU PAID FOR THEM.

4.     Who will administer the plan?

        Up to and including January 8, 2009, the plan will be administered by our current transfer agent and registrar, The Bank of New York. Beginning January 9, 2009, Wells Fargo Shareowner Services will become our transfer agent and registrar and will assume responsibility for administering the plan. Thereafter, we may designate a successor administrator as agent. The agent acts as agent for you, keeps records of your accounts, sends you regular account statements, and performs other duties relating to the plan. Common stock purchased for you under the plan will be held by the agent and may be registered in the name of the agent or its nominee on your behalf, unless and until you request that a stock certificate for all or part of the shares be issued, as more fully described under Question 24, "Will certificates be issued for share purchases?"

        The address and telephone number for The Bank of New York concerning any inquiries is:

The Bank of New York
Shareowner Services
P. O. Box 358035
Pittsburgh, PA 15252-8035
Telephone Number: (866) 857-2227

        The address and telephone number for The Bank of New York concerning any financial transaction processing, including enrollments, sales, withdrawals, deposits and optional cash payment, is:

The Bank of New York
Shareowner Services
P. O. Box 358035
Pittsburgh, PA 15252-8035
Telephone Number: (866) 857-2227

        Unless directed otherwise by the Bank of New York, purchases and sales under the plan usually will be made through BNY Brokerage Inc., a full-service brokerage and wholly owned subsidiary of The Bank of New York Company, Inc. BNY Brokerage Inc. will receive brokerage commissions from these transactions.

        The address and telephone number for Wells Fargo Shareowner Services concerning any inquiries, financial transaction processing, including enrollments, sales, withdrawals, deposits and optional cash payment, is:

Wells Fargo Shareowner Services
P.O. Box 64856
St. Paul MN, 55164-0856

Certified or Overnight Mail:
Wells Fargo Shareowner Services
161 N. Concord Exchange
South Saint Paul, MN 55075-1139

Telephone Number: 1-800-468-9716
Outside the United States: 651-450-4064
Fax: 651-450-4085

        Unless directed otherwise by Wells Fargo Shareowner Services, purchases and sales under the plan usually will be made through Wells Fargo Investments, a full-service brokerage and wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Investments will receive brokerage commissions from these transactions.

5.     Who is eligible to participate?

        Any stockholder whose shares of common stock are registered on our stock transfer books in his or her name, also referred to as a "registered holder," or any stockholder whose shares of common stock are registered in a name other than his or her name, for example, in the name of a broker, bank or other nominee, also referred to as a "beneficial owner," may participate in the plan. If you are a registered holder, you may participate in the plan directly. If you are a beneficial owner, you must either become a registered holder by having those shares transferred so that they are registered under your name or you must make arrangements with your broker, bank or other nominee to participate in the plan on your behalf.

        In addition, if you are an interested investor who is not a stockholder, you may participate in the plan by making an initial optional cash purchase of common stock of not less than $750 or more than $10,000, unless we approve in writing your request for a waiver of this limit. See Question 16, "May a stockholder request a waiver of the purchase limitations?"

        Regulations in certain countries may limit or prohibit participation in this type of plan. Accordingly, persons residing outside the U.S. who wish to participate in the plan should first determine whether they are subject to any governmental regulation prohibiting their participation.

        Your right to participate in the plan is not transferable to another person apart from your transfer of the underlying shares of common stock.

6.     Are there any restrictions on who is eligible to participate in the plan other than those described above?

         REIT Qualification Restrictions.    We may terminate, by written notice at any time, any participant's individual participation in the plan if we determine, in our sole discretion, that such participation would be in violation of the ownership limits set forth in our charter. See "Description of Capital Stock We May Offer—Transfer and Ownership Restrictions Relating to our Common Stock" on page 25 of the accompanying Prospectus. To the extent that the reinvestment of dividends or distributions (as applicable) under the plan would cause a participant or any other person to exceed the ownership limits, such reinvestment will be void ab initio. Any such participant will be entitled to receive cash dividends (without interest) in lieu of such reinvestment.

         Exclusion from the Plan for Short-term Trading, Illegality or Other Practices.    Participants should not use the plan to engage in short-term trading activities or any other activities that could affect the normal trading volume or pricing of our common shares. If a participant does engage in such activities we may prevent that participant from continuing to participate in the plan. In addition, we also may prevent participation by financial intermediaries, investment clubs or other nominees who engage in positioning transactions in order to benefit from any discount from the market price for shares acquired under the plan. You also will not be able to participate in the plan if your participation (i) could result in a violation of any securities laws or any other applicable laws, (ii) could require additional steps by us or you to ensure compliance with any such laws, or (iii) is not authorized or lawful in your jurisdiction.

         Restrictions at Our Discretion.    We reserve the right to modify, suspend or terminate participation in the plan by otherwise eligible shareholders in order to eliminate practices which we determine, in our sole discretion, to be inconsistent with the purposes or operation of the plan or which may adversely affect the market price or trading volume of our common shares.

7.     What if I am already enrolled in your dividend reinvestment plan?

        If you are already reinvesting your stock's dividends under our dividend reinvestment and stock purchase plan, you do not need to take any action to stay enrolled in the plan.

8.     How do I enroll in the plan and become a participant?

        You must complete and sign the enrollment form and return it to the agent. We have enclosed an enrollment form and postage-paid envelope with the prospectus for this purpose. Also, you may obtain an enrollment form at any time by requesting one from the agent at the address and telephone number set forth above. If you register shares in more than one name (e.g., joint tenants, trustees), all registered holders of those shares must sign the enrollment form exactly as their names appear on the account registration. If your securities are registered in the name of a broker, bank or other nominee, you must contact the broker, bank or nominee and request that they complete an enrollment form on your behalf.

        If you are an interested investor who is not presently one of our stockholders, but desire to become a participant by making an initial investment in common stock, you may join the plan by completing an enrollment form and forwarding it, together with the initial investment in U.S. funds by check payable to the agent at the address on the enrollment form.

9.     What does the enrollment form provide?

        The enrollment form appoints the plan's agent as your agent for purposes of the plan and directs the agent to apply to the purchase of additional shares of common stock all of the cash dividends on the specified number of shares of common stock owned by you on the applicable record date and designated by you to be reinvested through the plan. The enrollment form also directs the agent to purchase additional shares of common stock with any optional cash purchases that you may elect to make.

        While the enrollment form directs the agent to reinvest cash dividends on all shares enrolled in the plan, you may elect "partial dividend reinvestment" or "optional cash purchases only." You may change the dividend reinvestment option at any time by submitting a newly executed enrollment form to the agent or by writing to the agent. If you do not make an election on your enrollment form, the agent will reinvest all dividends paid on your shares. Any change in the number of shares with respect to which the agent is authorized to reinvest dividends must be received by the agent prior to the record date for a dividend to permit the new number of shares to apply to that dividend. For each method of dividend reinvestment, cash dividends will be reinvested on all shares other than those designated for payment of cash dividends in the manner specified above until you specify otherwise or withdraw from the plan altogether, or until the plan is terminated.

10.   When will my participation in the plan begin?

        If you are not already a participant in our dividend reinvestment and stock purchase plan, you may join the plan at any time.

        Your participation in the dividend reinvestment portion of the plan will commence on the next date we pay dividends, provided the agent receives your enrollment form on or before the record date for the payment of the dividend.

        Your participation in the optional cash purchase portion of the plan will commence on the next investment date, which will be the 20th day of the calendar month (unless the 20th calendar day is a Saturday, Sunday or bank holiday, in which case the investment date will be the first business day following the 20th calendar day of that month); provided sufficient funds to be invested are received on or before the business day immediately prior to the investment date. Should the funds to be invested arrive after the applicable optional cash investment due date, those funds will be held without interest until they can be invested on the next investment date unless you request a refund from the agent.

        Once enrolled, you will remain enrolled until your participation is discontinued or until we terminate the plan.

11.   How do I get a refund of an optional cash purchase if I change my mind?

        You may obtain a refund of any optional cash purchase payment not yet invested by requesting, in writing, the agent to refund your payment. The agent must receive your request not later than two business days prior to the next investment date. If the agent receives your request later than the specified date, your cash purchase payment will be applied to the purchase of shares of common stock.

12.   Will I be paid interest on funds held for optional cash purchases prior to investment?

        You will not be paid interest on funds you send to the agent for optional cash purchases. Consequently, we strongly suggest that you deliver funds to the agent to be used for investment in optional cash purchases shortly prior to but not after the applicable optional cash investment due date so that they are not held over to the following investment date. If you have any questions regarding the applicable investment dates or the dates as of which funds should be delivered to the agent, you should write or telephone the agent at the address and telephone number included above.

        You should be aware that since investments under the plan are made as of specified dates, you may lose any advantage that you otherwise might have from being able to control the timing of an investment. Neither we nor the agent can assure you a profit or protect you against a loss on shares of common stock purchased under the plan.

13.   How many shares may be purchased by a participant during any month or year?

        Reinvested dividends are not subject to any minimum or maximum.

        Optional cash purchases by existing stockholders are subject to a minimum investment of $100 and a maximum investment of $10,000 in any calendar month.

        Initial optional cash purchases by investors that are not yet one of our stockholders are subject to a minimum of $750 and a maximum of $10,000.

        The maximums for optional cash purchases may be waived by us in our sole and absolute discretion. You may request a waiver of such maximums by submitting a request for waiver which we must receive at least two business days prior to the investment date as described in Question 16, "May a stockholder request a waiver of the purchase limitation?"

        Optional cash purchase amounts of less than $100, or $750 in the case of an initial optional cash purchase by a non-stockholder, and that portion of any optional cash purchases that exceeds the maximum of $10,000 per calendar month will be returned to you without interest, unless this maximum is waived.

14.   At what price will shares be purchased?

         Reinvested Dividends.    The purchase price for each share of common stock acquired through the plan by the reinvestment of dividends will be equal to:

  •
  in the case of newly issued shares of common stock, the average of the high and low NYSE Composite prices on the applicable date we pay dividends less a discount ranging from 0% to 5%, which as of the date of this Prospectus Supplement is 1%, provided, that if no trades of our common stock are reported on the NYSE Composite on the date we pay dividends, the agent shall apply such reinvested dividends on the next trading day on which there are trades of our common stock reported on the NYSE Composite; or

  •
  in the case of open market or privately negotiated transactions, the average of the purchase price of all shares purchased by the agent for the plan with reinvested dividends for the applicable date we pay dividends.

         Optional cash purchases under the Maximum Thresholds.    The price of shares acquired through the plan as a result of optional cash purchases of $10,000 or less, will be equal to:

  •
  in the case of newly issued shares of common stock, the ten day average of the average of the high and low NYSE Composite prices on each of the ten trading days immediately preceding the applicable investment date, less a discount ranging from 0% to 5%, which as of the date of this Prospectus Supplement is 1%; or

  •
  in the case of open market purchases or privately negotiated transactions, the average of the purchase price of all shares purchased by the agent on the applicable investment date.

         Optional cash purchases made above the $10,000 maximum limit with our permission.    If we elect to allow you to purchase in excess of $10,000 in any calendar month, the price will be equal to the greater of (i) the ten day average of the average of the high and low NYSE Composite prices on each of the ten trading days immediately preceding the applicable investment date, less a discount ranging from 0% to 5%, which as of the date of this Prospectus Supplement is 1%, and (ii) the average of the high and low NYSE Composite prices on the investment date, less a discount ranging from 0% to 5%, which as of the date of this Prospectus Supplement is 1%. See Question 15, "Are there limitations that apply to optional cash purchases made in excess of the maximum limit?" All shares of common stock purchased in excess of the maximum limit will be newly issued, and no shares will be acquired from open market purchases or privately negotiated transactions.

         Maximum discount applicable to all dividend reinvestments and optional cash purchases.    Whether you are reinvesting dividends or making optional cash purchases, you may not purchase shares of common stock on any particular trading day (whether such shares are newly issued shares or purchased by the agent in open market or privately negotiated transactions) for an amount, less any brokerage commissions, trading fees and any other costs of purchase paid by us (collectively "Costs"), which is less than 95% of the average of the high and low NYSE Composite prices on that particular trading day. In the event that shares would be purchased for an amount, less any Costs, which is below 95% of this average, your purchase price, less any Costs, will equal 95% of the average of the high and low NYSE Composite prices on that day.

15.   Are there limitations that apply to optional cash purchases made in excess of the maximum limit?

        We will consider requests for optional cash purchases in excess of $10,000 on a case-by-case basis and approve or deny each request in our sole discretion based on a number of factors. See question 16 "May a stockholder request a waiver of the purchase limitation?" All requests for a waiver must include your representation to us that:

  •
  you are not purchasing shares to engage in arbitrage activities;

  •
  you have not sold and will not sell shares of our common stock (including short sales) during the ten day period immediately prior to the investment date; and

  •
  you are not engaging in an unlawful distribution of our common stock or engaging in underwriting activities as defined under applicable law.

        As a condition to granting any requests for a waiver of the purchase limitation, we may require that you make additional representations to us relating to your beneficial interest in our securities, your trading activity in our common stock and your intention with respect to the shares you purchase pursuant to your request for a waiver of the purchase limitation.

16.   May a stockholder request a waiver of the purchase limitation?

        You may make optional cash purchases in excess of $10,000 during any calendar month only pursuant to a request for waiver approved by us in our sole and absolute discretion. A request for waiver should be sent to us by facsimile at (562) 733-5200, Attention: Legal Department, by 2:00 p.m. Pacific Time, at least 2 business days prior to the investment date. In the event that a request for waiver is received by us after this date, the waiver will not be approved for that investment date and your optional cash purchase will be limited to $10,000 for that investment date. If your request for a waiver is not timely, or if we deny your request for a waiver, the agent will refund the amount received in excess of $10,000 without interest thereon. The request for waiver should not be sent to the agent. The request for waiver form will be furnished by us or the agent at the address and telephone number referenced above. We have sole and absolute discretion to grant any approval for optional cash purchases in excess of the allowable maximum amounts.

        In deciding whether to approve a request for waiver, we will consider relevant factors, including, but not limited to:

  •
  our need for additional funds,

  •
  the attractiveness of obtaining the additional funds through the sale of common stock as compared to other sources of funds,

  •
  the purchase price likely to apply to any sale of common stock, and

  •
  the aggregate amount of optional cash purchases for which requests for waiver have been submitted by all participants.

        If requests for waiver are submitted for any investment date for an aggregate amount in excess of the amount we are then willing to accept, we may honor those requests by any method that we determine to be appropriate. With regard to optional cash purchases made pursuant to a request for waiver, the plan does not provide for a predetermined maximum limit on the amount that you may invest or on the number of shares that may be purchased.

        We reserve the right to modify, suspend or terminate participation in the plan for any reason whatsoever including the elimination of practices that are not consistent with the purposes of the plan.

        Any person who acquires shares of common stock through the plan and resells them shortly before or after acquiring them may be considered to be an underwriter within the meaning of the Securities Act of 1933. We have no arrangements or understandings, formal or informal, with any person relating to a distribution of shares to be received pursuant to the plan by such persons. See "Plan of Distribution and Underwriters."

17.   How and when will we determine whether shares of common stock will be newly issued or purchased in the market? How and when will we establish a discount?

        We may, without prior notice to you, change our determination as to whether common stock will be purchased by the agent directly from us, in the open market or in privately negotiated transactions from third parties or in a combination of both, in connection with the purchase of shares of common stock from reinvested dividends or from optional cash purchases. We will not, however, change our determination more than once per month.

        Not later than three business days prior to the investment date for the applicable month, we may establish a discount from the market price applicable to optional cash purchases. Each quarter, not later than three business days prior to our record date for dividends on our common stock, we may establish a discount from the market price applicable to the purchase of shares of common stock from reinvested dividends.

        We will not offer a discount for common stock purchased in the open market or in privately negotiated transactions.

        You may not be able to depend on the availability of a market discount regarding shares acquired from newly issued company stock. While a discount from market prices of up to 5% may be established from time to time, the granting of a discount at one time will not insure the availability of a discount or the same discount at another. At any time, we may, without prior notice to you, lower or eliminate the discount.

18.   How many shares are being sold under the plan?

        The shares sold under the plan may be acquired by the agent through purchases from the open market or pursuant to privately negotiated purchases, or we may issue authorized but unissued shares of our common stock, or a combination of both. There is no limit on the number of shares that the agent may purchase in the open market or pursuant to privately negotiated purchases. Shares of common stock purchased with optional cash purchases made above the $10,000 maximum limit (with our permission), however, must be acquired from newly issued common stock and may not be acquired from open market purchases or privately negotiated transactions. See Question 14, "At what price will shares be purchased?" On October 30, 2008, our board of directors authorized the inclusion in this Prospectus Supplement of the unissued shares of common stock that we previously registered on our Form S-3 filed on December 5, 2003. 6,356,480 previously unissued shares of common stock are available to be sold under the plan.

19.   When will shares be acquired under the plan?

        If we elect to provide shares for the plan through newly issued stock, shares will be credited to your account as follows:

  •
  If you are an existing stockholder reinvesting some or all of your dividends automatically, shares will be issued and credited to your account on the applicable date we pay dividends; provided, that if no trades of our common stock are reported on the NYSE Composite on the date we pay dividends, the agent shall apply such reinvested dividends on the next trading day on which there are trades of our common stock reported on the NYSE Composite; or

  •
  If you are making optional cash purchases, shares will be issued and credited to your account as of the applicable investment date. Shares will generally be made available within three business days following the investment date.

        If we elect to acquire shares for the plan through the open market or in privately negotiated transactions, the agent will purchase the shares as soon as practicable on the applicable date we pay dividends or the applicable investment date, in the case of the reinvestment of dividends and optional cash purchases, respectively. The date these shares will be deemed acquired and credited to your account will be the date we pay dividends or the investment date.

        In the past, the dates we pay dividends have occurred on or about the twentieth day of each February, May, August and November. While this past pattern with respect to timing of the dates we pay dividends is expected to be followed generally in the future, dividends are paid if, as and when declared by our board of directors. There can be no assurance as to the declaration or payment of a dividend, and nothing contained in the plan obligates us to declare or pay any dividend on our common stock. The plan does not represent a guarantee of future dividends.

20.   How are optional cash purchases made?

        All plan participants are eligible to request optional cash purchases at any time. Other interested investors that are not one of our existing stockholders are also eligible to make an initial investment in common stock through an optional cash purchase by submitting an enrollment form.

        You can make an optional cash investment when joining the plan by enclosing a check with the enrollment form. Cash, third party checks, money orders, travelers checks and checks not drawn on a U.S. bank or not in U.S. currency will not be accepted and will be returned to sender. Thereafter, optional cash investments should be accompanied by the transaction request form located at the bottom of your statement. Using this form expedites the purchase and ensures proper posting of the shares to your account. Replacement statements may be requested by contacting The Bank of New York Shareholder Service Center at 1-866-857-2227 on or before January 8, 2009 or, thereafter, by contacting Wells Fargo Shareowner Services at 1-800-468-9716.

        Individuals who elect to make monthly purchases may do so by check or by Electronic Funds Transfer (ACH). If the second option is chosen your optional cash investment will be deducted from your checking or savings account on the 25th day of each month or, if such date is not a business day, the deduction will be made on the preceding business day, and will be applied to optional cash purchases in the following month.

        Up to and including January 8, 2009, optional cash payments may also be made by check drawn on a U.S. bank, in U.S. currency, payable to "HCP Dividend Reinvestment and Stock Purchase Plan." Third party checks will not be accepted and will be returned to sender. Mail the transaction request form attached to the bottom of your statement along with your check to the agent at:

The Bank of New York
Shareowner Services
P. O. Box 358035
Pittsburgh, PA 15252-8035

        Beginning January 9, 2009, optional cash payments may also be made by check drawn on a U.S. bank, in U.S. currency, payable to "Shareowner Services," with the account number written on the Memo line. Third party checks will not be accepted and will be returned to sender. Mail the transaction request form attached to the bottom of your statement along with your check to the agent at:

Wells Fargo Shareowner Services
P.O. Box 64856
St. Paul MN, 55164-0856

Certified or Overnight Mail:
Wells Fargo Shareowner Services
161 N. Concord Exchange
South Saint Paul, MN 55075-1139

Telephone Number: 1-800-468-9716
Outside the United States: 651-450-4064
Fax: 651-450-4085

        In the event that an optional cash investment check is returned unpaid for any reason or your designated bank account for ACH does not have sufficient funds for your authorized monthly deduction, the agent will immediately remove from your account any shares already purchased upon the prior credit for such funds.

        The agent will thereupon be entitled to sell any such shares to satisfy any uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of the uncollected amounts, the agent reserves the right to sell such additional shares from your account as may be necessary to satisfy the uncollected balance.

        It is your responsibility to immediately notify The Bank of New York or Wells Fargo Shareowner Services, as applicable, of any changes in ACH information as it relates to your authorized monthly deductions. Changes to ACH information must be submitted to The Bank of New York or Wells Fargo

Shareowner Services, as applicable, in writing. Participants may call The Bank of New York at 1-866-857-2227 or Wells Fargo Shareowner Services at 1-800-468-9716, as applicable, to request a new ACH enrollment form.

        Up to and including January 8, 2009, participants will be charged a fee of $20.00 for returned checks and failed automatic ACH investments. Beginning January 9, 2009, participants will be charged a fee of $25.00 for returned checks and failed automatic ACH investments.

        Optional cash purchases should be received by The Bank of New York no later than one business day prior to the investment date. Optional cash purchases should be received by Wells Fargo Shareowner Services no later than 5:00 pm Central Time, one business day prior to the investment date. All optional cash purchases made in excess of the plan limit with our permission may be made only by wire transfer to the account referenced on the waiver form. Inquiries regarding other forms of payments and all other written inquiries should be directed to the agent at the address referenced herein.

21.   Will we pay interest on funds we hold for optional cash purchases prior to investment?

        No interest will be earned on funds held for optional cash purchases prior to investment. Consequently, we strongly suggest that you deliver funds to be used for investment in optional cash purchases to the agent shortly before but not after the applicable optional cash investment due date so that your funds are not held over to the following investment date. Any questions regarding the optional cash investment due dates or the dates as of which funds should be delivered should be directed to the agent at the address and telephone number included above.

        You should be aware that since investments under the plan are made as of specified dates, you may lose any advantage that otherwise might be available from being able to select the timing of an investment. Neither we nor the agent can assure a profit or protect against a loss on shares of common stock purchased under the plan.

22.   What are the federal income tax consequences of participating in the plan?

        If you reinvest dividends you will still be treated for federal income tax purposes as having received a dividend on the dividend payment date. By reinvesting dividends you will be liable for the payment of income tax on the dividends despite not receiving an immediate cash distribution to satisfy the tax liability. In addition, to the extent we pay brokerage commissions on your behalf or you acquire shares at a discount, for reinvested dividends and optional cash purchases, the Internal Revenue Service has indicated that you may be treated as having received a constructive distribution, which may give rise to additional tax liability. See "Supplemental United States Federal Income Tax Considerations."

23.   What if I have more than one account?

        For purposes of the limitations discussed in this Prospectus Supplement, we may aggregate all optional cash purchases for you if you have more than one account which uses the same social security or taxpayer identification number. If you are unable to supply a social security or taxpayer identification number, your participation may be limited by us to only one plan account. Also for the purpose of these limitations, all plan accounts that we believe to be under common control or management or to have common ultimate beneficial ownership may be aggregated. Unless we have determined that reinvestment of dividends and optional cash purchases for each account would be consistent with the purposes of the plan, we will have the right to aggregate all of these accounts and to return, without interest, any amounts in excess of the investment limitations.

24.   Will certificates be issued for share purchases?

        All shares purchased pursuant to the plan may be held together in the name of the agent or its nominee and credited to each individual account in "book entry" form. This service protects against the loss, theft, or destruction of certificates evidencing shares. Upon your request, upon your withdrawal from the plan or upon termination of the plan, the agent will have certificates issued and delivered for all full shares credited to your account. In order to expedite your request to receive certificated shares, use the transaction request form attached to the bottom of your statement. Certificates will be issued only in the same names as those enrolled in the plan. In no event will certificates for fractional shares be issued.

25.   May I add shares of common stock to my account by transferring stock certificates that I possess?

        You may send to the plan for safekeeping all common stock certificates which you hold. The safekeeping of shares offers the advantage of protection against loss, theft or destruction of certificates as well as convenience, if and when shares are sold through the plan. All shares represented by certificates will be kept for safekeeping in "book entry" form and combined with any full and fractional shares then held by the plan for you. To deposit certificates for safekeeping under the plan, you must submit the transaction request form attached to the bottom of your statement.

        Up to and including January 8, 2009, stock certificates and the transaction request form as well as all other transaction processing should be directed to The Bank of New York at:

The Bank of New York
Shareowner Services
480 Washington Boulevard
Jersey City, NJ 07310

        All written inquiries about the safekeeping service or otherwise should be directed to The Bank of New York at:

The Bank of New York
Shareowner Services
P. O. Box 358035
Pittsburgh, PA 15252-8035

        Beginning January 9, 2009, stock certificates and the transaction request form as well as all other transaction processing should be directed to Wells Fargo Shareowner Services at:

Wells Fargo Shareowner Services
P.O. Box 64856
St. Paul MN, 55164-0856

Certified or Overnight Mail:
Wells Fargo Shareowner Services
161 N. Concord Exchange
South Saint Paul, MN 55075-1139

Telephone Number: 1-800-468-9716
Outside the United States: 651-450-4064
Fax: 651-450-4085

        Because you bear the risk of loss when sending stock certificates through the mail we suggest that you send them registered insured for at least 2% of the current market value. Please do not endorse certificates.

        You may withdraw shares that you deposited for safekeeping by calling the agent by telephone or by submitting the form included with the account statements. All written inquiries about the agent's safekeeping service should be sent to the address as set forth in Question 4, "Who will administer the plan?"

26.   What reports will be sent to participants in the plan?

        Unless you participate in the plan through a broker, bank or nominee, you will receive from the agent a detailed statement of your account following each dividend payment and when there is purchase activity in your account. These detailed statements will show total cash dividends received, optional cash purchases made, shares purchased, including fractional shares, and price paid per share in such year, and the total shares held in the plan. You should keep these statements to determine the tax basis for shares purchased pursuant to the plan.

        If the purchase involves dividend reinvestment, then the statement will also show your total distribution and the amount of your dividend that was reinvested in shares of common stock. In addition, the agent will send to you a copy of the annual report, proxy statements and federal income tax information for reporting distributions in addition to any other reports that it may send as it sees fit.

        The agent will send a statement following any sale activity in your account. In this statement you will receive a check with a Form 1099-B and information regarding the trade such as sale price, shares sold, fees, net dollars and taxes, if any. The sale will be recapped on your quarterly dividend statement.

        Both statements for purchases and sales will contain year to date summary information. You should keep these statements to determine the tax basis for shares purchased pursuant to the plan. Any participant that participates in the plan through a broker, bank or nominee, should contact that party for a similar statement.

27.   How may I withdraw from the plan? What happens when my participation is withdrawn or terminated?

        You may terminate participation in the plan by submitting to the agent the transaction request form attached to the bottom of your statement. We also have the right to terminate your participation in the plan. See Question 6 "Are there any restrictions on who is eligible to participate in the plan other than those described above?"

        After the agent receives your termination notice, dividends will be sent to you in the usual manner and no further optional cash purchases may be made until and unless you re-enroll in the plan. Notice of termination received by the agent less than three (3) days before an investment date may not be processed until after the investment date. Once termination has been effected, the agent will issue to you a certificate for all whole shares held under the plan. Alternatively, you may specify in the termination notice that some or all of the shares be sold. Any fractional shares held in your account under the plan at the time of termination will be converted to cash at the average price the agent obtains for all shares sold on that particular trading day, net of any brokerage commissions. If you dispose of all shares represented by certificates registered in your name on our books but do not give notice of termination under the plan, the agent will continue to reinvest dividends on shares held in your account under the plan until otherwise directed. If the request is received on or after the record date for a dividend, any cash dividend paid on that account will be reinvested for the account. The request will then be processed as soon as practicable after the dividend is reinvested and the additional shares are credited to your account. There will be no cost to you with respect to termination of your reinvestment of dividends through the plan other than the applicable sales fee with respect to any shares sold.

        We may also terminate the plan or your participation in the plan after written notice in advance mailed to you at the address appearing on the agent's records. Participants whose participation in the plan has been terminated will receive certificates for whole shares held in their accounts and a check for the cash value of any fractional share held in any plan account so terminated less any applicable fees.

        If your plan account balance falls below one full share, the agent reserves the right to liquidate the fraction and remit the proceeds, less any applicable fees, to you at your address of record and to terminate your participation in the plan.

28.   What happens if I sell or transfer shares of stock or acquire additional shares of stock?

        You may instruct the agent to sell some or all of your shares held in your account by notifying the agent by using the form included with account statements. Note: Your sale order will not be executed on the day your order is placed. You should therefore anticipate a difference between the price of the stock on the date you place the order and the price at which the shares are sold.

         Sale Order via IVR System.    The recommended method for placing sale orders is via the Interactive Voice Response (IVR) system. Up to and including January 8, 2009, you may place a sale order with The Bank of New York, by telephoning the Shareholder Service Center at 1-866-857-2227 and entering your social security number or Taxpayer ID at the prompt. Daily sale orders are generally accepted until 6:00 p.m. Eastern Time. Sale orders placed via the IVR before 6:00 p.m. will generally be sold within two business days and in most cases be sold the next business day. Sales placed after 6:00 p.m. will be considered received the next business day. Sales are subject to stock exchange holidays, early closings and our black-out periods.

        Beginning January 9, 2009, you may place a sale order with Wells Fargo Shareowner Services, by telephoning the Shareholder Service Center at 1-800-468-9716 and entering your social security number or Taxpayer ID at the prompt. Daily sale orders are generally accepted until 5:00 p.m. Central Time. Sale orders placed via the IVR before 5:00 p.m. will generally be sold within two business days and in most cases be sold the next business day. Sales placed after 5:00 p.m. will be considered received the next business day. Sales are subject to stock exchange holidays, early closings and our black-out periods.

         Sale Order via Internet.    Up to and including January 8, 2009, you may instruct The Bank of New York to sell some or all of your plan shares by placing a sale order via the Internet. To place a sale order, you first need to request a PIN by visiting The Bank of New York's website at www.bnymellon.com/shareowner.

        Beginning January 9, 2009, you may instruct Wells Fargo Shareowner Services to sell some or all of your plan shares by placing a sale order via the Internet. To place a sale order, you first need to request a PIN by visiting Wells Fargo Shareowner Services' website at www.shareowneronline.com.

         Sale Order by Mail.    You may use the stub from the plan statement that you receive from the agent to sell your shares. You must complete and sign the stub and mail the instructions to the agent. All listed participants must sign the instruction form. Sale orders received by mail will be executed by the agent promptly after receipt.

        The Bank of New York will sell shares through BNY Brokerage Inc., a registered broker dealer, as soon as practicable after receipt of a proper notice. Wells Fargo Shareowner Services will sell shares through Wells Fargo Investments, a registered broker dealer, as soon as practicable after receipt of a proper notice. Shares to be sold may be commingled with those of other participants requesting sale of their shares, and the proceeds to each participant will be based on the average price for all shares sold by the agent during the day of sale. You should understand that the price of the common stock may go down as well as up between the date a request to sell is received and the date the sale is executed. The plan does not offer the ability for you to specify either the dates or the prices at which shares are to be sold through the agent.

        If a request to sell shares is received on or after the record date for a dividend, any cash dividend paid on the shares will be reinvested, if applicable.

        There is a transaction fee for selling shares through the agent in addition to your pro rata share of trading fees or brokerage commissions.

        If you have elected to have dividends automatically reinvested in the plan and subsequently sell or transfer all or any part of the shares registered in your name, automatic reinvestment will continue as long as shares are registered in your name or held for you by the agent or until termination of enrollment. Similarly, if you have elected the full or partial dividend reinvestment option under the plan and subsequently acquire additional shares registered in your name, dividends paid on the shares will automatically be reinvested until termination of enrollment. If, however, you have elected the optional cash purchases only option and subsequently acquire additional shares that are registered in your name, dividends paid on the shares will not be automatically reinvested under the plan.

29.   How may I transfer all or a part of my shares held in the plan to another person?

        You may transfer ownership of all or part of your shares held in the plan through gift, private sale or otherwise, by mailing to the agent at the address listed in Question 4, "Who will administer the plan?" a properly executed stock assignment, along with a letter with specific instructions regarding the transfer and a Substitute Form W-9 (Certification of Taxpayer Identification Number) completed by the transferee. Requests for transfer of shares held in the plan are subject to the same requirements as the transfer of common stock certificates, including the requirement of a medallion signature guarantee on the stock assignment. The agent will provide you with the appropriate forms upon request. If you have any stock certificates bearing a restrictive legend in your account, the agent will comply with the provisions of the restrictive legend before effecting a sale or transfer of the restricted shares. All transfers will be subject to the limitations on ownership and transfer provided in our charter which are summarized in the accompanying Prospectus and which are incorporated into this Prospectus Supplement by reference.

30.   How will my shares be voted?

        For any meeting of stockholders, you will receive proxy materials in order to vote all shares held by the plan for your account. All shares will be voted as designated by you or may be voted in person at the meeting of stockholders. If no instructions or executed proxy are received, the shares will not be voted. If you hold your shares through a broker, bank or nominee, that person will receive the proxy materials and you will need to contact that person in order to vote your shares.

31.   Who pays the expenses of the plan?

        We will pay all day-to-day costs of the administration of the plan. You will only be responsible for an enrollment fee of $10, a service fee of $15 per transaction, a sales commission of $0.10 per share, an electronic deposit fee of $5, and your pro rata share of trading fees and any brokerage commissions associated with your sales of shares of common stock attributable to you under the plan. Additionally, there are fees associated with returned checks and failed automatic ACH investments ($20 through January 8, 2009, $25 thereafter) and ordering duplicate statements for prior years ($15 per year).

32.   What are our or the agent's responsibilities under the plan?

        The agent is acting solely as agent of the Company and owes no duties, fiduciary or otherwise, to any other person by reason of the plan, and no implied duties, fiduciary or otherwise, shall be read into the plan.

        The agent undertakes to perform such duties and only such duties as are expressly set forth herein, to be performed by it, and no implied covenants or obligations shall be read into the plan against the agent or the Company.

        In the absence of negligence or willful misconduct on its part, the agent, whether acting directly or through agents or attorneys shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder. In no event shall the agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

        The agent shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; and (ii) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

        The agent shall not be responsible or liable for any failure or delay in the performance of its obligations under the plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

33.   What happens if we issue a stock dividend, subscription rights, declare a stock split or make any other distribution in respect of shares of common stock?

        You will automatically receive a credit to your plan account for any stock dividend, stock split or other distribution in respect of shares of common stock that we may declare. In the event that we make available to the holders of our common stock subscription rights to purchase additional shares of common stock or other securities, the agent will sell the rights accruing to all shares held by the agent for participants and will apply the net proceeds of the sale to the purchase of common stock with the next monthly optional cash purchase. If you do not want the agent to sell the rights and invest the proceeds, you can notify the agent by submitting an updated enrollment form and you can request distribution of subscription or other purchase rights directly to yourself. This will permit you to personally exercise, transfer or sell the rights associated with the shares. The processing of dividend reinvestments or optional cash purchases may be curtailed or suspended until the completion of any stock dividend, stock split or other distribution.

34.   May shares in my account be pledged?

        You may not pledge shares credited to your or any other participant's account and any purported pledge will be void. If you wish to pledge shares, those shares must be withdrawn from the plan.

35.   May the plan be changed or terminated?

        We may amend, modify, suspend or terminate the plan at any time. You will be notified by the agent in writing of any substantial modifications made to the plan. Any amendment may include an appointment by the agent in its place of a successor agent under the terms and conditions set forth herein, in which event we are authorized to pay the successor for the account of each participant, all dividends and distributions payable on common stock held by the participant under the plan for application by the successor as provided herein. Notwithstanding the foregoing, such action shall not have any retroactive effect that would prejudice your interests.

36.   What law governs the plan?

        The plan will be governed by the law of the State of Maryland.

 Supplemental United States Federal Income Tax Considerations

        The following is a general summary of the material United States federal income tax consequences to U.S. participants in the plan, as well as considerations regarding our election to be taxed as a REIT and the ownership and disposition of shares of our common stock. This summary does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based on current law, is for general information only and is not tax advice. This summary supplements in its entirety the discussion under "United States Federal Income Tax Considerations" in the accompanying Prospectus relating to our election to be taxed as a REIT and the ownership and disposition of our common stock.

        This summary is limited to holders who hold shares of our common stock as capital assets (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code")). In addition, this discussion does not purport to deal with all aspects of taxation that may be relevant to holders of shares of our common stock in light of their personal investment or tax circumstances, or to holders who receive special treatment under the federal income tax laws except to the extent discussed specifically herein. Holders of common stock receiving special treatment include, without limitation:

  •
  banks, insurance companies, or other financial institutions;

  •
  holders subject to the alternative minimum tax;

  •
  tax-exempt organizations;

  •
  brokers or dealers in securities or commodities;

  •
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  except to the extent specifically discussed below, non-U.S. holders (as defined below);

  •
  persons that are S-corporations, real estate investment trusts, regulated investment companies, partnerships or other pass-through entities;

  •
  expatriates and certain former citizens or long-term residents of the United States;

  •
  U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

  •
  persons who hold shares of our common stock as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction; or

  •
  persons deemed to sell shares of our common stock under the constructive sale provisions of the Internal Revenue Code.

        In addition, this discussion does not address any state, local or foreign tax consequences associated with participation in the plan, the ownership of our common stock or our election to be taxed as a REIT.

        The information in this summary is based on:

  •
  the Internal Revenue Code;

  •
  current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code;

  •
  the legislative history of the Internal Revenue Code;

  •
  current administrative interpretations and practices of the Internal Revenue Service; and

  •
  court decisions;

in each case, as of the date of this Prospectus Supplement. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings that are not binding on the Internal Revenue Service except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations described in this Prospectus Supplement and the accompanying Prospectus. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the Internal Revenue Service that we qualify as a REIT or regarding the tax consequences associated with participating in the plan, and the statements in this Prospectus Supplement are not binding on the Internal Revenue Service or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the Internal Revenue Service or will be sustained by a court if so challenged.

You are urged to consult your tax advisor regarding the specific tax consequences to you of:

  •
  participation in the plan;

  •
  the acquisition, ownership and sale or other disposition of shares of our common stock, including the federal, state, local, foreign and other tax consequences;

  •
  our election to be taxed as a REIT for federal income tax purposes; and

  •
  potential changes in applicable tax laws.

Participation in the Plan by U.S. Participants

        The following summary describes certain United States federal income tax consequences of participating in the plan to U.S. participants. When we use the term "U.S. participant," we mean a participant in the plan who, for United States federal income tax purposes, is:

  •
  an individual citizen or resident of the United States;

  •
  a corporation, partnership, limited liability company or other entity taxable as a corporation or partnership for federal income tax purposes created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate, the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust that (1) is subject to the primary supervision of a United States court and the control of one or more United States persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

        Distributions you receive on shares of our common stock you hold in the plan and that are reinvested in newly issued shares will be treated for federal income tax purposes as a taxable stock distribution to you. Accordingly, you will receive taxable dividend income in an amount equal to the fair market value of the shares of our common stock that you receive on the date we make distributions (to the extent we have current or accumulated earnings and profits for federal income tax purposes). We intend to take the position that the fair market value of the newly issued shares purchased with reinvested distributions equals the average of the high and low NYSE prices of our common stock on the date we make such distributions. The treatment described above will apply to you whether or not the shares are issued to you at a discount. On the other hand, we intend to take the position that distributions you receive on shares of our common stock you hold in the plan that are reinvested in shares of our common stock purchased by the agent in the open market or in privately negotiated transactions are treated for federal income tax purposes as a taxable dividend to you in an amount equal to the purchase price of such shares (to the extent that we have current or accumulated earnings and profits for federal income tax purposes).

        Your statement of account will show the fair market value of the common stock purchased with reinvested distributions on the applicable date we make distributions. You also will receive a Form 1099-DIV after the end of the year which will show for the year your total dividend income, your amount of any return of capital distribution and your amount of any capital gain dividend.

        The Internal Revenue Service has indicated in certain private letter rulings that a participant in both the dividend reinvestment and optional cash purchase portions of a plan similar to our plan who makes an optional cash purchase under the plan will be treated as having received a distribution equal to the excess, if any, of the fair market value on the investment date of the common shares over the amount of the optional cash payment made by the participant. Certain other private letter rulings have held that a participant in only the optional cash purchase portion of a plan who makes an optional cash purchase of shares under the plan at a discount will not be treated as having received a distribution. We presently intend to take the position that a holder who makes an optional cash purchase of common shares under the plan will be treated as having received a distribution equal to the excess, if any, of the fair market value on the investment date of the common shares, including any discount, over the amount of the optional cash payment made by the participant. We also intend to take the position that the fair market value for such determination will be equal to the average of the high and low NYSE prices of our common stock on the applicable investment date. Any such distribution would result in taxable dividend income, reduced basis in the shares of common stock, capital gain or some combination thereof, under the rules described above.

        Under the plan, we will bear any trading fees or brokerage commissions related to the acquisition of, but not the sale of, shares of our common stock. The Internal Revenue Service has held in certain private letter rulings that brokerage commissions paid by a corporation with respect to open market purchases on behalf of participants in a dividend reinvestment plan or pursuant to the optional cash purchase features of a plan were to be treated as constructive distributions to participants who were shareholders of the corporation. In these rulings the Internal Revenue Service determined that the payment of these fees or commissions was subject to income tax in the same manner as distributions and includable in the participant's cost basis of the shares purchased. Accordingly, to the extent that we pay brokerage commissions with respect to any open market or privately negotiated purchases made with reinvested dividends or optional cash purchases by the agent, we presently intend to take the position that shareholder participants received their proportionate amount of the commissions as distributions in addition to the amounts described above. We intend to take the position that administrative expenses of the plan paid by us are not constructive distributions to you.

        Your tax basis in your common shares acquired under the dividend reinvestment features of the plan generally will equal the total amount of distributions you are treated as receiving, as described above. Your tax basis in your common shares acquired through an optional cash purchase under the plan generally will equal the total amount of any distributions you are treated as receiving, as described above, plus the amount of the optional cash payment. Your holding period for the shares of our common stock acquired under the plan will begin on the day following the date such shares were purchased for your account. Consequently, shares of our common stock purchased in different quarters will have different holding periods.

        You will not realize any gain or loss when you receive certificates for whole shares of our common stock credited to your account, either upon your request, when you withdraw from the plan or if the plan terminates. However, you will recognize gain or loss when whole shares of our common stock or rights applicable to our common stock acquired under the plan are sold or exchanged. You will also recognize gain or loss when you receive a cash payment for a fractional share of our common stock credited to your account when you withdraw from the plan or if the plan terminates. The amount of your gain or loss will equal the difference between the amount you receive for your shares or fractional shares of our common stock or rights applicable to common stock, net of any costs of sale paid by you, and your adjusted tax basis of such shares.

Taxation of the Company

         General.    We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 1985. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 1985. We currently intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Internal Revenue Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See "—Failure to qualify."

        The sections of the Internal Revenue Code and the corresponding Treasury Regulations that relate to the qualification and taxation of a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Internal Revenue Code that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, Treasury Regulations, and related administrative and judicial interpretations thereof.

        Latham & Watkins LLP has acted as our tax counsel in connection with this Prospectus Supplement and our election to be taxed as a REIT. Latham & Watkins LLP has rendered an opinion to us to the effect that, commencing with our taxable year ended December 31, 1985, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in factual certificates provided by one of our officers. In addition, this opinion was based upon our factual representations set forth in the accompanying Prospectus and this Prospectus Supplement. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Internal Revenue Code which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. See "—Failure to qualify." Further, the anticipated income tax treatment described in this Prospectus Supplement may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to its date.

        Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that ordinarily results from investment in a C corporation. A C corporation is a corporation that is generally required to pay tax at the corporate-level. Double taxation generally means taxation that occurs once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will be required to pay federal income tax, however, as follows:

  •
  We will be required to pay tax at regular corporate tax rates on any undistributed REIT taxable income, including undistributed net capital gains.

  •
  We may be required to pay the "alternative minimum tax" on our items of tax preference under some circumstances.

  •
  If we have: (a) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business; or (b) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property and for which an election is in effect.

  •
  We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

  •
  If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (a) the greater of (i) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test and (ii) the amount by which 95% of our gross income (90% for our taxable years ended on or prior to December 31, 2004) exceeds the amount qualifying under the 95% gross income test, multiplied by (b) a fraction intended to reflect our profitability.

  •
  If we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

  •
  If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

  •
  We will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for the year, (b) 95% of our REIT capital gain net income for the year, and (c) any undistributed taxable income from prior periods.

  •
  If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation (as is expected to have occurred in accordance with the Advisor merger in 2006 and our acquisition of Slough Estates USA, Inc. ("SEUSA") in 2007), and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that certain elections specified in applicable Treasury Regulations are either made or forgone by us or by the entity from which the assets are acquired, in each case, depending upon the date such acquisition occurred.

  •
  We will be required to pay a 100% tax on any "redetermined rents," "redetermined deductions" or "excess interest." In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a "taxable REIT subsidiary" of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's-length negotiations.

  •
  Certain of our subsidiaries are C corporations, the earnings of which will be subject to federal corporate income tax.

         Requirements for qualification as a REIT.    The Internal Revenue Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  that issues transferable shares or transferable certificates to evidence its beneficial ownership;

  (3)
  that would be taxable as a domestic corporation but for special Internal Revenue Code provisions applicable to REITs;

  (4)
  that is not a financial institution or an insurance company within the meaning of certain provisions of the Internal Revenue Code;

  (5)
  that is beneficially owned by 100 or more persons;

  (6)
  not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

  (7)
  that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        The Internal Revenue Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term "individual" includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

        We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter documents provide for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions are described in "Description of Capital Stock We May Offer—Transfer and Ownership Restrictions Relating to our Common Stock," "Description of Capital Stock We May Offer—Business Combination Provisions" and "Description of Capital Stock We May Offer—Transfer and Ownership Restrictions Relating to our Preferred Stock" in the accompanying Prospectus. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next two sentences, our status as a REIT will terminate. See "—Failure to qualify." If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement.

        In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

         Ownership of interests in partnerships and limited liability companies.    We own and operate one or more properties through partnerships and limited liability companies. Treasury Regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership based on our interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, we will be deemed to be entitled to our proportionate share of the income of the partnership. The assets and gross income of the partnership retains the same character in our hands, including for purposes of satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include such partnership's share of assets and items of income of any partnership in which it owns an interest. A brief summary of the rules governing the federal income taxation of partnerships and their partners is included below in "—Tax aspects of the partnerships." The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities that are treated as partnerships for tax purposes.

        We have direct or indirect control of certain partnerships and limited liability companies and intend to continue to operate them in a manner consistent with the requirements for our qualification as a REIT. We are a limited partner or non-managing member in certain partnerships and limited liability companies. If any such partnership or limited liability company were to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in a time frame which would allow us to dispose of our interest in the applicable entity or take other corrective action on a timely basis. In that case, unless we were entitled to relief, as described below, we would fail to qualify as a REIT.

         Ownership of interests in qualified REIT subsidiaries.    We own and operate a number of properties through our wholly-owned subsidiaries that we believe will be treated as "qualified REIT subsidiaries" under the Internal Revenue Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of its outstanding stock and if we do not elect with the subsidiary to treat it as a "taxable REIT subsidiary," as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Internal Revenue Code (including all REIT qualification tests). Thus, in applying the federal tax requirements described in this Prospectus Supplement, the subsidiaries in which we own a 100% interest (other than any taxable REIT subsidiaries) are ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries are treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer's securities or more than 5% of the value of our total assets, as described below in "—Asset tests."

         Ownership of interests in subsidiary REITs.    We own an interest in HCP Life Science REIT, Inc. ("HCP Life Science REIT") which has elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with its initial taxable year ending December 31, 2007. Provided that HCP Life Science REIT qualifies as a REIT, our interest in HCP Life Science REIT will be treated as a qualifying real estate asset for purposes of the REIT asset tests and any dividend income or gains derived by us from HCP Life Science REIT will generally be treated as income that qualifies for purposes of the REIT gross income tests. To qualify as a REIT, HCP Life Science REIT must independently satisfy the various REIT qualification requirements described in this summary. If HCP Life Science REIT were to fail to qualify as a REIT, and certain relief provisions do not apply, it would be treated as a regular taxable corporation and its income would be subject to federal income tax. In addition, a failure of HCP Life Science REIT to qualify as a REIT would have an adverse effect on our ability to comply with the REIT income and asset tests, and thus our ability to qualify as a REIT.

         Ownership of interests in taxable REIT subsidiaries.    A taxable REIT subsidiary of ours is an entity treated as a corporation (other than a REIT) in which we directly or indirectly hold stock, and that has made a joint election with us to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any entity treated as corporation (other than a REIT) with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. A taxable REIT subsidiary generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT, except that a taxable REIT subsidiary may not directly or indirectly operate or manage a lodging or healthcare facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or health care facility is operated. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary's debt to equity ratio and interest expense are not satisfied. We currently own interests in several taxable REIT subsidiaries, and may acquire interests in additional taxable REIT subsidiaries in the future. Our ownership of securities of our taxable REIT subsidiaries will not be subject to the 5% or 10% asset tests described below. See "—Asset tests."

         Income tests.    We must satisfy two gross income requirements annually to maintain our qualification as a REIT:

  •
  First, each taxable year, we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions entered into after July 30, 2008, and certain foreign currency gains recognized after July 30, 2008, from (a) certain investments relating to real property or mortgages on real property, including "rents from real property" and, in some circumstances, interest, or (b) some types of temporary investments; and

  •
  Second, each taxable year, we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains recognized after July 30, 2008, from the real property investments described above, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

        For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        Rents we receive from a tenant will qualify as "rents from real property" for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

  •
  The amount of rent must not be based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term "rents from real property" solely because it is based on a fixed percentage or percentages of receipts or sales;

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  We, or an actual or constructive owner of 10% or more of our capital stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents we receive from such a tenant that also is our taxable REIT subsidiary, however, will not be excluded from the definition of "rents from real property" as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a "controlled taxable REIT subsidiary" is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as "rents from real property." For purposes of this rule, a "controlled taxable REIT subsidiary" is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock. In addition, rents we receive from a tenant that also is our taxable REIT subsidiary will not be excluded from the definition of "rents from real property" as a result of our ownership interest in the taxable REIT subsidiary if the property to which the rents relate is a qualified lodging facility, or after January 1, 2009, a qualified health care property, and such property is operated on behalf of the taxable REIT subsidiary by a person who is an independent contractor and certain other requirements are met;

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  Rent attributable to personal property, leased in connection with a lease of real property, must not be greater than 15% of the total rent we receive under the lease. If this condition is not met, then the portion of rent attributable to the personal property will not qualify as "rents from real property;" and

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  We generally must not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as "rents from real property." Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary's provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

        We generally do not intend to receive rent which fails to satisfy any of the above conditions. Notwithstanding the foregoing, we may have taken and may continue to take actions which fail to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax counsel, that those actions will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the Internal Revenue Service will agree with our determinations of value.

        Income we receive that is attributable to the rental of parking spaces at our properties will constitute rents from real property for purposes of the REIT gross income tests if any services provided with respect to the parking facilities are performed by independent contractors from whom we derive no income, either directly or indirectly, or by a taxable REIT subsidiary, and certain other requirements are met. With the exception of some parking facilities we operate, we believe that the income we receive that is attributable to parking facilities meets these tests and, accordingly, will constitute rents from real property for purposes of the REIT gross income tests.

        From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Internal Revenue Code will not constitute gross income and thus will be exempt from the 95% gross income test to the extent such a hedging transaction is entered into on or after January 1, 2005, and will not constitute gross income and thus will be exempt from the 75% gross income test to the extent such hedging transaction is entered into after July 30, 2008. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into on or prior to July 30, 2008 will be treated as nonqualifying income for purposes of the 75% gross income test. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into prior to January 1, 2005 will be qualifying income for purposes of the 95% gross income test. The term "hedging transaction," as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) for hedging transactions entered into after July 30, 2008, currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test. To the extent that we do not properly identify such transactions as hedges, we hedge other risks or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

        We have made an investment in a property located in Mexico. This investment could cause us to incur foreign currency gains or losses. Prior to July 30, 2008, the characterization of any such foreign currency gains for purposes of the REIT gross income tests was unclear, though the Internal Revenue Service had indicated that REITs may apply the principles of proposed Treasury Regulations to determine whether such foreign currency gain constitutes qualifying income under the REIT income tests. As a result, we anticipated that any foreign currency gain we recognized relating to rents we receive from our property located in Mexico were qualifying income for purposes of the 75% and 95% gross income tests. Any foreign currency gains recognized after July 30, 2008 to the extent attributable to specific items of qualifying income or gain, or specific qualifying assets, however, generally will not constitute gross income for purposes of the 75% and 95% gross income tests, and therefore will be exempt from these tests.

        Dividends we receive from our taxable REIT subsidiaries will qualify under the 95%, but not the 75%, REIT gross income test.

        The Department of Treasury has the authority to determine whether any item of income or gain recognized after July 30, 2008, which does not otherwise qualify under the 75% or 95% gross income tests, may be excluded as gross income for purposes of such tests or may be considered income that qualifies under either such test.

        We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year will not exceed the limit on nonqualifying income under the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Internal Revenue Code. Commencing with our taxable year beginning January 1, 2005, we generally may make use of the relief provisions if:

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  following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

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  our failure to meet these tests was due to reasonable cause and not due to willful neglect.

        It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in "—Taxation of the Company—General," even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite our periodic monitoring of our income.

         Prohibited transaction income.    Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Our gain would include any gain realized by our qualified REIT subsidiaries and our share of any gain realized by any of the partnerships or limited liability companies in which we own an interest. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation and to engage in the business of acquiring, developing and owning our properties. We have made, and may in the future make, occasional sales of the properties consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. The Internal Revenue Service may contend, however, that one or more of these sales is subject to the 100% penalty tax.

         Like-kind exchanges.    We have in the past disposed of properties in transactions intended to qualify as like-kind exchanges under the Internal Revenue Code, and may continue this practice in the future. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

         Penalty tax.    Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished by one of our taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Internal Revenue Code.

        We believe that, in all instances in which our taxable REIT subsidiaries provide services to our tenants, the fees paid to such taxable REIT subsidiaries for such services are at arm's-length rates, although the fees paid may not satisfy the safe harbor provisions referenced above. These determinations are inherently factual, and the Internal Revenue Service has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the Internal Revenue Service successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm's-length fee for tenant services over the amount actually paid.

         Asset tests.    At the close of each calendar quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets.

        First, at least 75% of the value of our total assets, including assets held by our qualified REIT subsidiaries and our allocable share of the assets held by the partnerships and other entities treated as partnerships for federal income tax purposes in which we own an interest, must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term "real estate assets" generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public debt offering with a term of at least five years, but only for the one-year period beginning on the date we receive such proceeds.

        Second, not more than 25% of the value of our total assets may be represented by securities other than those securities includable in the 75% asset test.

        Third, of the investments included in the 25% asset class and except for certain investments in other REITs, our qualified REIT subsidiaries and our taxable REIT subsidiaries, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Solely for purposes of the 10% value test, however, certain securities including, but not limited to, "straight debt" securities having specified characteristics, loans to an individual or an estate, obligations to pay rents from real property and securities issued by a REIT, are disregarded as securities. In addition, commencing with our taxable year beginning January 1, 2005, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code. For years prior to 2001, the 10% limit applies only with respect to voting securities of any issuer and not to the value of the securities of any issuer.

        Fourth, not more than 20% (25% for taxable years beginning on or after January 1, 2009) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. The 20% asset test is effective for taxable years ending after December 31, 2000 and before January 1, 2009.

        We currently own 100% of the outstanding stock of several subsidiaries that have elected, together with us, to be treated as taxable REIT subsidiaries. So long as these subsidiaries qualify as taxable REIT subsidiaries, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of their securities. We may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries will not exceed 20% (or 25% for taxable years beginning on or after January 1, 2009) of the value of our gross assets. With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our ownership of the securities of any such issuer has complied with the 5% value limitation, the 10% voting securities limitation and the 10% value limitation. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the Internal Revenue Service will not disagree with our determinations of value. We also own, and may continue to make, certain loans that do not constitute real estate assets and which must qualify under the "straight debt safe harbor" in order to satisfy the 10% value limitation described above. We believe, based on the advice of our tax counsel, that all of these loans have qualified under this safe harbor.

        The asset tests described above must be satisfied at the close of each calendar quarter of our taxable year. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values unless we (directly or through our partnerships or limited liability companies) acquire securities in the applicable issuer, increase our ownership of securities of such issuer (including as a result of increasing our interest in a partnership or limited liability company which owns such securities), or acquire other assets. For example, our indirect ownership of securities of an issuer may increase as a result of our capital contributions to a partnership or limited liability company. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in a partnership or limited liability company), we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained and intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take such actions within 30 days after the close of any calendar quarter as may be required to cure any noncompliance.

        Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period, by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the Internal Revenue Service.

        Although we believe that we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner and the relief provisions described above are not available, we would cease to qualify as a REIT. See "—Failure to qualify" below.

         Annual distribution requirements.    To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

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  90% of our "REIT taxable income"; and

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  90% of our after tax net income, if any, from foreclosure property; minus

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  the excess of the sum of specified items of our non-cash income over 5% of our "REIT taxable income" as described below.

        For these purposes, our "REIT taxable income" is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveling of stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, and any like-kind exchanges that are later determined to be taxable.

        In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation (such as the Advisor), within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset, over (b) our adjusted basis in the asset, in each case, on the date we acquired the asset.

        We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the twelve-month period following the close of such year. These distributions generally are taxable to our existing stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. The amount distributed must not be preferential. To avoid being preferential, every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations.

        We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. If these timing differences occur, we may be required to borrow funds to pay cash dividends or to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

        Under certain circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction claimed for deficiency dividends.

        Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year, or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year, at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

        For purposes of the 90% distribution requirement and excise tax described above, distributions declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Failure to qualify

        Specified cure provisions are available to us in the event that we discover a violation of a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and assets tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate tax rates. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to our stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, subject to certain limitations under the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction and individuals may be eligible for preferential tax rates on any qualified dividend income. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year in which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax aspects of the partnerships

         General.    We own, directly or indirectly, interests in various partnerships and limited liability companies which are treated as partnerships or disregarded entities for federal income tax purposes and may own interests in additional partnerships and limited liability companies in the future. Our ownership interests in such partnerships and limited liability companies involve special tax considerations. These special tax considerations include, for example, the possibility that the Internal Revenue Service might challenge the status of one or more of the partnerships or limited liability companies in which we own an interest as partnerships or disregarded entities, as opposed to associations taxable as corporations, for federal income tax purposes. If a partnership or limited liability company in which we own an interest, or one or more of its subsidiary partnerships or limited liability companies, were treated as an association, it would be taxable as a corporation and would therefore be subject to an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change, and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See "—Taxation of the Company—Asset tests" and "—Taxation of the Company—Income tests." This, in turn, could prevent us from qualifying as a REIT. See "—Failure to qualify" for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of one or more of the partnerships or limited liability companies in which we own an interest might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

        Treasury Regulations that apply for tax periods beginning on or after January 1, 1997, provide that a domestic business entity not organized or otherwise required to be treated as a corporation (an "eligible entity") may elect to be taxed as a partnership or disregarded entity for federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997, will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an eligible entity which did not exist or did not claim a classification prior to January 1, 1997, will be classified as a partnership or disregarded entity for federal income tax purposes unless it elects otherwise. With the exception of certain limited liability companies that have elected to be treated as corporations and have also elected with us to be treated as taxable REIT subsidiaries of ours, the partnerships and limited liability companies in which we own an interest intend to claim classification as partnerships or disregarded entities under these Treasury Regulations. As a result, we believe that these partnerships and limited liability companies will be classified as partnerships or disregarded entities for federal income tax purposes and the remainder of the discussion under this section "—Tax aspects of the partnerships" is applicable only to such partnerships and limited liability companies.

         Allocations of income, gain, loss and deduction.    A partnership or limited liability company agreement generally will determine the allocation of income and losses among partners or members. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the related Treasury Regulations. Generally, Section 704(b) of the Internal Revenue Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of the partners or members. If an allocation is not recognized for federal income tax purposes, the relevant item will be reallocated according to the partners' or members' interests in the partnership or limited liability company, as the case may be. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The allocations of taxable income and loss in each of the entities treated as partnerships in which we own an interest are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the applicable Treasury Regulations.

         Tax allocations with respect to the properties.    Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Some of the partnerships and/or limited liability companies in which we own an interest were formed by way of contributions of appreciated property. The relevant partnership and/or limited liability company agreements require that allocations be made in a manner consistent with Section 704(c) of the Internal Revenue Code. This could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if the contributed properties were acquired in a cash purchase, and could cause us to be allocated taxable gain upon a sale of the contributed properties in excess of the economic or book income allocated to us as a result of such sale. These adjustments could make it more difficult for us to satisfy the REIT distribution requirements.

Tax liabilities and attributes inherited from SEUSA

        We acquired the stock of SEUSA through HCP Life Science REIT in August 2007. For United States federal income tax purposes, SEUSA was deemed to liquidate into HCP Life Science REIT in a tax-free liquidation immediately after the acquisition. As a result of this liquidation, HCP Life Science REIT succeeded to the tax attributes, including tax basis, and earnings and profits, if any, of SEUSA. To qualify as a REIT, HCP Life Science REIT must have distributed such non-REIT earnings and profits by the close of its 2007 taxable year. While we expect that HCP Life Science REIT satisfied this distribution requirement, any adjustments to SEUSA's income for taxable years ending on or before the acquisition, including as a result of an examination of SEUSA's tax returns by the Internal Revenue Service, could affect the calculation of SEUSA's earnings and profits. If the Internal Revenue Service were to determine that HCP Life Science REIT acquired non-REIT earnings and profits from SEUSA that it failed to distribute prior to the end of its 2007 taxable year, HCP Life Science REIT could nonetheless avoid disqualification as a REIT by using "deficiency dividend" procedures. Under these procedures, HCP Life Science REIT generally would be required to distribute any such earnings and profits to its stockholders within 90 days of the determination and pay a statutory interest charge at a specified rate to the Internal Revenue Service.

        Because SEUSA's tax basis in the assets transferred in the deemed liquidation carried over to HCP Life Science REIT, many of the properties formerly owned by SEUSA have fair market values in excess of their tax bases. This lower tax basis causes HCP Life Science REIT to have lower depreciation deductions than would be the case if we had directly purchased SEUSA's assets instead of its stock. In addition, if any of these properties were to be later sold in a taxable transaction, the gain would exceed that which would have been recognized if we had directly purchased SEUSA's assets instead of its stock.

        Additionally, if HCP Life Science REIT recognizes gain on the disposition of any properties formerly owned by SEUSA during the ten-year period beginning on the date on which it acquired the SEUSA stock, it will be required to pay tax at the highest regular corporate tax rate on such gain to the extent of the excess of (a) the fair market value of the asset over (b) its adjusted basis in the asset, in each case determined as of the date on which it acquired the SEUSA stock. Any taxes paid by HCP Life Science REIT would reduce the amount available for distribution by HCP Life Science REIT to us.

Tax liabilities and attributes inherited from CRP

        As described in the accompanying Prospectus, we acquired each of CNL Retirement Properties, Inc. ("CRP") and CNL Retirement Corp (the "Advisor") pursuant to a merger. If CRP failed to qualify as a REIT for any of its taxable years prior to our acquisition, it would be required to pay federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Unless statutory relief provisions apply, CRP would have been disqualified from treatment as a REIT for the four taxable years following the year during which it lost qualification. Because the merger was treated for income tax purposes as if CRP sold all of its assets to us in a taxable transaction, if CRP did not qualify as a REIT for the tax year of the merger, it would be subject to tax in respect of the built-in gain in all of its assets because it would not be eligible for the dividends paid deduction that is available to a REIT. "Built-in gain" generally means the excess of the fair market value of an asset over its adjusted tax basis. As successor-in-interest to CRP, we would be required to pay these taxes.

        In connection with the CRP merger, CRP's REIT counsel rendered an opinion to us, dated as of the closing date of the merger, generally to the effect that CRP qualified as a REIT under the Internal Revenue Code for the taxable years ending December 31, 1999 through December 31, 2005, CRP was organized in conformity with the requirements for qualification as a REIT, and CRP's method of operation had enabled CRP to satisfy the requirements for qualification as a REIT under the Internal Revenue Code for the taxable years ending on or prior to the closing date of the merger. This opinion was based on various assumptions and representations as to factual matters, including representations made by CRP in a factual certificate provided by one of its officers, as well as other oral and written statements of officers and other representatives of CRP and others as to the existence and consequence of certain factual and other matters. CRP's ability to have achieved and maintained qualification as a REIT through the closing date of the merger was dependent on its ability to achieve and maintain certain diversity of stock ownership requirements and, through actual annual operating results, certain requirements under the Internal Revenue Code regarding its income, assets and distribution levels. No assurance can be given that the actual ownership of CRP's stock and its actual operating results and distributions for any taxable year satisfy the tests necessary for CRP to have achieved and maintained its status as a REIT.

Tax liabilities and attributes inherited from the Advisor

        As a result of the Advisor merger, we succeeded to the assets and the liabilities of the Advisor, including any liabilities for unpaid taxes and any tax liabilities created in connection with the Advisor merger. At the closing of the Advisor merger, we received an opinion of our counsel, and the Advisor and the Advisor stockholders received an opinion of their counsel, substantially to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinions, for federal income tax purposes the Advisor merger qualified as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. To the extent that the Advisor merger so qualified, no gain or loss was recognized by the Advisor or us in the Advisor merger. Our tax basis in the Advisor's assets acquired in merger would be equal to the Advisor's tax basis in such assets immediately prior to the merger. If we dispose of such assets in a taxable transaction during the ten-year period beginning on the date of the Advisor merger, then we will be required to pay tax at the highest regular corporate tax rate on the gain recognized to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date of the Advisor merger. The opinions of counsel delivered in connection with the Advisor merger represent the best legal judgment of our counsel and counsel to the Advisor and the Advisor stockholders and are not binding on the Internal Revenue Service or the courts. Neither we nor the Advisor has requested nor will request a ruling from the Internal Revenue Service as to the tax consequences of the Advisor merger, and there can be no assurance that the Internal Revenue Service will agree with the conclusions in the above-described opinions.

        If the Advisor merger did not qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, the Advisor merger would have been treated as a sale of the Advisor's assets to us in a taxable transaction, and the Advisor would have recognized taxable gain. In such a case, as the Advisor's successor-in-interest, we would be required to pay the tax on any such gain. In addition, our tax basis in the Advisor's assets would be equal to the merger consideration paid to the Advisor stockholders, which could be higher than the tax basis of such assets if the Advisor merger qualified as a reorganization. This higher tax basis would cause us to have higher depreciation deductions and lower gain on the sale of the Advisor assets.

        As a result of the Advisor merger and assuming it qualified as a reorganization under the Internal Revenue Code, we succeeded to the tax attributes and earnings and profits of the Advisor. To qualify as a REIT, we must have distributed any such earnings and profits by the close of the taxable year in which the Advisor merger occurs. Any adjustments of the Advisor's income for taxable years ending on or before the Advisor merger, including as a result of an examination of the Advisor's tax returns by the Internal Revenue Service, could affect the calculation of the Advisor's earnings and profits. If the Internal Revenue Service were to determine that we acquired earnings and profits from the Advisor that we failed to distribute prior to the end of the taxable year in which the Advisor merger occurred, we could avoid disqualification as a REIT by using "deficiency dividend" procedures described above under "—Tax liabilities and attributes inherited from SEUSA."

Other tax consequences

        We may be required to pay tax in various state or local jurisdictions, including those in which we transact business, and our holders may be required to pay tax in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the federal income tax consequences discussed above. In addition, a holder's state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult their tax advisors regarding the effect of state and local tax laws on an investment in our shares.

Taxation of holders of our common stock

        The following summary describes certain of the United States federal income tax consequences of owning and disposing of our common stock.

Taxable U.S. stockholders generally

        If you are a U.S. holder, this section applies to you. Otherwise, the section entitled "Non-U.S. stockholders," applies to you. "U.S. holder" means a holder of our common stock that is:

  •
  an individual citizen or resident of the United States;

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  a corporation, partnership, limited liability company or other entity taxable as a corporation or partnership for federal income tax purposes created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate, the income of which is subject to United States federal income taxation regardless of its source; or

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  a trust that (1) is subject to the primary supervision of a United States court and the control of one or more United States persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

         Distributions generally.    Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than capital gain dividends and certain amounts that have previously been subject to corporate level tax, discussed below, will be taxable to taxable U.S. holders as ordinary income. See "—Tax rates" below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations. For purposes of determining whether distributions to holders of our common stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.

        To the extent that we make distributions on our common stock in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce the U.S. holder's adjusted tax basis in its shares of our common stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder's adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.

         Capital gain dividends.    Dividends that we properly designate as capital gain dividends will be taxable to taxable U.S. holders as gains from the sale or disposition of a capital asset, to the extent that such gains do not exceed our actual net capital gain for the taxable year. These dividends may be taxable to non-corporate U.S. holders at a 15% or 25% rate. U.S. holders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we are required by the terms of our corporate charter to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to the holders of our preferred stock in proportion to the amount that our total dividends, as determined for federal income tax purposes, paid or made available to the holders of such stock for the year bears to the total dividends, as determined for federal income tax purposes, paid or made available to holders of all classes of our stock for the year.

         Retention of net capital gains.    We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. holder generally would:

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  include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

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  be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. holder's long-term capital gains;

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  receive a credit or refund for the amount of tax deemed paid by it;

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  increase the adjusted basis of its common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

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  in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the Internal Revenue Service.

         Passive activity losses and investment interest limitations.    Distributions we make and gain arising from the sale or exchange by a U.S. holder of shares of our common stock will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any "passive losses" against this income or gain. A U.S. holder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the U.S. holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

         Dispositions of our common stock.    If a U.S. holder sells or disposes of shares of our common stock, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and its adjusted basis in the shares for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if the U.S. holder has held the stock for more than one year at the time of such sale or disposition. If, however, a U.S. holder recognizes loss upon the sale or other disposition of our common stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss, to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.

Tax rates

        The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain "capital gain dividends," has generally been reduced to 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) "qualified dividend income" has generally been reduced to 15%. In general, dividends payable by REITs are not eligible for the reduced tax rate on corporate dividends, except to the extent that certain holding requirements have been met and the REIT's dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries), to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year), or to dividends properly designated by the REIT as "capital gain dividends." The currently applicable provisions of the federal income tax laws relating to the 15% tax rate are currently scheduled to "sunset" or revert to the provisions of prior law effective for taxable years beginning after December 31, 2010, at which time the capital gains tax rate will be increased to 20% and the rate applicable to dividends will be increased to the tax rate then applicable to ordinary income. U.S. holders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income.

Backup withholding

        We report to our U.S. holders and the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a U.S. holder may be subject to backup withholding with respect to dividends paid unless the U.S. holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. holder's federal income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any holders who fail to certify their non-foreign status. See "—Non-U.S. stockholders."

Tax-exempt stockholders

        Dividend income from us and gain arising upon a sale of shares of our stock generally will not be unrelated business taxable income to a tax-exempt holder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt holder holds its shares as "debt-financed property" within the meaning of the Internal Revenue Code or if the shares are used in a trade or business of the tax-exempt holder. Generally, debt-financed property is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

        For tax-exempt holders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a "pension-held REIT" if it is able to satisfy the "not closely held" requirement without relying on the "look-through" exception with respect to certain trusts or if such REIT is not "predominantly held" by "qualified trusts." As a result of limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a "pension-held REIT," and as a result, the tax treatment described in this paragraph should be inapplicable to our holders. However, because our stock is publicly traded, we cannot guarantee that this will always be the case.

Non-U.S. stockholders

        The following discussion addresses the rules governing United States federal income taxation of the ownership and disposition of our common stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income taxation that may be relevant to a non-U.S. holder in light of its particular circumstances and does not address any state, local or foreign tax consequences. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state, local and foreign income tax laws on the acquisition, ownership, and disposition of shares of our common stock, including any reporting requirements.

         Distributions generally.    Distributions that are neither attributable to gain from our sale or exchange of United States real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a United States trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with such a trade or business will be subject to tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. holders are subject to tax, and are generally not subject to withholding. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the non-U.S. holder's adjusted basis in our common stock, but rather will reduce the non-U.S. holder's adjusted basis of such common stock. To the extent that these distributions exceed a non-U.S. holder's adjusted basis in our common stock, they will give rise to gain from the sale or exchange of such stock. The tax treatment of this gain is described below.

        For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. As a result, except with respect to certain distributions attributable to the sale of United States real property interests described below, we expect to withhold United States income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

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  a lower treaty rate applies and the non-U.S. holder files with us an Internal Revenue Service Form W-8BEN evidencing eligibility for that reduced treaty rate; or

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  the non-U.S. holder files an Internal Revenue Service Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder's trade or business.

        However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

         Capital gain dividends and distributions attributable to a sale or exchange of United States real property interests.    Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to United States federal income taxation, unless:

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  the investment in our common stock is treated as effectively connected with the non-U.S. holder's United States trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

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  the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

        Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as "FIRPTA," distributions to a non-U.S. holder that are attributable to gain from our sale or exchange of United States real property interests (whether or not designated as capital gain dividends) will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-U.S. holders would generally be taxed at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the Internal Revenue Service 35% (or 15% to the extent provided in Treasury Regulations) of any distribution to a non-U.S. holder that we designate as a capital gain dividend, or, if greater, 35% (or 15% to the extent provided in Treasury Regulations) of a distribution to the non-U.S. holder that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-U.S. holder's United States federal income tax liability. However, any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-U.S. holder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated in the same manner as ordinary dividend distributions.

         Retention of net capital gains.    Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of the common stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. holder would be able to offset as a credit against its United States federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the Internal Revenue Service a refund to the extent of the non-U.S. holder's proportionate share of such tax paid by us exceeds its actual United States federal income tax liability.

         Sale of our common stock.    Gain recognized by a non-U.S. holder upon the sale or exchange of our common stock generally will not be subject to United States federal income taxation unless such stock constitutes a United States real property interest within the meaning of FIRPTA. Our stock will not constitute a United States real property interest so long as we are a domestically-controlled qualified investment entity. As discussed above, a domestically- controlled qualified investment entity includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. holders. We believe, but cannot guarantee, that we have been a domestically-controlled qualified investment entity. Even if we have been a domestically-controlled qualified investment entity, because our capital stock is publicly traded, no assurance can be given that we will continue to be a domestically-controlled qualified investment entity.

        Notwithstanding the foregoing, gain from the sale or exchange of our common stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (1) the investment in our common stock is treated as effectively connected with the non-U.S. holder's United States trade or business or (2) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In general, even if we are a domestically controlled qualified investment entity, upon disposition of our common stock (subject to the 5% exception applicable to "regularly traded" stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of United States real property interest if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest and (2) acquires, enters into a contract or option to acquire, or is deemed to acquire other shares of our common stock during the 61-day period beginning with the first day of the 30-day period described in clause (1). Non-U.S. holders should contact their tax advisors regarding the tax consequences of any sale, exchange, or other taxable disposition of our common stock.

        Even if we do not qualify as a domestically-controlled qualified investment entity at the time a non-U.S. holder sells or exchanges our common stock, gain arising from such a sale or exchange would not be subject to United States taxation under FIRPTA as a sale of a United States real property interest if:

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  our stock is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market, such as the NYSE; and

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  such non-U.S. holder owned, actually and constructively, 5% or less of our common stock throughout the applicable testing period.

        If gain on the sale or exchange of our common stock were subject to United States taxation under FIRPTA, the non-U.S. holder would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if our common stock is not then traded on an established securities market, the purchaser of the common stock would be required to withhold and remit to the Internal Revenue Service 10% of the purchase price. If amounts withheld on a sale, redemption, repurchase, or exchange of our common stock exceed the holder's substantive tax liability resulting from such disposition, such excess may be refunded or credited against such non-U.S. holder's United States federal income tax liability, provided that the required information is provided to the Internal Revenue Service on a timely basis. Amounts withheld on any such sale, exchange or other taxable disposition of our common stock may not satisfy a non-U.S. holder's entire tax liability under FIRPTA, and such non-U.S. holder remains liable for the timely payment of any remaining tax liability.

         Backup withholding tax and information reporting.    Generally, we must report annually to the Internal Revenue Service the amount of dividends paid to a non-U.S. holder, such non-U.S. holder's name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. holder. Pursuant to tax treaties or other agreements, the Internal Revenue Service may make its reports available to tax authorities in the non-U.S. holder's country of residence.

        Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. holder may be subject to information reporting and backup withholding unless such non-U.S. holder establishes an exemption, for example, by properly certifying its non-United States status on an Internal Revenue Service Form W-8BEN or another appropriate version of Internal Revenue Service Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a holder is a United States person.

        Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the Internal Revenue Service in a timely manner.

 Description of Common Stock

        For a description of the common stock being offered hereby, please see "Description of Capital Stock We May Offer—Common Stock," "Description of Capital Stock We May Offer—Transfer and Ownership Restrictions Relating to our Common Stock" and "Certain Provisions of Maryland Law and HCP's Charter and Bylaws" in the accompanying Prospectus.

 Use of Proceeds

        We will receive the net proceeds from any sale of common stock purchased by the plan's agent directly from us. We will use these proceeds to acquire additional properties or repay outstanding loans under our revolving lines of credit and for general corporate purposes. Pending those uses, we may temporarily invest the net proceeds in short-term investments consistent with our investment policies and qualification as a real estate investment trust. The precise amount and timing of the application of the net proceeds will depend upon our capital requirements and the availability of other funds.

        We will not receive any proceeds from purchases of common stock by the agent in the open market or in privately negotiated transactions.

 Plan of Distribution

        Pursuant to the plan, we may be requested to approve optional cash purchases in excess of the allowable maximum amounts pursuant to requests for waiver on behalf of participants that may be engaged in the securities business. In deciding whether to approve this request, we will consider relevant factors including, but not limited to, our need for additional funds, the attractiveness of obtaining these funds by the sale of common stock under the plan in comparison to other sources of funds, the purchase price likely to apply to any sale of common stock, the participant submitting the request, including the extent and nature of the participant's prior participation in the plan and the number of shares of common stock held of record by the participant, and the aggregate number of requests for waiver that have been submitted by all participants. Persons who acquire shares of common stock through the plan and resell them shortly after acquiring them, including coverage of short positions, under some circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Securities Exchange Act of 1934 and may be considered to be underwriters within the meaning of the Securities Act of 1933. We will not extend to this person any rights or privileges other than those to which it would be entitled as a participant, nor will we enter into any agreement with the person regarding the person's purchase of the shares or any resale or distribution thereof. We may, however, approve requests for optional cash purchases by those persons in excess of allowable maximum limitations. If requests are submitted for any investment date for an aggregate amount in excess of the amount we are willing to accept, we may honor the requests in order of receipt, pro rata or by any other method which we determine to be appropriate.

Validity of Common Stock

        The validity of the shares of our common stock offered hereby will be passed upon for us by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland. In addition, the description of material federal income tax consequences contained in this Prospectus Supplement under the heading "Supplemental United States Federal Income Tax Considerations" is based upon the opinion of Latham & Watkins LLP. In rendering this opinion, Latham & Watkins LLP will assume the accuracy of an opinion of Ballard Spahr Andrews & Ingersoll, LLP, as to certain matters of Maryland law.

Experts

        The consolidated financial statements and schedules of HCP, Inc. at December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007, appearing in HCP, Inc.'s Annual Report on Form 10-K and Form 10-K/A, as amended by Current Report on Form 8-K dated August 6, 2008, and the effectiveness of HCP, Inc.'s internal control over financial reporting as of December 31, 2007 included in HCP, Inc.'s Annual Report (Form 10-K), as amended, for the year ended December 31, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedules as of December 31, 2007 are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Health Care Property Investors, Inc.

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants or Other Rights
Stock Purchase Contracts
Units

        Health Care Property Investors, Inc. from time to time may offer to sell the securities listed above. The preferred stock, debt securities, warrants, rights and stock purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of Health Care Property Investors, Inc. or debt or equity securities of one or more other entities. Our common stock is quoted on the New York Stock Exchange (the "NYSE") under the symbol "HCP."

        Health Care Property Investors, Inc. may offer and sell these securities directly or to or through one or more underwriters, dealers and/or agents, or directly to purchasers on a continuous or delayed basis.

        This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

        You should consider the risks discussed in "Risk Factors" beginning on page 4 of this prospectus before you invest in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 8, 2006

Health Care Property Investors, Inc.
3760 Kilroy Airport Way, Suite 300
Long Beach, California 90806
(562) 733-5100

WHERE YOU CAN FIND MORE INFORMATION	2
RISK FACTORS	4
CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS	13
THE COMPANY	14
RATIO OF EARNINGS TO FIXED CHARGES	14
USE OF PROCEEDS	15
DESCRIPTION OF CAPITAL STOCK WE MAY OFFER	15
DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER	28
DESCRIPTION OF THE DEBT SECURITIES WE MAY OFFER	31
DESCRIPTION OF WARRANTS OR OTHER RIGHTS WE MAY OFFER	37
DESCRIPTION OF STOCK PURCHASE CONTRACTS WE MAY OFFER	41
DESCRIPTION OF UNITS WE MAY OFFER	42
LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE	45
CERTAIN PROVISIONS OF MARYLAND LAW AND HCP'S CHARTER AND BYLAWS	50
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	56
PLAN OF DISTRIBUTION	80
VALIDITY OF SECURITIES	82
EXPERTS	82

        All references in this prospectus to "HCP," "we," "us" or "our" mean Health Care Property Investors, Inc., its majority-owned subsidiaries and other entities controlled by Health Care Property Investors, Inc. except where it is clear from the context that the term means only the issuer, Health Care Property Investors, Inc. Unless otherwise stated, currency amounts in this prospectus are stated in United States dollars.

        When acquiring any securities discussed in this prospectus, you should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. An offer to sell these securities will not be made in any jurisdiction where the offer and sale is not permitted. You should not assume that the information appearing in this prospectus, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of any date other than the date mentioned on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

 ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

        You should read this prospectus and any prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in "Where You Can Find More Information" below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. You may inspect information that we file with The New York Stock Exchange, as well as our SEC filings, at the offices of The New York Stock Exchange at 20 Broad Street, New York, New York 10005.

        The SEC allows us to "incorporate by reference" certain information we file with the SEC, which means that we can disclose important information to you by referring to the other information we have filed with the SEC. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (other than any portions of any such documents that are not deemed "filed" under the Securities Exchange Act of 1934 in accordance with the Securities Exchange Act of 1934 and applicable SEC rules):

  •
  our Current Reports on Form 8-K filed on February 9, 2006, February 17, 2006, February 21, 2006, May 2, 2006 (pursuant to Items 8.01 and 9.01), May 4, 2006, May 17, 2006, June 30, 2006, August 2, 2006, August 4, 2006 and August 17, 2006 and the two Current Reports on Form 8-K filed on September 8, 2006;

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  our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2006;

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  our Annual Report on Form 10-K for the fiscal year ended December 31, 2005; and

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  the description of our common stock contained in our registration statement on Form 10 dated May 7, 1985 (File No. 1-8895), including the amendments dated May 20, 1985 and May 23, 1985, and any other amendment or report filed for the purpose of updating such description, including the description of amendments to our charter contained in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001 and June 30, 2004.

        We are also incorporating by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering of the securities described in this prospectus (other than any portions of any such documents that are not deemed "filed" under the Securities Exchange Act of 1934 in accordance with the Securities Exchange Act of 1934 and applicable SEC rules). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference the exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from:

Legal Department
Health Care Property Investors, Inc.
3760 Kilroy Airport Way, Suite 300
Long Beach, California 90806
(562) 733-5100
legaldept@hcpi.com

 RISK FACTORS

        You should carefully consider the risks described below as well as the risks described in our Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, which risks are incorporated by reference into this section, before making an investment decision regarding our company. The risks and uncertainties described herein are not the only ones facing us and there may be additional risks that we do not presently know of or that we currently consider not likely to have a significant impact. All of these risks could adversely affect our business, financial condition, results of operations and cash flows.

Risks Related to Our Operators

If our facility operators are unable to operate our properties in a manner sufficient to generate income, they may be unable to make rent and loan payments to us.

        The healthcare industry is highly competitive and we expect that it may become more competitive in the future. Our operators are subject to competition from other healthcare providers that provide similar services. Such competition, which has intensified due to overbuilding in some segments in which we operate, has caused the fill-up rate of newly constructed buildings to slow and the monthly rate that many newly built and previously existing facilities were able to obtain for their services to decrease. The profitability of healthcare facilities depends upon several factors, including the number of physicians using the healthcare facilities or referring patients there, competitive systems of healthcare delivery and the size and composition of the population in the surrounding area. Private, federal and state payment programs and the effect of other laws and regulations may also have a significant influence on the revenues and income of the properties. If our operators are not competitive with other healthcare providers and are unable to generate income, they may be unable to make rent and loan payments to us, which could adversely affect our cash flow and financial performance and condition.

The bankruptcy, insolvency or financial deterioration of our facility operators could significantly delay our ability to collect unpaid rents or require us to find new operators.

        Our financial position and our ability to make distributions to our stockholders or payment on our debt securities may be adversely affected by financial difficulties experienced by any of our major operators, including bankruptcy, insolvency or a general downturn in the business, or in the event any of our major operators do not renew or extend their relationship with us as their lease terms expire.

        We are exposed to the risk that our operators may not be able to meet their obligations, which may result in their bankruptcy or insolvency. Although our leases and loans provide us the right to terminate an investment, evict an operator, demand immediate repayment and other remedies, the bankruptcy laws afford certain rights to a party that has filed for bankruptcy or reorganization. An operator in bankruptcy may be able to restrict our ability to collect unpaid rents or interest during the bankruptcy proceeding.

Tenet Healthcare Corporation accounts for a significant percentage of our revenues and is currently experiencing significant legal, financial and regulatory difficulties.

        During the six months ended June 30, 2006, Tenet Healthcare Corporation, or Tenet, accounted for approximately 9% of our revenues. According to public disclosures, Tenet is experiencing significant legal, financial and regulatory difficulties. We cannot predict with certainty the impact, if any, of the outcome of these uncertainties on our consolidated financial statements. The failure or inability of Tenet to pay its obligations could materially reduce our revenue, net income and cash flows, which could adversely affect the market prices of our securities and could cause us to incur impairment charges or a loss on the sale of the properties.

Our operators are faced with increased litigation and rising insurance costs that may affect their ability to make their lease or mortgage payments.

        In some states, advocacy groups have been created to monitor the quality of care at healthcare facilities, and these groups have brought litigation against operators. Also, in several instances, private litigation by patients has succeeded in winning very large damage awards for alleged abuses. The effect of this litigation and potential litigation has been to materially increase the costs of monitoring and reporting quality of care compliance incurred by our operators. In addition, the cost of liability and medical malpractice insurance has increased and may continue to increase so long as the present litigation environment affecting the operations of healthcare facilities continues. Continued cost increases could cause our operators to be unable to make their lease or mortgage payments, potentially decreasing our revenue and increasing our collection and litigation costs. Moreover, to the extent we are required to take back the affected facilities, our revenue from those facilities could be reduced or eliminated for an extended period of time.

Decline in the skilled nursing sector and changes to Medicare and Medicaid reimbursement rates may have significant adverse consequences for us.

        Certain of our skilled nursing operators and facilities continue to experience operating problems in part due to a national nursing shortage, increased liability insurance costs, and low levels of Medicare and Medicaid reimbursement. Due to economic challenges facing many states, nursing homes will likely continue to be under-funded. These challenges have had, and may continue to have, an adverse effect on our long-term care facilities and facility operators.

Risks Related to Real Estate Investment and Our Structure

We rely on external sources of capital to fund future capital needs, and if our access to such capital is difficult or on commercially unreasonable terms, we may not be able to meet maturing commitments or make future investments necessary to grow our business.

        In order to qualify as a real estate investment trust, or REIT, under the Internal Revenue Code, as amended (which we refer to as the Internal Revenue Code), we are required, among other things, to distribute to our stockholders each year at least 90% of our REIT taxable income (excluding capital gains), and will be subject to regular corporate income tax to the extent we distribute to our stockholders, each year, less than 100% of our REIT taxable income and our net capital gain. Because of this distribution requirement, we may not be able to fund all future capital needs, including capital needs in connection with acquisitions, from cash retained from operations. As a result, we rely on external sources of capital. If we are unable to obtain needed capital at all or only on unfavorable terms from these sources, we might not be able to make the investments needed to grow our business, or to meet our obligations and commitments as they mature, which could negatively affect the ratings of our debt and even, in extreme circumstances, affect our ability to continue operations. Our access to capital depends upon a number of factors over which we have little or no control, including:

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  general market conditions;

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  the market's perception of our growth potential;

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  our current and potential future earnings and cash distributions; and

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  the market price of the shares of our capital stock.

If we are unable to identify and purchase suitable healthcare facilities at a favorable cost, we will be unable to continue to grow through acquisitions.

        Our ability to grow through acquisitions is integral to our business strategy and requires us to identify suitable acquisition candidates that meet our criteria and are compatible with our growth strategy. The acquisition and financing of healthcare facilities at favorable costs is highly competitive. We may not be successful in identifying suitable property or other assets that meet our acquisition criteria or in consummating acquisitions on satisfactory terms or at all. If we cannot identify and purchase a sufficient quantity of healthcare facilities at favorable prices, or if we are unable to finance such acquisitions on commercially favorable terms, our business will suffer.

Unforeseen costs associated with the acquisition of new properties could reduce our profitability.

        Our business strategy contemplates future acquisitions. The acquisitions we make may not prove to be successful. We might encounter unanticipated difficulties and expenditures relating to any acquired properties, including contingent liabilities. Further, newly acquired properties might require significant management attention that would otherwise be devoted to our ongoing business. We might never realize the anticipated benefits of an acquisition, which could adversely affect our profitability.

Since real estate investments are illiquid, we may not be able to sell properties when we desire.

        Real estate investments generally cannot be sold quickly. We may not be able to vary our portfolio promptly in response to changes in the real estate market. This inability to respond to changes in the performance of our investments could adversely affect our ability to service our debt. The real estate market is affected by many factors that are beyond our control, including:

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  adverse changes in national and local economic and market conditions;

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  changes in interest rates and in the availability, costs and terms of financing;

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  changes in governmental laws and regulations, fiscal policies and zoning and other ordinances and costs of compliance with laws and regulations;

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  the ongoing need for capital improvements, particularly in older structures;

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  changes in operating expenses; and

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  civil unrest, acts of war and natural disasters, including earthquakes and floods, which may result in uninsured and underinsured losses.

        We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. In addition, there are provisions under the federal income tax laws applicable to REITs that may limit our ability to recognize the economic benefit from a sale of our assets. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could have a material adverse effect on our operating results and financial condition.

Transfers of healthcare facilities generally require regulatory approvals, and alternative uses of healthcare facilities are limited.

        Because transfers of healthcare facilities may be subject to regulatory approvals not required for transfers of other types of commercial operations and other types of real estate, there may be delays in transferring operations of our facilities to successor tenant operators or we may be prohibited from transferring operations to a successor tenant operator. In addition, substantially all of our properties are healthcare facilities that may not be easily adapted to non-healthcare related uses. If we are unable to transfer properties at times opportune to us, our revenue and operations may suffer.

We may experience uninsured or underinsured losses.

        We generally require our operators to secure and maintain comprehensive liability and property insurance that covers us, as well as the operators, on most of our properties. Some types of losses, however, either may be uninsurable or too expensive to insure against. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in a property, as well as the anticipated future revenue from the property. In such an event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property. We cannot assure you that material losses in excess of insurance proceeds will not occur in the future.

Increases in interest rates may increase our interest expense and adversely affect our cash flow and our ability to service our indebtedness.

        At June 30, 2006, our total consolidated indebtedness was approximately $2.2 billion, of which approximately $302 million, or 11%, is subject to variable interest rates. This variable rate debt had a weighted average interest rate of approximately 5.75% per annum. In addition, certain of our anticipated future debt financings, including debt we may assume as a result of the merger with CNL Retirement Properties, Inc. and borrowings under a 364 day bridge facility, a two-year term loan facility and a new three year revolving credit facility, will be subject to variable interest rates. Increases in interest rates on this variable rate debt would increase our interest expense, which could harm our cash flow and our ability to service our indebtedness.

Loss of our tax status as a REIT would have significant adverse consequences to us.

        We currently operate and have operated commencing with our taxable year ended December 31, 1985 in a manner that is intended to allow us to qualify as a REIT for federal income tax purposes under the Internal Revenue Code.

        Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify as a REIT. For example, in order to qualify as a REIT, at least 95% of our gross income in any year must be derived from qualifying sources, and we must satisfy a number of requirements regarding the composition of our assets. Also, we must make distributions to stockholders aggregating annually at least 90% of our REIT taxable income, determined by excluding any net capital gain. In addition, new legislation, regulations, administrative interpretations, court decisions, mergers or acquisitions (including, but not limited to, the pending transaction with CNL Retirement Properties, Inc., or CRP, and its external advisor, CNL Retirement Corp.) or other events may adversely affect our investors or our ability to qualify as a REIT for tax purposes. Although we believe that we have been organized and have operated in such manner, we can give no assurance that we have qualified or will continue to qualify as a REIT for tax purposes.

        If we lose our REIT status, we will face serious tax consequences that will substantially reduce the funds available to make payments of principal and interest on the debt securities we issue and to make distributions to our stockholders. If we fail to qualify as a REIT:

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  we would not be allowed a deduction for distributions to stockholders in computing our taxable income and would be subject to federal income tax at regular corporate rates;

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  we also could be subject to the federal alternative minimum tax and possibly increased state and local taxes; and

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  unless we are entitled to relief under statutory provisions, we could not elect to be subject to tax as a REIT for four taxable years following the year during which we were disqualified.

        In addition, if we fail to qualify as a REIT, all distributions to stockholders would be subject to tax as regular corporate dividends to the extent of our current and accumulated earnings and profits and we would not be required to make distributions to stockholders.

        As a result of all these factors, our failure to qualify as a REIT also could impair our ability to expand our business and raise capital, and could adversely affect the market prices of our securities.

        Further, if CRP failed to qualify as a REIT for any of its taxable years, it would be required to pay federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Because the merger will be treated for income tax purposes as if CRP sold all of its assets in a taxable transaction, if CRP did not qualify as a REIT for the tax year of the merger, its taxable income would include the built-in gain in all of its assets. "Built-in gain" generally means the excess of the fair market value of an asset over its adjusted tax basis. HCP, as successor-in-interest to CRP, would be required to pay this tax.

Certain Provisions of Maryland Law and Our Charter and Bylaws Could Hinder, Delay or Prevent Changes in Control.

        Certain provisions of Maryland law, our charter and our bylaws have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change in control. See "Certain Provisions of Maryland Law and HCP's Charter and Bylaws." These provisions include the following:

        Removal of Directors.    Subject to the rights of one or more classes or series of preferred stock to elect one or more directors, our charter provides that a director may only be removed by the affirmative vote or written consent of the holders of at least two-thirds of the outstanding shares or by a unanimous vote of all other members of the board of directors.

        Stockholder Requested Special Meetings.    Our bylaws provide that our stockholders have the right to call a special meeting only upon the written request of the stockholders holding, in the aggregate, not less than 50% of the outstanding shares entitled to vote on the business proposed to be transacted at such meeting.

        Advance Notice Provisions for Stockholder Nominations and Proposals.    Our bylaws require advance written notice for stockholders to nominate persons for election as directors at, or to bring other business before, any meeting of stockholders. This bylaw provision limits the ability of stockholders to make nominations of persons for election as directors or to introduce other proposals unless we are notified in a timely manner prior to the meeting.

        Preferred Stock.    Under our charter, our board of directors has authority to issue preferred stock from time to time in one or more series and to establish the terms, preferences and rights of any such series of preferred stock, all without approval of our stockholders.

        Duties of Directors with Respect to Unsolicited Takeovers.    Maryland law provides protection for Maryland corporations against unsolicited takeovers by limiting, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them to (a) accept, recommend or respond to any proposal by a person seeking to acquire control of the corporation, (b) make a determination under the Maryland Business Combination Act or the Maryland Control Share Acquisition Act, or (c) act or fail to act solely because of the effect of the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition.

Moreover, under Maryland law, an act of a director of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control is not subject to any higher duty or greater scrutiny than is applied to any other act of a director. Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.

        Unsolicited Takeovers.    Under Maryland law, a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors may elect to be subject to certain statutory provisions relating to unsolicited takeovers which, among other things, would automatically classify the board of directors into three classes with staggered terms of three years each and vest in the board of directors the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board of directors, even if the remaining directors do not constitute a quorum. These statutory provisions relating to unsolicited takeovers also provide that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, rather than the next annual meeting of directors as would otherwise be the case, and until his successor is elected and qualified.

        An election to be subject to any or all of the foregoing statutory provisions may be made in our charter or bylaws, or by resolution of our board of directors without stockholder approval. Any such statutory provision to which we elect to be subject will apply even if other provisions of Maryland law or our charter or bylaws provide to the contrary. Neither our charter nor our bylaws provides that we are subject to any of the foregoing statutory provisions relating to unsolicited takeovers. However, our board of directors could adopt a resolution, without stockholder approval, to elect to become subject to some or all of these statutory provisions.

        If we made an election to be subject to such statutory provisions and our board of directors was divided into three classes with staggered terms of office of three years each, the classification and staggered terms of office of our directors would make it more difficult for a third party to gain control of our board of directors since at least two annual meetings of stockholders, instead of one, generally would be required to effect a change in the majority of our board of directors.

        Maryland Business Combination Act.    The Maryland Business Combination Act provides that unless exempted, a Maryland corporation may not engage in business combinations, including mergers, dispositions of 10% or more of its assets, issuances of shares of stock and other specified transactions, with an "interested stockholder" or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder became an interested stockholder, and thereafter unless specified criteria are met. An interested stockholder is generally a person owning or controlling, directly or indirectly, 10% or more of the voting power of the outstanding stock of a Maryland corporation. Unless our board of directors takes action to exempt us, generally or with respect to certain transactions, from this statute in the future, the Maryland Business Combination Act will be applicable to business combinations between us and other persons.

        Maryland Control Share Acquisition Act.    Maryland law provides that "control shares" of a corporation acquired in a "control share acquisition" shall have no voting rights except to the extent approved by a vote of two-thirds of the vote eligible to cast on the matter under the Maryland Control Share Acquisition Act. "Control Shares" means shares of stock that, if aggregated with all other shares of stock previously acquired by the acquiror, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of the voting power: one-tenth or more but less than one-third, one-third or more but less than a majority or a majority or more of all voting power. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

        If voting rights or control shares acquired in a control share acquisition are not approved at a stockholder's meeting, then subject to certain conditions and limitations, the issuer may redeem any or all of the control shares for fair value. If voting rights of such control shares are approved at a stockholder's meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. If any of our shares are control shares acquired in a control share acquisition, they will be subject to the Maryland Control Share Acquisition Act unless our bylaws are amended in the future to exempt the acquisition of control shares generally or with respect to certain transactions.

To maintain our REIT status, we may be forced to borrow funds on a short-term basis during unfavorable market conditions.

        To qualify as a REIT, we generally must distribute to our stockholders at least 90% of our REIT taxable income each year, determined by excluding any net capital gain, and we will be subject to regular corporate income taxes to the extent that we distribute less than 100% of our REIT taxable income each year. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. In order to maintain our REIT status and avoid the payment of income and excise taxes, we may need to borrow funds on a short-term basis to meet the REIT distribution requirements even if the then prevailing market conditions are not favorable for these borrowings. These short-term borrowing needs could result from differences in timing between the actual receipt of cash and inclusion of income for federal income tax purposes, or the effect of non-deductible capital expenditures, the creation of reserves or required debt or amortization payments.

Our charter contains ownership limits with respect to our common stock and other classes of capital stock.

        Our charter, subject to certain exceptions, contains restrictions on the ownership and transfer of our common stock and preferred stock that are intended to assist us in preserving our qualification as a REIT. Under our charter, subject to certain exceptions, no person or entity may own, actually or constructively, more than 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of our common stock or our preferred stock.

        Additionally, our charter has a 9.9% ownership limitation on the company's voting shares, which may include common stock or other classes of capital stock. Our board of directors, in its sole discretion, may exempt a proposed transferee from either ownership limit. The ownership limits may delay, defer or prevent a transaction or a change of control that might be in the best interest of our stockholders. See "Description of Capital Stock We May Offer."

Risks Relating to the Acquisition of CNL Retirement Properties, Inc.

If we are unable to successfully integrate the operations of CRP, our business and earnings may be negatively affected.

        The merger with CNL Retirement Properties, Inc., or CRP, a Maryland corporation, will involve the integration of companies that have previously operated independently. Successful integration of the operations of CRP will depend primarily on our ability to consolidate operations, systems procedures, properties and personnel and to eliminate redundancies and costs. The merger will also pose other risks commonly associated with similar transactions, including unanticipated liabilities, unexpected costs and the diversion of management's attention to the integration of the operations of our operations and those of CRP. We cannot assure you that we will be able to integrate CRP's operations without encountering difficulties, including, but not limited to, the loss of key employees, the disruption of our respective ongoing businesses or possible inconsistencies in standards, controls, procedures and policies. Estimated cost savings are projected to come from various areas that our management has identified through the due diligence and integration planning process. If we have difficulties with any of these integrations, we might not achieve the economic benefits we expect to result from the merger, and this may hurt our business and earnings. In addition, we may experience greater than expected costs or difficulties relating to the integration of the business of CRP and/or may not realize expected cost savings from the merger within the expected time frame, if at all.

Difficulties associated with establishing joint ventures and contributing properties to those joint ventures or selling properties, including CRP's properties, could limit the combined company's flexibility and adversely affect the anticipated benefits of the merger and the market prices of our securities.

        We have established joint ventures with respect to certain of our properties or sold certain of our properties to third parties in recent years and intend to continue to establish joint ventures and sell properties as opportunities arise. We believe that many of CRP's current and future developments will be good candidates to contribute to joint ventures or sell to third parties. The combined company's ability to establish joint ventures or sell properties, including properties currently owned or developed by CRP, on advantageous terms is dependent upon several factors, some of which are beyond the control of our management. These factors include our ability to identify financial partners willing to contribute to joint ventures on acceptable terms, if at all, and our ability to obtain debt financing for such joint ventures on attractive terms, if at all, as well as competition from other owners of properties and rights of third parties with respect to such properties. Continued interest from and capital provided by other joint venture investors is necessary in order for us to continue our strategy of contributing properties to such joint ventures. Our inability to establish joint ventures and contribute properties to such joint ventures or to sell properties, including those properties currently owned by CRP, or to do so on advantageous terms could materially adversely affect our business.

We and CRP are expected to incur substantial costs in connection with the merger, which could result in our not realizing some of the anticipated benefits of the merger.

        We and CRP are expected to incur one-time, pre-tax costs of approximately $39.1 million in connection with the merger. These costs will include investment banking expenses, legal and accounting fees, printing expenses and other related charges incurred by us and CRP. Completion of the merger will also require the payment of fees in connection with certain of CRP's existing debt. In addition, we anticipate prepaying and/or refinancing other of CRP's existing debt. We also expect to incur one-time, pre-tax cash and non-cash costs related to the integration of us and CRP, which cannot be estimated at this time. There can be no assurance that the costs incurred by us and CRP in connection with the merger will not be higher than expected or that we will not incur additional unanticipated costs and expenses in connection with the merger.

The combined company's indebtedness following the completion of the merger will be higher than our existing indebtedness. This increased level of indebtedness could adversely affect us in many ways, including by reducing funds available for other business purposes, reducing our flexibility and increasing our exposure to variations in interest rates.

        Our indebtedness as of June 30, 2006 was approximately $2.2 billion. Our pro forma indebtedness as of June 30, 2006, giving effect to the merger and taking into account our anticipated debt financings in connection with the merger, would be approximately $6.8 billion. Our anticipated debt financings include up to $3.4 billion of aggregate borrowings under a 364 day bridge facility and a two-year term loan facility that we anticipate entering into prior to the closing of the merger, as well as potential borrowings under a new three-year revolving credit facility that we anticipate entering into prior to the closing of the merger. In addition, it is expected that we will continue to incur debt, including under the new revolving credit facility, in the future. As a result of the increase in debt, demands on our cash resources will increase after the merger. The increased levels of debt could reduce funds available to us to pay dividends, or make capital expenditures and acquisitions or create competitive disadvantages for us compared to other companies with lower debt levels. In addition to requiring repayment or refinancing within a period of time ranging from 364 days to three years, our new debt facilities will be required to be repaid from the cash proceeds of non-ordinary course asset sales, the incurrence of certain debt, the issuance of additional equity and certain other events. As a result of such covenants and our expected level of debt generally, our flexibility could be significantly limited, including our ability to finance or refinance our properties, contribute properties to joint ventures or sell properties as needed.

        At June 30, 2006, approximately $302 million of our debt was subject to variable interest rates. We anticipate that a substantial portion of the new debt to be incurred or assumed in connection with the merger will also be subject to variable interest rates and that, following the merger, a higher percentage of our debt overall will be subject to variable interest rates. If interest rates increase, the combined company's interest costs will also increase, which could harm our cash flow and our ability to service debt. An increase in market interest rates may also lead investors to demand a higher annual distribution rate, which could adversely affect the market prices of our securities.

Our business and the market prices of our securities may be adversely affected if the merger with CRP is not completed.

        The merger with CRP is subject to several customary conditions. If our merger with CRP is not completed, we could be subject to a number of risks that may adversely affect our business and the market prices of our securities, including:

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  our management's attention may be diverted from our day-to-day business and our employees and our relationships with customers and joint venture partners may be disrupted as a result of efforts relating to the acquisition;

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  the market prices of our securities may decline to the extent that the current market prices reflect a market assumption that the merger will be completed;

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  we must pay certain costs related to the merger, such as legal and accounting fees and printing expenses; and

  •
  we would not realize the benefits we expect by acquiring CRP.

As a result of the merger, the number of our stockholders will increase by approximately 92,442 persons. Sales by such individuals could exert downward pressure on the price of our common stock.

        As of August 1, 2006, CRP had 92,442 holders of its common stock. CRP common stock is not publicly traded and, accordingly, is relatively illiquid. As a result of the merger, CRP's stockholders will receive shares of our common stock, which is publicly traded and more liquid. Sales by former CRP stockholders of our common stock could exert downward pressure on the price of our common stock.

As a result of the merger and the Advisor merger, we may inherit tax liabilities and attributes from CRP and the Advisor.

        Concurrently with the CRP merger, CNL Retirement Corp., or the Advisor, which is the external advisor to CRP, will merge with and into a wholly owned subsidiary of ours, pursuant to an agreement and plan of merger, dated as of May 1, 2006, by and among us, the Advisor, the stockholders of the Advisor and our subsidiary. We refer to this merger as the Advisor merger. As a result of the merger and the Advisor merger, we may succeed to certain tax liabilities and tax attributes of CRP and the Advisor. See "United States Federal Income Tax Considerations—Tax Liabilities and Attributes Inherited from CRP" and "United States Federal Income Tax Considerations—Tax Liabilities and Attributes Inherited from the Advisor."

 CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

        Statements in this prospectus and the information incorporated by reference in this prospectus or any prospectus supplement that are not historical factual statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this section for purposes of complying with these safe harbor provisions. The statements include, among other things, statements regarding the intent, belief or expectations of us and our officers and can be identified by the use of terminology such as "may," "will," "expect," "believe," "intend," "plan," "estimate," "should" and other comparable terms or the negative thereof. In addition, we, through our senior management, from time to time make forward-looking oral and written public statements concerning our expected future operations and other developments. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Actual results may differ materially from the expectations contained in the forward-looking statements as a result of various factors. In addition to the factors set forth in this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, you should consider the following:

  (a)
  Legislative, regulatory, or other changes in the healthcare industry at the local, state or federal level which increase the costs of or otherwise affect the operations of, our tenants and borrowers;

  (b)
  Changes in the reimbursement available to our operators by governmental or private payors, including changes in Medicare and Medicaid payment levels and the availability and cost of third party insurance coverage;

  (c)
  Competition for tenants and borrowers, including with respect to new leases and mortgages and the renewal or rollover of existing leases;

  (d)
  Availability of suitable healthcare facilities to acquire at favorable prices and the competition for such acquisition and financing of healthcare facilities;

  (e)
  The ability of our tenants and borrowers to operate our properties in a manner sufficient to maintain or increase revenues and to generate sufficient income to make rent and loan payments;

  (f)
  The financial weakness of some operators, including potential bankruptcies, which results in uncertainties regarding our ability to continue to realize the full benefit of such operators' leases;

  (g)
  Changes in national or regional economic conditions, including changes in interest rates and the availability and cost of capital;

  (h)
  The risk that we will not be able to sell or lease facilities that are currently vacant;

  (i)
  The potential costs of SB 1953 compliance with respect to our hospital in Tarzana, California;

  (j)
  The financial, legal and regulatory difficulties of two significant operators, Tenet and HealthSouth;

  (k)
  HCP's ability to integrate the CRP businesses and to achieve expected synergies, operating efficiencies and other benefits within expected time-frames or at all, or within expected cost projections, and to preserve the goodwill of the acquired business;

  (l)
  HCP's ability to obtain financing necessary to consummate the acquisition or on favorable terms;

  (m)
  Each of CRP and HCP being able to successfully maintain its qualification as a REIT;

  (n)
  The ability of CRP and HCP to consummate the merger; and

  (o)
  The potential impact of existing and future litigation matters.

        We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events discussed in this prospectus or incorporated by reference in this prospectus may not occur.

THE COMPANY

        We invest primarily in real estate serving the healthcare industry in the United States. We are a Maryland corporation and were organized to qualify as a REIT in 1985. We are headquartered in Long Beach, California, with operations in Nashville, Tennessee, and our portfolio includes, as of June 30, 2006, interests in 534 properties in 42 states and consists of 143 senior housing facilities, 182 medical office buildings, 29 hospitals, 155 skilled nursing facilities and 25 other healthcare facilities. We acquire healthcare facilities and lease them to healthcare providers and provide mortgage financing secured by healthcare facilities. Our portfolio includes: (i) senior housing, including independent living facilities, assisted living facilities, and continuing care retirement communities; (ii) medical office buildings; (iii) hospitals; (iv) skilled nursing facilities; and (v) other healthcare facilities, including laboratory and office buildings.

        Our executive offices are located at 3760 Kilroy Airport Way, Suite 300, Long Beach, California 90806, and our telephone number is (562) 733-5100.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratios of earnings to fixed charges for the periods indicated. In computing the ratios of earnings to fixed charges, earnings have been based on consolidated income from continuing operations before fixed charges (exclusive of capitalized interest). Fixed charges consist of interest on debt, including amounts capitalized, an estimate of interest in rental expense, and interest expense related to the guaranteed debt of the partnerships and limited liability companies in which we hold an interest. In computing the ratios of earnings to combined fixed charges and preferred stock dividends, preferred stock dividends consist of dividends on our 7 7/8% Series A Cumulative Redeemable Preferred Stock (until September 10, 2003 when the Series A Cumulative Redeemable Preferred Stock was redeemed), 8.70% Series B Cumulative Redeemable Preferred Stock (until October 1, 2003 when the Series B Cumulative Redeemable Preferred Stock was redeemed), 8.60% Series C Cumulative Redeemable Preferred Stock (until May 2, 2003 when the Series C Cumulative Redeemable Preferred Stock was redeemed), 7.25% Series E Cumulative Redeemable Preferred Stock and 7.10% Series F Cumulative Redeemable Preferred Stock.

	Year Ended December 31,						For the Six Months Ended June 30, 2006
					2005 Actual	2005 Pro Forma(1)
	2001	2002	2003	2004			Actual	Pro Forma(1)
Ratio of Earnings to Fixed Charges	2.37	2.62	2.53	2.71	2.45	1.18	2.33	1.24

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	1.78	1.98	1.79	2.19	2.06	1.12	2.01	1.18

(1)
The unaudited pro forma condensed consolidated statement of income data used in the pro forma calculations were prepared under the purchase method of accounting as if the merger between HCP, CRP, the Advisor, and related financing transactions had been completed (a) on January 1, 2005 for the Year Ended 2005 Pro Forma ratios, and (b) on January 1, 2006 for the Six Months Ended June 30, 2006 Pro Forma ratios. We have included this information only for purposes of illustration, and it does not necessarily indicate what the ratios would have been if the merger and the related financing transactions had actually been completed on those dates. Moreover, this information does not necessarily indicate what the future ratios of earnings to fixed charges will be. You should read this table in conjunction with the "Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements" included in the Current Report on Form 8-K filed by HCP on September 7, 2006, which is incorporated herein by reference.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement for any offering of securities, the net proceeds, after estimated expenses, we receive from the sale of these securities will be used for general corporate purposes, which may include:

  •
  funding investments in, or extensions of credit to, our subsidiaries;

  •
  funding investments in non-affiliates;

  •
  reducing, repaying or refinancing debt;

  •
  repurchasing or redeeming outstanding securities;

  •
  financing possible acquisitions, including the proposed merger with CRP; and

  •
  working capital.

        Pending such use, we may temporarily invest net proceeds. We will disclose in the prospectus supplement relating to an offering of securities any intention to use the net proceeds from such offering in connection with an acquisition or to reduce or refinance outstanding debt.

DESCRIPTION OF CAPITAL STOCK WE MAY OFFER

        Please note that in this section entitled "Description of Capital Stock We May Offer," references to "holders" mean those who own shares of common stock or preferred stock, registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries. Owners of beneficial interests in shares of common stock should also read the section entitled "Legal Ownership and Book-Entry Issuance."

        The following description summarizes the material provisions of the common stock and preferred stock we may offer. This description is not complete and is subject to, and is qualified in its entirety by reference to our articles of restatement and our third amended and restated bylaws and applicable provisions of the Maryland General Corporation Law, or the MGCL. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. Any series of preferred stock we issue will be governed by our articles of restatement and by the articles supplementary related to that series. We will file the articles supplementary with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series of authorized preferred stock.

        Our authorized capital stock consists of 750,000,000 shares of common stock, par value $1.00 per share, and 50,000,000 shares of preferred stock, par value $1.00 per share. The following description does not contain all the information that might be important to you.

Common Stock

        As of August 23, 2006, there were 137,306,852 shares of common stock outstanding. All shares of common stock participate equally in dividends payable to holders of common stock, when and as authorized by our board and declared by us, and in net assets available for distribution to holders of common stock on liquidation, dissolution, or winding up. Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of our stockholders. Holders of common stock do not have cumulative voting rights in the election of directors.

        All issued and outstanding shares of common stock are, and the common stock offered by this prospectus will be upon issuance, validly issued, fully paid and nonassessable. Holders of common stock do not have preference, conversion, exchange or preemptive rights. The common stock is listed on The New York Stock Exchange (NYSE Symbol: HCP).

        The Transfer Agent and Registrar for our common stock is The Bank of New York.

Preferred Stock

        Under our charter, our board is authorized without further stockholder action to establish and issue, from time to time, up to 50,000,000 shares of our preferred stock, in one or more series, with such designations, preferences, powers and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereon, including, but not limited to, dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences as shall be stated in the resolution providing for the issue of a series of such stock, adopted, at any time or from time to time, by our board. As of August 23, 2006, we had outstanding 4,000,000 shares of 7.25% Series E Cumulative Redeemable Preferred Stock, or Series E Preferred Stock, with a liquidation preference of $100,000,000 and 7,820,000 shares of 7.10% Series F Cumulative Redeemable Preferred Stock, or Series F Preferred Stock, with a liquidation preference of $195,500,000.

        The following description of the terms of the preferred stock sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The preferred stock shall have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in a prospectus supplement relating to a particular series of the preferred stock. The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including:

  •
  the number of shares constituting the series and the distinctive designation thereof;

  •
  the voting rights, if any, of the series;

  •
  the rate of dividends payable on the series, the time or times when dividends will be payable, the preference to, or any relation to, the payment of dividends to any other class or series of stock and whether the dividends will be cumulative or non-cumulative;

  •
  whether there shall be a sinking or similar fund for the purchase of shares of the series and, if so, the terms and provisions that shall govern the fund;

  •
  the rights of the holders of shares of the series upon our liquidation, dissolution or winding up;

  •
  the rights, if any, of holders of shares of the series to convert their shares into or to exchange the shares for, shares of any other class or classes or any other series of the same or of any other class or classes of stock of the corporation or any other securities, the price or prices or rate or rates of exchange, with such adjustments as shall be provided, at which the shares shall be convertible or exchangeable, whether such rights of conversion or exchange shall be exercisable at the option of the holder of the shares or upon the happening of a specified event and any other terms or conditions of such conversion or exchange; and

  •
  any other preferences, powers and relative participating, optional or other special rights and qualifications, limitations or restrictions of shares of the series.

        The preferred stock will, when issued, be fully paid and nonassessable and will have no preemptive rights. Unless otherwise stated in a prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank on a parity as to dividends and distributions of assets with each other series of preferred stock. The rights of the holders of each series of preferred stock will be subordinate to those of our general creditors.

  Dividend Rights of Preferred Stock

        Holders of shares of preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of funds legally available therefor, cash dividends on the dates and at rates as will be set forth in, or as are determined by the method described in, the prospectus supplement relating to the series of preferred stock. The rate may be fixed or variable or both. Each dividend will be payable to the holders of record as they appear on our stock books on the record dates fixed by our board of directors, as specified in the prospectus supplement relating to the series of preferred stock.

        Dividends may be cumulative or noncumulative, as provided in the prospectus supplement relating to the series of preferred stock. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the holders of the series of preferred stock will have no right to receive a dividend in respect of the dividend period ending on the dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on the series are declared payable on any future dividend payment dates. Dividends on the shares of each series of preferred stock for which dividends are cumulative will accrue from the date on which we initially issue shares of the series.

        So long as the shares of any series of preferred stock are outstanding, except as otherwise provided in the prospectus supplement relating to such series, we may not declare any dividends on our common stock or any other stock ranking as to dividends or distributions of assets junior to the series of preferred stock or make any payment on account of, or set apart money for, the purchase, redemption or other retirement of, or for a sinking or other analogous fund for, any shares of junior stock or make any distribution in respect thereof, whether in cash or property or in obligations or stock, other than junior stock which is neither convertible into, nor exchangeable or exercisable for, any securities other than junior stock:

  •
  unless, if the preferred stock is cumulative, full dividends for prior dividend periods shall have been paid or declared and set apart for payment on all outstanding shares of preferred stock of the series and all other series of our preferred stock (other than junior stock); and

  •
  unless we are not in default or in arrears with respect to the mandatory or optional redemption or mandatory repurchase or other mandatory retirement of, or with respect to any sinking or other analogous fund for, any shares of preferred stock of the series or any shares of any other series of our preferred stock (other than junior stock).

  Liquidation Preference

        In the event of any liquidation, dissolution or winding up of us, voluntary or involuntary, the holders of each series of the preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders, before any distribution of assets or payment is made to the holders of common stock or any other shares of our stock ranking junior as to such distribution or payment to such series of preferred stock, the amount set forth in the prospectus supplement relating to such series of preferred stock. If, upon any voluntary or involuntary liquidation, dissolution or winding up of us, the amounts payable with respect to the preferred stock of any series and any other shares of preferred stock (including any other series of the preferred stock) ranking as to any such distribution on a parity with such series of preferred stock are not paid in full, the holders of the preferred stock of such series and of such other shares of preferred stock will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the preferred stock of each series of the full preferential amounts of the liquidating distribution to which they are entitled, the holders of each such series of preferred stock will be entitled to no further participation in any distribution of our assets.

        If such payment shall have been made in full to all holders of shares of preferred stock, our remaining assets will be distributed among the holders of any other classes of stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, or the sale, lease or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of us.

  Redemption

        A series of preferred stock may be redeemable, in whole or from time to time in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices set forth in the prospectus supplement relating to such series. Shares of the preferred stock redeemed by us will be restored to the status of authorized but unissued shares of preferred stock.

        In the event that fewer than all of the outstanding shares of a series of the preferred stock are to be redeemed, whether by mandatory or optional redemption, the number of shares to be redeemed will be determined by lot or pro rata (subject to rounding to avoid fractional shares) as may be determined by us or by any other method as may be determined by us in our sole discretion to be equitable. From and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends shall cease to accumulate on the shares of the preferred stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price plus accumulated and unpaid dividends, if any) shall cease.

        So long as any dividends on shares of any series of preferred stock or any other series of preferred stock ranking on a parity as to dividends and distributions of assets with such series of preferred stock are in arrears, no shares of any such series of the preferred stock or such other series of preferred stock will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and we will not purchase or otherwise acquire any such shares. However, the foregoing will not prevent the purchase or acquisition of such shares of preferred stock of such series or of shares of such other series of preferred stock in order to ensure that we continue to meet the requirements for qualification as a REIT for federal and state income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of such series and, unless the full cumulative dividends on all outstanding shares of any cumulative preferred stock of such series and any other stock ranking on a parity with such series as to dividends and upon liquidation shall have been paid or contemporaneously are declared and paid for all past dividend periods, we will not purchase or otherwise acquire directly or indirectly any shares of preferred stock of such series (except by conversion into or exchange for our stock) ranking junior to the preferred stock of such series as to dividends and upon liquidation.

        Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of shares of preferred stock to be redeemed at the address shown on our stock transfer books. After the redemption date, dividends will cease to accrue on the shares of preferred stock called for redemption and all rights of the holders of such shares will terminate, except the right to receive the redemption price without interest plus accumulated and unpaid dividends, if any.

  Conversion Rights

        The terms, if any, on which shares of preferred stock of any series may be exchanged for or converted (mandatorily or otherwise) into shares of common stock or another series of preferred stock will be set forth in the prospectus supplement relating thereto.

  Voting Rights

        Except as indicated below or in a prospectus supplement relating to a particular series of preferred stock, the holders of the preferred stock will not be entitled to vote for any purpose.

        So long as any shares of preferred stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of two-thirds of the shares of each series of preferred stock outstanding at the time given in person or by proxy, either in writing or at a meeting (such series voting separately as a class):

  •
  authorize, create or issue, or increase the authorized or issued amount of, any series of stock ranking prior to such series of preferred stock with respect to payment of dividends, or the distribution of assets on liquidation, dissolution or winding up or reclassifying any of our authorized stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

  •
  repeal, amend or otherwise change any of the provisions of our charter applicable to the preferred stock of such series in any manner which materially and adversely affects the powers, preferences, voting power or other rights or privileges of such series of preferred stock or the holders thereof; provided, however, that any increase in the amount of the authorized preferred stock or the creation or issuance of other series of preferred stock, or any increase in the amount of authorized shares of such series or of any other series of preferred stock, in each case ranking on a parity with or junior to the preferred stock of such series, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the preferred stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

Series E Preferred Stock

  Voting Rights

        Holders of Series E Preferred Stock generally do not have any voting rights, except in limited circumstances.

        If dividends on any shares of Series E Preferred Stock are in arrears for six or more quarterly periods, whether or not consecutive, the holders of Series E Preferred Stock (voting separately as a class with all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) are entitled to vote for the election of a total of two additional directors of HCP at a special meeting called by the holders of record of at least 25% of the Series E Preferred Stock or the holders of any other class or series of preferred stock so in arrears or at the next annual meeting of stockholders. These voting rights continue at each subsequent annual meeting until all dividends accumulated on such shares of Series E Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and set aside for payment. In such case, our entire board is increased by two directors.

        So long as any shares of Series E Preferred Stock remain outstanding, we shall not, without the consent or the affirmative vote of the holders of at least two-thirds of the shares of Series E Preferred

Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, with the Series E Preferred Stock voting separately as a class:

  •
  authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking prior to the Series E Preferred Stock with respect to the payment of dividends, or the distribution of assets on liquidation, dissolution or winding up;

  •
  reclassify any of our authorized stock into any such shares, or authorize, create or issue any obligation or security convertible into or evidencing the right to purchase any class or series of stock ranking prior to the Series E Preferred Stock with respect to the payment of dividends, or the distribution of assets on liquidation, dissolution or winding up; or

  •
  repeal, amend or otherwise change any of the provisions applicable to the Series E Preferred Stock in any manner which materially and adversely affects the powers, preferences, voting power or other rights or privileges of the Series E Preferred Stock. However, an increase in the amount of authorized preferred stock, the creation or issuance of other classes or series of preferred stock or any increase in the amount of authorized shares of Series E Preferred Stock or of any other class or series of preferred stock, in each case ranking on a parity with or junior to the Series E Preferred Stock, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        The consent of the holders of Series E Preferred Stock is not required for the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the rights, preferences or voting power of the holders of the Series E Preferred Stock, except as expressly set forth in the provisions of our charter.

  Rank

        With respect to dividend rights and rights upon liquidation, dissolution or winding up of HCP, the Series E Preferred Stock ranks:

  •
  senior to the common stock, and to all equity securities issued by us ranking junior to the Series E Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of HCP;

  •
  on a parity with all equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with the Series E Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of HCP; and

  •
  junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to the Series E Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of HCP.

        The term "equity securities" does not include convertible debt securities, which rank senior to the Series E Preferred Stock prior to conversion.

  Dividends

        Holders of shares of the Series E Preferred Stock are entitled to receive, when, as, and if declared by our board out of funds legally available for the payment of dividends, cumulative preferential annual cash dividends at the rate of 7.25% of the liquidation preference (equivalent to $1.8125 per annum per share).

        Dividends on the Series E Preferred Stock are cumulative from the date of original issue and payable quarterly in arrears on or about the last day of each March, June, September and December or, if not a business day, the next succeeding business day.

        No dividends may be declared by our board or paid or set apart for payment on the Series E Preferred Stock if the terms of any of our agreements, including any agreement relating to its indebtedness, prohibits such a declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach of or default under such an agreement. Likewise, no dividends may be declared by our board or paid or set apart for payment if such declaration or payment is restricted or prohibited by law.

        Dividends on the Series E Preferred Stock accrue, however, whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on the Series E Preferred Stock do not bear interest and holders of the Series E Preferred Stock are not entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series E Preferred Stock is first credited against the earliest accrued but unpaid dividend due that remains payable.

        No full dividends may be declared or paid or set apart for payment on any class or series of preferred stock ranking, as to dividends, on a parity with or junior to the Series E Preferred Stock, other than a dividend in shares of any class of stock ranking junior to the Series E Preferred Stock as to dividends and upon liquidation, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and set apart for such payment on the Series E Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not paid in full, or full payment is not so set apart, upon the Series E Preferred Stock and the shares of any other class or series of preferred stock ranking on a parity as to dividends with the Series E Preferred Stock, all dividends declared upon the Series E Preferred Stock and any other class or series of preferred stock ranking on a parity as to dividends with the Series E Preferred Stock are declared pro rata so that the amount of dividends declared per share of Series E Preferred Stock and such other class or series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series E Preferred Stock and such other class or series of preferred stock, which cannot include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend, bear to each other.

        Except as provided in the preceding paragraph, unless full cumulative dividends on the Series E Preferred Stock have been or contemporaneously are declared and paid or declared and set apart for payment for all past dividend periods and the then current dividend period, then, other than the payment of dividends in shares of common stock or other shares of capital stock ranking junior to the Series E Preferred Stock as to dividends and upon liquidation:

  •
  no dividends may be declared or paid or set aside for payment upon the common stock, or any other of our capital stock ranking junior to or on a parity with the Series E Preferred Stock as to dividends or upon liquidation;

  •
  no other distribution may be declared or made upon the common stock, or any other of our capital stock ranking junior to or on a parity with the Series E Preferred Stock as to dividends or upon liquidation; and

  •
  no shares of common stock, or any other shares of our capital stock ranking junior to or on a parity with the Series E Preferred Stock as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration by us, except by conversion into or exchange for other of our capital stock ranking junior to the Series E Preferred Stock as to dividends and upon liquidation or for the purpose of preserving our qualification as a real estate investment trust.

  Liquidation Preferences

        Upon any liquidation, dissolution or winding up of the affairs of HCP, the holders of Series E Preferred Stock are entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference of $25 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of common stock or any other class or series of our capital stock that ranks junior to the Series E Preferred Stock as to liquidation rights.

        In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of our stock or otherwise is permitted under the MGCL, no effect is given to amounts that would be needed if we would be dissolved at the time of the distribution, to satisfy the preferential rights upon distribution of holders of shares of our stock whose preferential rights upon distribution are superior to those receiving the distribution.

  Maturity; Redemption

        The Series E Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption. The Series E Preferred Stock is not redeemable prior to September 15, 2008. We are entitled, however, to purchase shares of the Series E Preferred Stock in order to preserve our status as a real estate investment trust for federal or state income tax purposes at any time. Following September 15, 2008, we may, at our option, redeem the Series E Preferred Stock at $25 per share ($100,000,000 in the aggregate), plus accrued and unpaid dividends.

  Transfer and Ownership Restrictions

        See "—Transfer and Ownership Restrictions Relating to our Preferred Stock."

Series F Preferred Stock

  Voting Rights

        Holders of the Series F Preferred Stock generally do not have any voting rights, except in limited circumstances.

        If dividends on any shares of Series F Preferred Stock are in arrears for six or more quarterly periods, whether or not consecutive, the holders of Series F Preferred Stock (voting separately as a class with all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable, including the Series E Preferred Stock) are entitled to vote for the election of a total of two additional directors of HCP at a special meeting called by the holders of record of at least 25% of the Series F Preferred Stock or the holders of any other class or series of preferred stock so in arrears or at the next annual meeting of stockholders. These voting rights continue at each subsequent annual meeting until all dividends accumulated on such shares of Series F Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and set aside for payment. In such case, our entire board is increased by two directors.

        So long as any shares of Series F Preferred Stock remain outstanding, we shall not, without the consent or the affirmative vote of the holders of at least two-thirds of the shares of Series F Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, with the Series F Preferred Stock voting separately as a class:

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  authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking prior to the Series F Preferred Stock with respect to the payment of dividends, or the distribution of assets on liquidation, dissolution or winding up;

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  reclassify any of our authorized stock into any such shares, or authorize, create or issue any obligation or security convertible into or evidencing the right to purchase any class or series of stock ranking prior to the Series F Preferred Stock with respect to the payment of dividends, or the distribution of assets on liquidation, dissolution or winding up; or

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  repeal, amend or otherwise change any of the provisions applicable to the Series F Preferred Stock in any manner which materially and adversely affects the powers, preferences, voting power or other rights or privileges of the Series F Preferred Stock. However, an increase in the amount of authorized preferred stock, the creation or issuance of other classes or series of preferred stock or any increase in the amount of authorized shares of Series F Preferred Stock or of any other class or series of preferred stock, in each case ranking on a parity with or junior to the Series F Preferred Stock, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        The consent of the holders of Series F Preferred Stock is not required for the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the rights, preferences or voting power of the holders of the Series F Preferred Stock, except as expressly set forth in the provisions of our charter.

  Rank

        With respect to dividend rights and rights upon liquidation, dissolution or winding up of HCP, the Series F Preferred Stock ranks:

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  senior to the common stock, and to all equity securities issued by us ranking junior to the Series F Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of HCP;

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  on a parity with the Series E Preferred Stock and with all equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with the Series F Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of HCP; and

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  junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to the Series F Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of HCP.

        The term "equity securities" does not include convertible debt securities, which rank senior to the Series F Preferred Stock prior to conversion.

  Dividends

        Holders of the Series F Preferred Stock are entitled to receive, when, as, and if declared by our board, out of funds legally available for the payment of dividends, cumulative preferential annual cash dividends at the rate of 7.10% of the liquidation preference (equivalent to $1.775 per annum per share).

        Dividends on the Series F Preferred Stock are cumulative from the date of original issue and payable quarterly in arrears on or about the last day of each March, June, September and December or, if not a business day, the next succeeding business day. Any dividend payable on the Series F Preferred Stock, including dividends payable for any partial dividend period, are computed on the basis of a 360-day year consisting of twelve 30-day months.

        No dividends may be declared by our board or paid or set apart for payment on the Series F Preferred Stock if the terms of any of our agreements, including any agreement relating to its indebtedness, prohibits such a declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach of or default under such an agreement. Likewise, no dividends may be declared by our board or paid or set apart for payment if such declaration or payment is restricted or prohibited by law.

        Dividends on the Series F Preferred Stock accrue, however, whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on the Series F Preferred Stock do not bear interest and holders of the Series F Preferred Stock are not entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series F Preferred Stock is first credited against the earliest accrued but unpaid dividend due that remains payable.

        No full dividends may be declared or paid or set apart for payment on any class or series of preferred stock ranking, as to dividends, on a parity with or junior to the Series F Preferred Stock, other than a dividend in shares of any class of stock ranking junior to the Series F Preferred Stock as to dividends and upon liquidation, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and set apart for such payment on the Series F Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not paid in full (or full payment is not so set apart) upon the Series F Preferred Stock and the shares of any other class or series of preferred stock ranking on a parity as to dividends with the Series F Preferred Stock, including the Series E Preferred Stock, all dividends declared upon the Series F Preferred Stock and any other class or series of preferred stock ranking on a parity as to dividends with the Series F Preferred Stock are declared pro rata so that the amount of dividends declared per share of Series F Preferred Stock and such other class or series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series F Preferred Stock and such other class or series of preferred stock, which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend, bear to each other.

        Except as provided in the preceding paragraph, unless full cumulative dividends on the Series F Preferred Stock have been or contemporaneously are declared and paid or declared and set apart for payment for all past dividend periods and the then current dividend period, then, other than the payment of dividends in shares of common stock or other shares of capital stock ranking junior to the Series F Preferred Stock as to dividends and upon liquidation:

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  no dividends may be declared or paid or set aside for payment upon the common stock, or any other of our capital stock ranking junior to or on a parity with the Series F Preferred Stock as to dividends or upon liquidation;

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  no other distribution may be declared or made upon the common stock, or any other of our capital stock ranking junior to or on a parity with the Series F Preferred Stock as to dividends or upon liquidation; and

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  no shares of common stock, or any other shares of our capital stock ranking junior to or on a parity with the Series F Preferred Stock as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration by us, except by conversion into or exchange for other of our capital stock ranking junior to the Series F Preferred Stock as to dividends and upon liquidation or for the purpose of preserving our qualification as a real estate investment trust.

  Liquidation Preferences

        Upon any liquidation, dissolution or winding up of the affairs of HCP, the holders of Series F Preferred Stock are entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference of $25 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of common stock or any other class or series of our capital stock that ranks junior to the Series F Preferred Stock as to liquidation rights.

        In determining whether a distribution, other than upon voluntary or involuntary liquidation, by dividend, redemption or other acquisition of shares of our stock or otherwise is permitted under the MGCL, no effect is given to amounts that would be needed if we would be dissolved at the time of the distribution, to satisfy the preferential rights upon distribution of holders of shares of our stock whose preferential rights upon distribution are superior to those receiving the distribution.

  Maturity; Redemption

        The Series F Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption. The Series F Preferred Stock is not redeemable prior to December 3, 2008. We are entitled, however, to purchase shares of the Series F Preferred Stock in order to preserve our status as a real estate investment trust for federal or state income tax purposes at any time. Following December 3, 2008, we may, at our option, redeem the Series F Preferred Stock at $25 per share ($195,500,000 in the aggregate), plus accrued and unpaid dividends.

  Transfer and Ownership Restrictions

        See "—Transfer and Ownership Restrictions Relating to our Preferred Stock."

Transfer and Ownership Restrictions Relating to our Common Stock

        Our charter contains restrictions on the ownership and transfer of our voting stock that are intended to assist us in complying with the requirements to continue to qualify as a REIT. Subject to limited exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% (by number or value, whichever is more restrictive) of the outstanding shares of our common stock. Our board may, but is in no event required to, waive the applicable ownership limit with respect to a particular stockholder if it determines that such ownership will not jeopardize our status as a REIT and our board otherwise decides such action would be in our best interests.

        These charter provisions further prohibit:

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  any person from actually or constructively owning shares of our stock that would result in our being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a real estate investment trust (including but not limited to ownership that would result in us owning, actually or constructively, an interest in a tenant as described in Section 856(d)(2)(B) of the Internal Revenue Code if the income derived by us, either directly or indirectly, from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Internal Revenue Code); and

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  any person from transferring shares of our capital stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

        Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of our stock that will or may violate any of these restrictions on ownership and transfer is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. Under our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the applicable ownership limit or such other limit as permitted by our board, then any such purported transfer is void and of no force or effect with respect to the purported transferee as to that number of shares of our stock in excess of the ownership limit or such other limit, and the transferee will acquire no right or interest in such excess shares. Any excess shares described above are transferred automatically, by operation of law, to a trust, the beneficiary of which is a qualified charitable organization selected by us. Such automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee of the trust is required to sell the excess shares to a person or entity who could own the shares without violating the applicable ownership limit, or such other limit as permitted by our board, and distribute to the prohibited transferee an amount equal to the lesser of the price paid by the prohibited transferee for the excess shares or the sales proceeds received by the trust for the excess shares. Any proceeds in excess of the amount distributable to the prohibited transferee are distributed to the beneficiary of the trust. Prior to a sale of any such excess shares by the trust, the trustee is entitled to receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to such excess shares, and also is entitled to exercise all voting rights with respect to such excess shares.

        Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee will have the authority, at the trustee's sole discretion:

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  to rescind as void any vote cast by a prohibited transferee prior to the discovery by us that the shares have been transferred to the trust; or

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  to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

        However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the prohibited transferee, prior to the discovery by us that such shares had been automatically transferred to a trust as described above, are required to be repaid to the trustee upon demand for distribution to the beneficiary of the trust. In the event that the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the ownership limit or such other limit as permitted by our board, then our charter provides that the transfer of the excess shares is void ab initio.

        In addition, shares of common stock held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

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  the price per share in the transaction that resulted in such transfer to the trust or, in the case of a devise or gift, the market price at the time of such devise or gift; and

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  the market price on the date we, or our designee, accepted the offer.

        We will have the right to accept the offer until the trustee has sold the shares of stock held in the trust. Upon a sale to us, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.

        If any purported transfer of shares of common stock would cause us to be beneficially owned by fewer than 100 persons, such transfer will be null and void ab initio in its entirety and the intended transferee will acquire no rights to the stock.

        All certificates representing shares of common stock bear a legend referring to the restrictions described above. The foregoing ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for the common stock or otherwise be in the best interest of our stockholders.

        In addition, if our board of directors shall, at any time and in good faith, be of the opinion that direct or indirect ownership of at least 9.9% of the voting shares of capital stock has or may become concentrated in the hands of one beneficial owner, it shall have the power:

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  by lot or other means deemed equitable by it to call for the purchase from any stockholder of a number of voting shares sufficient, in the opinion of our board of directors, to maintain or bring the direct or indirect ownership of voting shares of capital stock of the beneficial owner to a level of no more than 9.9% of our outstanding voting shares; and

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  to refuse to transfer or issue voting shares of capital stock to any person whose acquisition of such voting shares would, in the opinion of the board of directors, result in the direct or indirect ownership by that person of more than 9.9% of the outstanding voting shares of our capital stock.

        If our board of directors fails to grant an exemption from this 9.9% ownership limitation, then the transfer of shares, options, warrants, or other securities convertible into voting shares that would create a beneficial owner of more than 9.9% of the outstanding voting shares shall be deemed void ab initio, and the intended transferee shall be deemed never to have had an interest in the transferred securities. The purchase price for any voting shares of capital stock so redeemed shall be equal to the fair market value of the shares reflected in the closing sales price for the shares, if then listed on a national securities exchange, or the average of the closing sales prices for the shares if then listed on more than one national securities exchange, or if the shares are not then listed on a national securities exchange, the latest bid quotation for the shares if then traded over-the-counter, on the last business day immediately preceding the day on which we send notices of such acquisitions, or, if no such closing sales prices or quotations are available, then the purchase price shall be equal to the net asset value of such stock as determined by the board of directors in accordance with the provisions of applicable law. From and after the date fixed for purchase by the board of directors, the holder of any shares so called for purchase shall cease to be entitled to distributions, voting rights and other benefits with respect to such shares, except the right to payment of the purchase price for the shares.

Business Combination Provisions

        Our charter requires that, except in some circumstances, "business combinations" between us and a beneficial holder of 10% or more of our outstanding voting stock (a "Related Person") be approved by the affirmative vote of at least 90% of our outstanding voting shares. A "business combination" is defined in our charter as:

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  any merger or consolidation with or into a Related Person;

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  any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as defined below) of our assets, including any voting securities of a subsidiary, to a Related Person;

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  any merger or consolidation of a Related Person with or into us;

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  any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to us;

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  the issuance of any of our securities, other than by way of pro rata distribution to all stockholders, to a Related Person; and

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  any agreement, contract or other arrangement providing for any of the transactions described above.

        The term "Substantial Part" means more than 10% of the book value of our total assets as of the end of our most recent fiscal year ending prior to the time the determination is being made.

        In addition to the restrictions on business combinations contained in our charter, Maryland law also contains restrictions on business combinations. See "Certain Provisions of Maryland Law and HCP's Charter and Bylaws—Business Combinations."

        The foregoing provisions may have the effect of discouraging unilateral tender offers or other takeover proposals which stockholders might deem to be in their interests or in which they might receive a substantial premium. The HCP board's authority to issue and establish the terms of currently authorized preferred stock, without stockholder approval, may also have the effect of discouraging takeover attempts. See "—Preferred Stock."

        The foregoing provisions could also have the effect of insulating current management against the possibility of removal and could, by possibly reducing temporary fluctuations in market price caused by accumulations of shares of our common stock, deprive stockholders of opportunities to sell at a temporarily higher market price. Our board believes, however, that inclusion of the business combination provisions in our charter may help assure fair treatment of our stockholders and preserve our assets.

Transfer and Ownership Restrictions Relating to our Preferred Stock

        Our charter contains restrictions on the ownership and transfer of preferred stock that are intended to assist us in complying with the requirements to maintain its status as a REIT. Subject to limited exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% (by number or value, whichever is more restrictive) of the outstanding shares of Series E Preferred Stock or Series F Preferred Stock. Our board of directors may, but in no event is required to, waive the applicable ownership limit with respect to a particular stockholder if it determines that such ownership will not jeopardize our status as a REIT and our board of directors otherwise decides such action would be in our best interests. The mechanics for the ownership limits on our preferred stock are similar to the mechanics related to our common stock, as described in "Transfer and Ownership Restrictions Relating to our Common Stock" above.

DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER

        Please note that in this section entitled "Description of the Depositary Shares We May Offer," references to "holders" mean those who own depositary shares registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries. Owners of beneficial interests in depositary shares should also read the section entitled "Legal Ownership and Book-Entry Issuance."

        This section outlines some of the provisions of the deposit agreement to govern any depositary shares, the depositary shares themselves and the depositary receipts. This information may not be complete in all respects and is qualified entirely by reference to the relevant deposit agreement and depositary receipts with respect to the depositary shares related to any particular series of preferred stock. The specific terms of any series of depositary shares will be described in the applicable prospectus supplement. If so described in the prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

Interest in a Fractional Share, or Multiple Shares, of Preferred Stock

        We may, at our option, elect to offer depositary shares, each of which would represent an interest in a fractional share, or multiple shares, of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent an interest in a fractional share, or multiple shares, of preferred stock as described in the prospectus supplement.

Deposit Agreement

        The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to those shares of preferred stock. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its interest in a fractional share, or multiple shares, of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

        Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement. We will distribute depositary receipts to those persons purchasing such depositary shares in accordance with the terms of the offering made by the related prospectus supplement.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record depositary shareholder based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.

        If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

        Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the relevant series of preferred stock will be made available to depositary shareholders.

        The amount distributed in all of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes and governmental charges.

Withdrawal of Stock

        Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement and subject to the terms thereof, a holder of depositary receipts is entitled to have the depositary deliver to such holder the applicable number of shares of preferred stock underlying the depositary shares evidenced by the surrendered depositary receipts. There may be no market, however, for the underlying preferred stock and once the underlying preferred stock is withdrawn from the depositary, it may not be redeposited.

Redemption and Liquidation

        The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.

Voting

        Upon receiving notice of any meeting at which preferred stockholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record depositary shareholders relating to those series of preferred stock. Each depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder's depositary shares. The depositary will vote the shares of preferred stock underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to that preferred stock, it will abstain from voting those shares of preferred stock, unless otherwise discussed in the prospectus supplement.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

        Each depositary will forward to the relevant depositary shareholders all our reports and communications that we are required to furnish to preferred stockholders of any series.

        The deposit agreement will contain provisions relating to adjustments in the fraction of a share of preferred stock represented by a depositary share in the event of a change in par value, split-up, combination or other reclassification of the preferred stock or upon any recapitalization, merger or sale of substantially all of our assets.

        Neither the depositary nor HCP will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement, or subject to any liability under the deposit agreement to holders of depositary receipts other than for the relevant party's gross negligence or willful misconduct. The obligations of HCP and each depositary under any deposit agreement will be limited to performance in good faith of their duties under that agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.

Title

        HCP, each depositary and any of their agents may treat the registered owner of any depositary share as the absolute owner of that share, whether or not any payment in respect of that depositary share is overdue and despite any notice to the contrary, for any purpose. See "Legal Ownership and Book-Entry Issuance."

Resignation and Removal of Depositary

        A depositary may resign at any time by issuing us a notice of resignation, and we may remove any depositary at any time by issuing it a notice of removal. Resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

 DESCRIPTION OF THE DEBT SECURITIES WE MAY OFFER

        Please note that in this section entitled "Description of the Debt Securities We May Offer," references to "holders" mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should also read the section entitled "Legal Ownership and Book-Entry Issuance."

        The following description summarizes the material provisions of our debt securities. The debt securities are to be issued under an existing indenture dated as of September 1, 1993 between us and The Bank of New York, as trustee (the "indenture"), which has been filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part. This description is not complete and is subject to, and is qualified in its entirety by reference to, the indenture and the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The specific terms of any series of debt securities will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. Whenever particular defined terms of the indenture, as supplemented or amended from time to time, are referred to in this prospectus or a prospectus supplement, those defined terms are incorporated in this prospectus or such prospectus supplement by reference.

General

        The indenture does not limit the aggregate principal amount of debt securities that may be issued under the indenture and provides that the debt securities may be issued from time to time in one or more series. All securities issued under the indenture will rank equally and ratably with all other securities issued under the indenture.

        The debt securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. The debt securities are not, by their terms, subordinate in right of payment to any of our other indebtedness.

        Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary's liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary are recognized. In addition, dividends, loans and advances to us from some of our subsidiaries are restricted by net capital requirements under the Securities Exchange Act of 1934 and under rules of securities exchanges and other regulatory bodies. Furthermore, because some of our subsidiaries are partnerships in which we are a general partner, we may be liable for their obligations. We also guarantee many of the obligations of our subsidiaries. Any liability we may have for our subsidiaries' obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our securities.

        The prospectus supplement and any related pricing supplement will describe certain terms of the debt securities offered by that prospectus supplement, including:

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  the title of the debt securities;

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  any limit on the aggregate principal amount of the debt securities and their purchase price;

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  the date or dates on which the debt securities will mature;

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  the rate or rates per annum (or manner in which interest is to be determined) at which the debt securities will bear interest, if any, and the date from which the interest, if any, will accrue;

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  the dates on which interest, if any, on the debt securities will be payable and the regular record dates for these interest payment dates;

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  any mandatory or optional sinking fund or analogous provisions;

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  additional provisions, if any, for the defeasance of the debt securities;

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  the date, if any, after which and the price or prices at which the debt securities may, pursuant to any optional or mandatory redemption or repayment provisions, be redeemed and the other detailed terms and provisions of any optional or mandatory redemption or repayment provisions;

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  whether the debt securities are to be issued in whole or in part in registered form represented by one or more registered global securities and, if so, the identity of the depositary for the registered global securities;

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  to the extent appropriate, any applicable material United States federal income tax consequences; and

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  any other specific terms of the debt securities, including any additional events of default or covenants provided for with respect to the debt securities, and any terms that may be required by or advisable under applicable laws or regulations.

        Principal of, premium, if any, and interest, if any, on the debt securities will be payable at the place or places designated by us and set forth in the applicable prospectus supplement. Interest, if any, on the debt securities will be paid, unless otherwise provided in the applicable prospectus supplement, by check mailed to the person in whose name the debt securities are registered at the close of business on the record dates designated in the applicable prospectus supplement at the address of the related holder appearing on the register of debt securities. The trustee will maintain at an office in the Borough of Manhattan, The City of New York, a register for the registration of transfers of debt securities, subject to any restrictions set forth in the applicable prospectus supplement relating to the debt securities.

        Unless otherwise provided in the applicable prospectus supplement or pricing supplement, the debt securities will be issued only in fully registered form without coupons and in denominations of $1,000 or any larger amount that is an integral multiple of $1,000. Debt securities may be presented for exchange and transfer in the manner, at the places and subject to the restrictions set forth in the indenture, the debt securities and the prospectus supplement. These services will be provided without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer, but subject to the limitations provided in the indenture.

        Debt securities will bear interest at a fixed rate or a floating rate. The debt securities may be issued at a price less than their stated redemption price at maturity, resulting in the debt securities being treated as issued with original issue discount for federal income tax purposes. Any original issue discount debt securities may currently pay no interest or interest at a rate which at the time of issuance is below market rates. Special federal income tax and other considerations applicable to any of these discounted notes will be described in the prospectus supplement or pricing supplement.

        The indenture provides that all debt securities of any one series need not be issued at the same time and we may, from time to time, issue additional debt securities of a previously issued series without your consent and without notifying you. In addition, the indenture provides that we may issue debt securities with terms different from those of any other series of debt securities and, within a series of debt securities, certain terms (such as interest rate or manner in which interest is calculated and maturity date) may differ.

Conversion Rights

        The terms, if any, on which debt securities of a series may be exchanged for or converted into shares of our common stock, preferred stock, debt securities of another series or other securities will be set forth in the prospectus supplement relating to the series. To protect our status as a REIT, a holder may not convert any debt security, and the debt security is not convertible by any holder, if as a result of the conversion any person would then be deemed to beneficially own, directly or indirectly, 9.9% or more of our common stock.

Global Debt Securities

        Unless we specify otherwise in the applicable prospectus supplement, the registered debt securities of a series will be issued only in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to the series and registered in the name of the depositary or a nominee of the depository. Ownership of beneficial interests in a registered global security will be limited to persons, or participants, that have accounts with the depositary for the registered global security or persons that may hold interests through participants.

        Those who own beneficial interests in a global debt security will do so through participants in the depositary's securities clearance system, and the rights of those indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities under "Legal Ownership and Book-Entry Issuance."

Covenants

  Limitation on Borrowing Money

        In the indenture, we have agreed not to create, assume, incur or otherwise become liable in respect of any:

        (a)   Senior Debt, unless the aggregate principal amount of our Senior Debt outstanding will not, at the time of such creation, assumption or incurrence and after giving effect thereto and to any concurrent transactions, exceed the greater of (i) 300% of Capital Base and (ii) 500% of Tangible Net Worth; and

        (b)   Non-Recourse Debt, unless the aggregate principal amount of our Senior Debt and Non-Recourse Debt outstanding will not, at the time of such creation, assumption or incurrence and after giving effect thereto and to any concurrent transactions, exceed 500% of Capital Base.

        For the purpose of this limitation as to borrowing money, the following terms have the following meanings:

  •
  "Senior Debt" means all Debt other than Non-Recourse Debt and Subordinated Debt;

  •
  "Debt," with respect to any Person, means:

  (a)
  its indebtedness, secured or unsecured, for borrowed money;

  (b)
  Liabilities secured by any existing lien on property owned by the Person;

  (c)
  Capital Lease Obligations and the present value of all payments due under any arrangement for retention of title (discounted at the implicit rate if known and at 9% otherwise) if the arrangement is in substance an installment purchase or an arrangement for the retention of title for security purposes; and

  (d)
  guarantees of obligations of the character specified in clauses (a), (b) and (c) above to the full extent of the liability of the guarantor (discounted to present value, as provided in clause (c) above, in the case of guarantees of title retention arrangements).

  •
  "Capital Lease" means at any time any lease of Property which, in accordance with generally accepted accounting principles, would at that time be required to be capitalized on a balance sheet of the lessee;

  •
  "Capital Lease Obligation" means at any time the amount of the liability in respect of a Capital Lease which, in accordance with generally accepted accounting principles, would at that time be so required to be capitalized on a balance sheet of the lessee;

  •
  "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible;

  •
  "Person" means an individual, partnership, joint venture, joint-stock company, association, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof;

  •
  "Non-Recourse Debt," with respect to any Person, means any Debt secured by, and only by, property on or with respect to which the Debt is incurred where the rights and remedies of the holder of the Debt in the event of default do not extend to assets other than the property constituting security for the Debt;

  •
  "Subordinated Debt" means any of our unsecured Debt which is issued or assumed pursuant to, or evidenced by, an indenture or other instrument which contains provisions for the subordination of such Debt (to which appropriate reference shall be made in the instruments evidencing such Debt if not contained therein) to the debt securities (and, at our option, if so provided, to our Debt, either generally or as specifically designated);

  •
  "Capital Base" means, at any date, the sum of Tangible Net Worth and Subordinated Debt;

  •
  "Tangible Net Worth" means, at any date, the net book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves) of our Tangible Assets at that date, minus the amount of our Liabilities at that date;

  •
  "Tangible Assets" means all of our assets (including assets held subject to Capital Leases and other arrangements pursuant to which title to the Property has been retained by or vested in some other Person for security purposes), except: (a) deferred assets other than prepaid insurance, prepaid taxes and deposits; (b) patents, copyrights, trademarks, trade names, franchises, goodwill, experimental expense and other similar intangibles; and (c) unamortized debt discount and expense; and

  •
  "Liabilities" means at any date the items shown as liabilities on our balance sheet, except any items of deferred income, including capital gains.

  Consolidation, Merger and Sale of Assets

        We may not consolidate or merge with or into or transfer or lease our assets substantially as an entirety to any person unless we are the continuing corporation or the successor corporation or person to which the assets are transferred or leased is organized under the laws of the United States or any state of the United States or the District of Columbia and expressly assumes our obligations on the debt securities and under the indenture, and after giving effect to the transaction no event of default under the indenture has occurred and is continuing, and certain other conditions are met.

  Additional Covenants

        Any additional covenants that we agree to with respect to a series of the debt securities will be set forth in the prospectus supplement or related pricing supplement.

Events of Default

        The following are events of default under the indenture with respect to the debt securities of any series:

  •
  failure to pay principal of or any premium on any debt security of the series when due;

  •
  failure to pay any interest on any debt security of the series when due, continued for 30 days;

  •
  failure to deposit any sinking fund payment when due in respect of any debt security of the series;

  •
  failure to perform any other of our covenants or warranties in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of one or more series of debt securities other than that series), continued for 60 days after written notice by the trustee to us or by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series to us and the trustee as provided in the indenture;

  •
  certain events in bankruptcy, insolvency, conservatorship, receivership or reorganization of us;

  •
  an acceleration of the date on which any of our other indebtedness evidenced by any mortgage, indenture or instrument shall be due and payable, in an aggregate principal amount exceeding $20,000,000 and such acceleration is not rescinded or annulled within 10 days after written notice is given by the trustee to us or by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series to us and the trustee as provided in the indenture; and

  •
  the occurrence of any other event of default provided with respect to the debt securities of that series.

        If an event of default with respect to the outstanding debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all the outstanding debt securities of that series to be due and payable immediately. At any time after the declaration of acceleration with respect to the debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul the acceleration.

        The indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to a series of debt securities, give to the holders of the outstanding debt securities of the series notice of all uncured defaults known to it. Except in the case of default in the payment of principal, premium, if any, or interest, if any, on any debt securities of a series, the trustee shall be protected in withholding the notice if the trustee in good faith determines that the withholding of the notice is in the interest of the holders of outstanding debt securities of the series.

        The indenture provides that, subject to the duty of the trustee during the continuance of an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee and subject to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

        We are required to furnish to the trustee annually a statement as to our performance of certain obligations under the indenture and as to any default in our performance.

Modification, Waiver and Amendment

        The indenture provides that modifications and amendments may be made by us and the trustee to the indenture without the consent of any holders:

  •
  to cure any ambiguity;

  •
  to provide for our successor to assume the indenture;

  •
  to provide for a successor trustee;

  •
  to change or eliminate any provisions of the indenture with respect to all or any series of the debt securities not then outstanding;

  •
  to add to the covenants of HCP for the benefit of the holders of all or any series of debt securities;

  •
  to maintain the qualification of the indenture under the Trust Indenture Act; or

  •
  to make other changes specified in the indenture.

        The indenture provides that modifications and amendments may be made by us and the trustee to the indenture with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

  •
  change the stated maturity of the principal of, or any installment of principal of, premium, if any, or interest, if any, on any debt security;

  •
  reduce the principal amount of, premium, if any, or interest, if any, on any debt security;

  •
  reduce the amount of principal of an original issue discount debt security payable upon acceleration of the stated maturity of the debt security;

  •
  change the place or currency of payment of the principal of, premium, if any, or interest, if any, on any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

  •
  reduce the percentage in aggregate principal amount of the outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

  •
  modify the provisions of the indenture providing for the modification, waiver or amendment of provisions of the indenture regarding waivers of events of default or the provisions providing that we maintain certain insurance.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of each series will be able, on behalf of all holders of the debt securities of that series, to waive compliance by us with certain restrictive provisions of the indenture, or any past default under the indenture with respect to the debt securities of that series, except a default in the payment of principal, premium, if any, or interest, if any, or in respect of a provision of the indenture which cannot be amended or modified without the consent of the holder of each outstanding debt security of the series affected.

Satisfaction and Discharge of Indenture

        The indenture, with respect to any and all series of debt securities (except for certain specified surviving obligations including, among other things, our obligation to pay the principal of, premium, if any, or interest, if any, on any debt securities), will be discharged and cancelled upon the satisfaction of certain conditions, including the payment in full of the principal of, premium, if any, and interest, if any, on all of the debt securities of that series or the deposit with the trustee of an amount of cash sufficient for the payment or redemption, in accordance with the indenture.

Defeasance

        We will be able to terminate certain of our obligations under the indenture with respect to the debt securities of any series on the terms and subject to the conditions contained in the indenture by depositing in trust with the trustee cash or U.S. government obligations (or combination thereof) sufficient to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series to their maturity or redemption date in accordance with the terms of the indenture and the debt securities of the series.

Governing Law and Consent to Jurisdiction

        The indenture is and the debt securities issued thereunder will be governed by and construed in accordance with the laws of the State of California.

Concerning the Trustee

        The indenture contains certain limitations on the rights of the trustee should it become a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us. However, if the trustee acquires any conflicting interest it must eliminate such conflict or resign or otherwise comply with the Trust Indenture Act of 1939, as amended.

        The indenture provides that, in case an event of default should occur and be continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs in the exercise of its powers.

DESCRIPTION OF WARRANTS OR OTHER RIGHTS WE MAY OFFER

        Please note that in this section entitled "Description of Warrants or Other Rights We May Offer," references to "holders" mean those who own warrants or other rights registered in their own names, on the books that we or any applicable trustee or warrant or rights agent maintain for this purpose, and not those who own beneficial interests in warrants or rights registered in street name or in warrants or rights issued in book-entry form through one or more depositaries. Owners of beneficial interests in warrants or rights should also read the section entitled "Legal Ownership and Book-Entry Issuance."

        This section outlines some of the provisions of each warrant or rights agreement pursuant to which warrants or rights may be issued, the warrants or rights, and any warrant or rights certificates. This information may not be complete in all respects and is qualified entirely by reference to any warrant agreement or rights agreement with respect to the warrants or rights of any particular series. The specific terms of any series of warrants or rights will be described in the applicable prospectus supplement. If so described in the prospectus supplement, the terms of that series of warrants or rights may differ from the general description of terms presented below.

        We may issue warrants or other rights. We may issue these securities in such amounts or in as many distinct series as we wish. This section summarizes the terms of these securities that apply generally. Most of the financial and other specific terms of any such series of securities will be described in the applicable prospectus supplement. Those terms may vary from the terms described here.

        When we refer to a series of securities in this section, we mean all securities issued as part of the same series under any applicable indenture, agreement or other instrument. When we refer to the applicable prospectus supplement, we mean the prospectus supplement describing the specific terms of the security you purchase. The terms used in the applicable prospectus supplement generally will have the meanings described in this prospectus, unless otherwise specified in the applicable prospectus supplement.

Warrants

        We may issue warrants, options or similar instruments for the purchase of our debt securities, preferred stock, common stock, depositary shares or units. We refer to these collectively as "warrants." Warrants may be issued independently or together with debt securities, preferred stock, common stock, depositary shares or units, and may be attached to or separate from those securities.

Rights

        We may also issue rights, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value or stream of cash payments is determined by reference to, the occurrence or non-occurrence of or the performance, level or value of, one or more of the following:

  •
  securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

  •
  one or more currencies;

  •
  one or more commodities;

  •
  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

  •
  one or more indices or baskets of the items described above.

        We refer to each property described above as a "right property."

        We may satisfy our obligations, if any, and the holder of a right may satisfy its obligations, if any, with respect to any rights by delivering, among other things:

  •
  the right property;

  •
  the cash value of the right property; or

  •
  the cash value of the rights determined by reference to the performance, level or value of the right.

        The applicable prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a right may deliver to satisfy its obligations, if any, with respect to any rights.

Agreements

        Each series of warrants or rights may be evidenced by certificates and may be issued under a separate indenture, agreement or other instrument to be entered into between us and a bank that we select as agent with respect to such series. The warrant or rights agent will act solely as our agent in connection with the warrant or rights agreement or any warrant or rights certificates and will not assume any obligation or relationship of agency or trust for or with any warrant or rights holders. Copies of the forms of agreements and the forms of certificates representing the warrants or rights will be filed with the SEC near the date of filing of the applicable prospectus supplement with the SEC. Because the following is a summary of certain provisions of the forms of agreements and certificates, it does not contain all information that may be important to you. You should read all the provisions of the agreements and the certificates once they are available. Warrants or rights in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities under "Legal Ownership and Book-Entry Issuance."

General Terms of Warrants or Rights

        The prospectus supplement relating to a series of warrants or rights will identify the name and address of the warrant or rights agent, if any. The prospectus supplement will describe the terms of the series of warrants or rights in respect of which this prospectus is being delivered, including:

  •
  the offering price;

  •
  the currency for which the warrants or rights may be purchased;

  •
  the designation and terms of any securities with which the warrants or rights are issued and in that event the number of warrants or rights issued with each security or each principal amount of security;

  •
  the date, if any, on which the warrants or rights and any related securities will be separately transferable;

  •
  whether the warrants or rights are to be sold separately or with other securities, as part of units or otherwise;

  •
  any securities exchange or quotation system on which the warrants or rights or any securities deliverable upon exercise of such securities may be listed;

  •
  whether the warrants or rights will be issued in fully registered form or bearer form, in global or non-global form or in any combination of these forms;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  material U.S. Federal income tax consequences of holding or exercising these securities; and

  •
  any other terms of the warrants or rights.

        Warrant or rights certificates may be exchanged for new certificates of different denominations and may be presented for transfer of registration and, if exercisable for other securities or other property, may be exercised at the warrant or rights agent's corporate trust office or any other office indicated in the prospectus supplement. If the warrants or rights are not separately transferable from any securities with which they were issued, an exchange may take place only if the certificates representing the related securities are also exchanged. Prior to exercise of any warrant or right exercisable for other securities or other property, warrant or rights holders will not have any rights as holders of the underlying securities, including the right to receive any principal, premium, interest, dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Exercise of Warrants or Rights

        If any warrant or right is exercisable for other securities or other property, the following provisions will apply. Each such warrant or right may be exercised at any time up to any expiration date and time mentioned in the prospectus supplement relating to those warrants or rights as may otherwise be stated

in the prospectus supplement. After the close of business on any applicable expiration date, unexercised warrants or rights will become void.

        Warrants or rights may be exercised by delivery of the certificate representing the securities to be exercised, or in the case of global securities, as described below under "Legal Ownership and Book-Entry Issuance," by delivery of an exercise notice for those warrants or rights, together with certain information, and payment to any warrant or rights agent in immediately available funds, as provided in the prospectus supplement, of the required purchase amount, if any. Upon receipt of payment and the properly executed certificate or exercise notice at the office indicated in the prospectus supplement, we will, within the time period in the relevant agreement, issue and deliver the securities or other property purchasable upon such exercise. If fewer than all of the warrants or rights represented by such certificates are exercised, a new certificate will be issued for the remaining amount of warrants or rights. The warrant or rights holder will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of the underlying securities or property.

        If mentioned in the prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants or rights.

Preferred Stock, Depositary Shares and Common Stock Warrant Adjustment

        In the case of warrants or rights to purchase preferred stock, common stock or depositary shares the exercise price payable and the number of shares of common stock purchasable upon warrant exercise may be adjusted in certain events. The terms and conditions on which adjustments may be made will be set forth in the warrant or rights certificate and the applicable prospectus supplement. Such description will include information about:

  •
  the provisions for adjusting the exercise price of and/or the number of shares of preferred stock, depositary shares or common stock covered by such warrants or rights;

  •
  the events requiring such adjustment;

  •
  the events upon which we may, in lieu of making such adjustment, make proper provisions so that the warrant or rights holder, upon exercise, would be treated as if such holder had exercised such warrant or right prior to the occurrence of such events; and

  •
  the provisions affecting exercise if certain events affecting the preferred stock, depositary shares or common stock occur.

        The prospectus supplement will describe which, if any, of these provisions shall apply to a particular series of warrants or rights. Unless otherwise specified in the applicable prospectus supplement, no adjustment in the number of shares purchasable upon warrant or right exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number and no fractional shares will be issued upon warrant or right exercise, but we will pay the cash value of any fractional shares otherwise issuable.

Consolidation, Merger and Sale of Assets

        Any agreement with respect to warrants or rights will provide that we are generally permitted to merge or consolidate with another corporation or other entity. Any such agreement will also provide that we are permitted to sell our assets substantially as an entirety to another corporation or other entity. With regard to any series of securities, however, we may not take any of these actions unless all of the following conditions are met:

  •
  if we are not the successor entity, the person formed by the consolidation or into or with which we merge or the person to which our properties and assets are conveyed, transferred or leased must be an entity organized and existing under the laws of the United States, any state or the District of Columbia and must expressly assume the performance of our covenants under any relevant indenture, agreement or other instrument; and

  •
  we or that successor corporation must not, after giving effect to the transaction, be in default under that agreement.

Enforcement by Holders of Warrants or Rights

        Any warrant or rights agent for any series of warrants or rights will act solely as our agent under the relevant agreement and will not assume any obligation or relationship of agency or trust for any warrant or rights holder.

        A single bank or trust company may act as agent for more than one issue of securities. Any such agent will have no duty or responsibility in case we default in performing our obligations under the relevant agreement or warrant or right, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any warrant or rights holder may, without the agent's consent or consent of any other securityholder, enforce by appropriate legal action its right to exercise any warrant or right exercisable for any property.

Replacement of Certificates

        We will replace any destroyed, lost, stolen or mutilated warrant or rights certificate upon delivery to us and any applicable agent of satisfactory evidence of the ownership of that certificate and of its destruction, loss, theft or mutilation, and (in the case of mutilation) surrender of that certificate to us or any applicable agent, unless we have, or the agent has, received notice that the certificate has been acquired by a bona fide purchaser. That warrant or rights holder will also be required to provide indemnity satisfactory to us and the relevant warrant or rights agent before a replacement certificate will be issued.

Title

        HCP, any warrant or rights agents for any series of warrants or rights and any of their agents may treat the registered holder of any certificate as the absolute owner of the warrants or rights evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to such warrants or rights so requested, despite any notice to the contrary. See "Legal Ownership and Book-Entry Issuance."

DESCRIPTION OF STOCK PURCHASE CONTRACTS WE MAY OFFER

        Please note that in this section entitled "Description of Stock Purchase Contracts We May Offer," references to "holders" mean those who own stock purchase contracts registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in stock purchase contracts registered in street name or in stock purchase contracts issued in book-entry form through one or more depositaries. Owners of beneficial interests in the stock purchase contracts should read the section below entitled "Legal Ownership and Book-Entry Issuance."

        This section outlines some of the provisions of the stock purchase contracts, the stock purchase contract agreement and the pledge agreement. This information is not complete in all respects and is qualified entirely by reference to the stock purchase contract agreement and pledge agreement with respect to the stock purchase contracts of any particular series. The specific terms of any series of stock purchase contracts will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the specific terms of any series of stock purchase contracts may differ from the general description of terms presented below.

        Unless otherwise specified in the applicable prospectus supplement, we may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock, preferred stock, depositary shares or other security or property at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock, depositary shares or other security or property. The consideration per share of common stock or preferred stock or per depositary share or other security or property may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by or on behalf of HCP of shares of the underlying security or property or, they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security or property. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, or other securities or property, securing the holders' obligations to purchase or sell, as the case may be, the common stock or the preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts.

        The securities related to the stock purchase contracts may be pledged to a collateral agent for HCP's benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase the underlying security or property under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to HCP's security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts or in the event other securities, cash or property is made subject to the pledge agreement in lieu of the pledged securities, if permitted by the pledge agreement, or as otherwise provided in the pledge agreement. Subject to such security interest and the terms of the stock purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities.

        Except as described in the applicable prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute such payments to HCP or the stock purchase contract agent, as provided in the pledge agreement. The purchase agent will in turn distribute payments it receives as provided in the stock purchase contract agreement.

DESCRIPTION OF UNITS WE MAY OFFER

        Please note that in this section entitled "Description of Units We May Offer," references to "holders" mean those who own units registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in units registered in street name or in units issued in book-entry form through one or more depositaries. Owners of beneficial interests in the units should read the section below entitled "Legal Ownership and Book-Entry Issuance."

        This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

        We may issue units comprised of two or more debt securities, shares of common stock, shares of preferred stock, stock purchase contracts, warrants, rights and other securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        The applicable prospectus supplement may describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below;

  •
  the price or prices at which such units will be issued;

  •
  information with respect to book-entry procedures, if any;

  •
  the applicable United States Federal income tax considerations relating to the units;

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

  •
  any other terms of the units and of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of the Debt Securities We May Offer," "Description of Warrants or Other Rights We May Offer," "Description of Stock Purchase Contracts We May Offer," "Description of Capital Stock We May Offer—Common Stock" and "Description of Capital Stock We May Offer—Preferred Stock" will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

        We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

        We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

        The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Enforcement of Rights

        The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

        Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement, rights agreement or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, warrants, stock purchase contracts, common stock and preferred stock, as relevant.

        Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act

        No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

        The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

        The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

        The unit agreements and the units will be governed by New York law.

Form, Exchange and Transfer

        We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under "Legal Ownership and Book-Entry Issuance."

        Each unit and all securities comprising the unit will be issued in the same form.

        If we issue any units in registered, non-global form, the following will apply to them.

        The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

  •
  Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

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  Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

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  If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

        Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

        In making payments and giving notices with respect to our units, we will follow the procedures we plan to use with respect to our debt securities, where applicable. We describe those procedures above under "Description of the Debt Securities We May Offer—General" and "Description of the Debt Securities We May Offer—Global Debt Securities."

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

        In this section, we describe special considerations that will apply to registered securities issued in global—i.e., book-entry—form. First, we describe the difference between legal ownership and indirect ownership of registered securities. Then, we describe special provisions that apply to global securities.

Who is the Legal Owner of a Registered Security?

        Each security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee, warrant agent or other agent maintain for this purpose, as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors (i.e., persons or institutions purchasing securities in the offering to which a prospectus supplement relates) in securities issued in book-entry form or in street name will be indirect owners.

  Book-Entry Owners

        We will issue each security in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Under the indenture with respect to our debt securities, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

  Street Name Owners

        In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

  Legal Holders

        Our obligations as well as the obligations of any trustee under any indenture and the obligations, if any, of any warrant agents and unit agents and any other third parties employed by us, the trustee or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend an indenture for a series of debt securities or warrants or the warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

        When we refer to "you" in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to "your securities" in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

  Special Considerations for Indirect Owners

        If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

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  how it handles securities payments and notices;

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  whether it imposes fees or charges;

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  whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or stock purchase contract or to exchange or convert a security for or into other property;

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  how it would handle a request for the holders' consent, if ever required;

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  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

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  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

What is a Global Security?

        We will issue each security in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or their nominees, which we select. A financial institution that we select for any security for this purpose is called the "depositary" for that security. A security will usually have only one depositary but it may have more.

        Each series of securities will have one or more of the following as the depositaries:

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  The Depository Trust Company, New York, New York, which is known as DTC;

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  a financial institution holding the securities on behalf of Euroclear;

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  a financial institution holding the securities on behalf of Clearstream; and

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  any other clearing system or financial institution named in the applicable prospectus supplement.

        The depositaries named above may also be participants in one another's systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in the applicable prospectus supplement; if none is named, the depositary will be DTC.

        A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

        A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "—Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under "—Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated." If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

  Special Considerations for Global Securities

        As an indirect owner, an investor's rights relating to a global security will be governed by the account rules of the depositary, those of the investor's financial institution (e.g., Euroclear and Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

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  an investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under "—Who is the Legal Owner of a Registered Security—Legal Holders" above;

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  an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

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  an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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  the depositary's policies and those of any participant in the depositary's system or other intermediary (e.g., Euroclear or Clearstream, if DTC is the depositary) through which that institution holds security interests, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and the trustee will have no responsibility for any aspect of the depositary's policies or actions or records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

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  the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

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  financial institutions that participate in the depositary's book-entry system and through which an investor holds its interest in the global securities (including Euroclear and Clearstream, if you hold through them when the depositary is DTC) may also have their own policies affecting payments, notices and other matters relating to the securities. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions of any of those intermediaries.

  Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

        If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner's bank, broker or other financial institution through which that owner holds its beneficial interest in the securities.

        In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under "—Who is the Legal Owner of a Registered Security."

        The special situations for termination of a global security are as follows:

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  DTC notifies us that it is unwilling or unable to continue acting as the depositary for that global security, or DTC has ceased to be a clearing agency registered under the Exchange Act, and in either case we fail to appoint a successor depositary within 60 days;

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  we order in our sole discretion that such global security will be transferable, registrable and exchangeable; or

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  in the case of a global security representing debt securities or warrants issued under an indenture, an event of default has occurred with regard to that global security and is continuing.

        If a global security is terminated, only the depositary, and neither we, the trustee for any debt security, the warrant agent for any warrants or the unit agent for any units, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

  Considerations Relating to Euroclear and Clearstream

        Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

        As long as any global security is held by Euroclear or Clearstream, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If you are a participant in either of those systems, you may hold your interest directly in that system. If you are not a participant, you may hold your interest indirectly through organizations that are participants in that system.

        If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

        If Euroclear or Clearstream is the depositary for a global security, or if DTC is the depositary for a global security and Euroclear and Clearstream hold interests in the global security as participants in DTC, then Euroclear and Clearstream will hold interests in the global security on behalf of the participants in their systems.

        Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC's rules and procedures.

  Special Timing Considerations for Transactions in Euroclear and Clearstream

        Investors will be able to make and receive through Euroclear and Clearstream payments, notices and other communications and deliveries involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems, and wish to transfer their interests, or to receive or make a payment or delivery with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

CERTAIN PROVISIONS OF MARYLAND LAW AND HCP'S CHARTER AND BYLAWS

        The following paragraphs summarize certain provisions of Maryland law and of our charter and bylaws. This is a summary, and does not completely describe Maryland law, our charter or our bylaws. For a complete description, we refer you to the MGCL, our charter and our bylaws. We have incorporated by reference our charter and bylaws as exhibits to the registration statement of which this prospectus is a part.

Election of Directors

        Under our bylaws, we have ten directors unless increased or decreased by the board of directors or our stockholders. However, this number may not be fewer than three. At each annual meeting of stockholders, the election of directors shall be by a plurality of the votes cast. Holders of common stock have no right to cumulative voting for the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of our common stock can elect all of our directors. A vacancy resulting from an increase in the number of directors may be filled by a majority vote of the entire board of directors or by the affirmative vote of the holders of a majority of our shares then entitled to vote at an election of directors. Other vacancies may be filled by the vote of a majority of the remaining directors.

Removal of Directors

        Under the terms of our charter, a director of ours may be removed by the affirmative vote of the holders of two-thirds of the outstanding shares of our voting stock or by a unanimous vote of all other directors. Our stockholders may elect a successor to fill any vacancy which results from the removal of a director.

Business Combinations

        Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

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  any person who beneficially owns ten percent or more of the voting power of the corporation's shares; or

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  an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

        After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

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  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or which are held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. None of these provisions of the Maryland law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder.

        In addition to the restrictions on business combinations provided under Maryland law, our charter also contains restrictions on business combinations. See "Description of Capital Stock We May Offer—Business Combination Provisions."

Control Share Acquisitions

        Maryland law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or shares of stock for which the acquiror is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

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  one-tenth or more but less than one-third;

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  one-third or more but less than a majority; or

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  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a "control share acquisition" means the acquisition of control shares.

        Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and satisfied other conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may be able to redeem any or all of the control shares for fair value, except for control shares for which voting rights previously have been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of control shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

        The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. Our charter and bylaws do not provide for any such exemption.

Duties of Directors with Respect to Unsolicited Takeovers

        Maryland law provides protection for Maryland corporations against unsolicited takeovers by limiting, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them to (a) accept, recommend or respond to any proposal by a person seeking to acquire control of the corporation, (b) make a determination under the Maryland business combination or control share acquisition statutes described above, or (c) act or fail to act solely because of the effect the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition. Moreover, under Maryland law the act of a director of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control is not subject to any higher duty or greater scrutiny than is applied to any other act of a director. Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.

Unsolicited Takeovers

        Under Maryland law, a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors may elect to be subject to certain statutory provisions relating to unsolicited takeovers which, among other things, would automatically classify the board of directors into three classes with staggered terms of three years each and vest in the board of directors the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board of directors, even if the remaining directors do not constitute a quorum. These statutory provisions relating to unsolicited takeovers also provide that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, rather than the next annual meeting of directors as would otherwise be the case, and until his successor is elected and qualified.

        An election to be subject to any or all of the foregoing statutory provisions may be made in our charter or bylaws, or by resolution of our board of directors without stockholder approval. Any such statutory provision to which we elect to be subject will apply even if other provisions of Maryland law or our charter or bylaws provide to the contrary. Neither our charter nor our bylaws provides that we are subject to any of the foregoing statutory provisions relating to unsolicited takeovers. However, our board of directors could adopt a resolution, without stockholder approval, to elect to become subject to some or all of these statutory provisions.

        If we made an election to be subject to such statutory provisions and our board of directors were divided into three classes with staggered terms of office of three years each, the classification and staggered terms of office of our directors would make it more difficult for a third party to gain control of our board of directors since at least two annual meetings of stockholders, instead of one, generally would be required to effect a change in the majority of our board of directors.

Amendments to the Charter

        Provisions of our charter on business combinations, the number of directors and certain ownership restrictions may be amended only if approved by our board of directors and by our stockholders by the affirmative vote of two-thirds of all of the votes entitled to be cast by our stockholders on the matter. Other amendments to our charter require approval by our board of directors and approval by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast by our stockholders on the matter.

Amendment to the Bylaws

        Provisions of our bylaws on the number of directors and the vote required to amend the bylaws may be amended only by unanimous vote of the board of directors or by the affirmative vote of not less than 90% of all of the votes entitled to be cast by our stockholders on the matter. Other amendments to our bylaws require the affirmative vote of a majority of the entire board of directors or the affirmative vote of two-thirds of all of the votes entitled to be cast by our stockholders on the matter.

Dissolution of Health Care Property Investors, Inc.

        Our dissolution must be approved by our board of directors by a majority vote of the entire board and by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast by our stockholders on the matter.

Advance Notice of Director Nominations and New Business; Procedures of Special Meetings Requested by Stockholders

        Our bylaws provide that nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders at the annual or special meeting of stockholders may be made only:

  •
  pursuant to our notice of the meeting;

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  by or at the direction of the board of directors; or

  •
  by a stockholder who was a stockholder at the time the notice of meeting was given and is entitled to vote at the meeting and who has complied with the advance notice procedures, including the minimum time period, described in the bylaws.

        Our bylaws also provide that only the business specified in our notice of meeting may be brought before a special meeting of stockholders. Our bylaws provide that our stockholders have the right to call a special meeting only upon the written request of the stockholders holding in the aggregate not less than 50% of the outstanding shares entitled to vote on the business proposed to be transacted at such meeting.

Anti-Takeover Effect of Provisions of Maryland Law and of the Charter and Bylaws

        The provisions in the charter on removal of directors and business combinations, the business combinations and control share acquisition provisions of Maryland law, the advance notice provisions of our bylaws and the provisions of our bylaws relating to stockholder-requested special meetings may delay, defer or prevent a change of control or other transaction in which holders of some, or a majority, of the common stock might receive a premium for their common stock over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

Limitation of Liability and Indemnification

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages. However, a Maryland corporation may not limit liability resulting from actual receipt of an improper benefit or profit in money, property or services. Also, liability resulting from active and deliberate dishonesty may not be eliminated if a final judgment establishes that the dishonesty is material to the cause of action. Our charter contains a provision which limits the liability of directors and officers for money damages to the maximum extent permitted by Maryland law. This provision does not limit our right or that of our stockholders to obtain equitable relief, such as an injunction or rescission.

        Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination as to the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses before final disposition of a proceeding to:

  •
  any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity; or

  •
  any individual who, while one of our directors or officers and at our request, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise and who is made a party to the proceeding by reason of his service in that capacity.

        The bylaws authorize us, with the approval of our board of directors, to provide indemnification and advancement of expenses to our agents and employees.

        Unless limited by a corporation's charter, Maryland law requires a corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity, or in the defense of any claim, issue or matter in the proceeding. Our charter does not alter this requirement.

        Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against:

  •
  judgments;

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  penalties;

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  fines;

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  settlements; and

  •
  reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities.

        Maryland law does not permit a corporation to indemnify its present and former directors and officers if it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Under Maryland law, a Maryland corporation generally may not indemnify for an adverse judgment in a suit by or in the right of the corporation. Also, a Maryland corporation generally may not indemnify for a judgment of liability on the basis that personal benefit was improperly received. In either of these cases, a Maryland corporation may indemnify for expenses only if a court so orders.

        Maryland law permits a corporation to advance reasonable expenses to a director or officer. First, however, the corporation must receive a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation. The corporation must also receive a written undertaking, either by the director or officer or on his behalf, to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

        The operating agreement also provides for indemnification of us, as managing member, and our officers and directors generally to the same extent as permitted by Maryland law for a corporation's officers and directors. The operating agreement also limits our liability to HCP DR California, LLC and its members in the case of losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission made in good faith.

        It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

 UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general summary of the material United States federal income tax considerations regarding our election to be taxed as a REIT and the ownership and disposition of certain of the securities offered by this prospectus. This summary is based on current law, is for general information only and is not tax advice. The anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

        This summary assumes that the securities offered by this prospectus are held as "capital assets" (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code). Your tax treatment will vary depending on the terms of the specific securities that you acquire, as well as your particular situation. The material federal income tax considerations relevant to your ownership of the particular securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. This discussion does not purport to deal with all aspects of taxation that may be relevant to holders in light of their personal investment or tax circumstances, or to holders who receive special treatment under the federal income tax laws except to the extent discussed specifically herein. Holders of securities offered by this prospectus receiving special treatment include, without limitation:

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  banks, insurance companies or other financial institutions;

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  broker-dealers;

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  traders;

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  expatriates;

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  tax-exempt organizations;

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  persons who are subject to alternative minimum tax;

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  persons who hold their securities offered by this prospectus as a position in a "straddle" or as part of a "hedging," "conversion" or other risk reduction transaction;

  •
  persons deemed to sell their securities offered by this prospectus under the constructive sale provisions of the Internal Revenue Code;

  •
  United States persons that have a functional currency other than the United States dollar;

  •
  except to the extent specifically discussed below, non-U.S. holders (as defined below); or

  •
  partnerships or other entities treated as partnerships for United States federal income tax purposes and partners in such partnerships.

        In addition, this discussion does not address any state, local or foreign tax consequences of ownership of the securities offered by this prospectus or our election to be taxed as a REIT.

        The information in this summary is based on:

  •
  the Internal Revenue Code;

  •
  current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code;

  •
  the legislative history of the Internal Revenue Code;

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  current administrative interpretations and practices of the Internal Revenue Service; and

  •
  court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings that are not binding on the Internal Revenue Service except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations described in this prospectus. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the Internal Revenue Service that we qualify as a REIT, and the statements in this prospectus are not binding on the Internal Revenue Service or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the Internal Revenue Service or will be sustained by a court if so challenged.

        You are urged to consult your tax advisor regarding the specific tax consequences to you of:

  •
  the acquisition, ownership and sale or other disposition of the securities offered by this prospectus, including the federal, state, local, foreign and other tax consequences;

  •
  our election to be taxed as a REIT for federal income tax purposes; and

  •
  potential changes in applicable tax laws.

Taxation of the Company

         General.    We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ending December 31, 1985. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our taxable year ending December 31, 1985. We currently intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Internal Revenue Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated or will continue to be organized and operate in a manner so as to qualify or remain qualified as a REIT. See "—Failure to Qualify."

        The sections of the Internal Revenue Code and the corresponding Treasury Regulations that relate to the qualification and taxation of a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Internal Revenue Code that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, Treasury Regulations, and related administrative and judicial interpretations thereof.

        Latham & Watkins LLP has acted as our tax counsel in connection with this prospectus and our election to be taxed as a REIT. Latham & Watkins LLP has rendered an opinion to us to the effect that, commencing with our taxable year ended December 31, 1985, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Internal Revenue Code which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. See "—Failure to Qualify." Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to its date.

        Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that ordinarily results from investment in a C corporation. A C corporation generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will be required to pay federal income tax, however, as follows:

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  We will be required to pay tax at regular corporate tax rates on any undistributed REIT taxable income, including undistributed net capital gains.

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  We may be required to pay the "alternative minimum tax" on our items of tax preference under certain circumstances.

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  If we have: (a) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business; or (b) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property and for which an election is in effect.

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  We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

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  If we fail to satisfy the 75% gross income test or the 95% gross income test discussed below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (a) the greater of (i) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test and (ii) the amount by which 95% of our gross income (90% for our taxable years ended on or prior to December 31, 2004) exceeds the amount qualifying under the 95% gross income test, multiplied by (b) a fraction intended to reflect our profitability.

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  If we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

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  If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

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  We will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for the year, (b) 95% of our REIT capital gain net income for the year, and (c) any undistributed taxable income from prior periods.

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  If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation (as is expected to occur in accordance with the Advisor merger), and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that certain elections specified in applicable Treasury Regulations are either made or forgone by us or by the entity from which the assets are acquired, in each case, depending upon the date such acquisition occurred.

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  We will be required to pay a 100% tax on any "redetermined rents," "redetermined deductions" or "excess interest." In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a "taxable REIT subsidiary" of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's-length negotiations.

         Requirements for Qualification as a REIT.    The Internal Revenue Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  that issues transferable shares or transferable certificates to evidence its beneficial ownership;

  (3)
  that would be taxable as a domestic corporation but for Sections 856 through 860 of the Internal Revenue Code;

  (4)
  that is not a financial institution or an insurance company within the meaning of the Internal Revenue Code;

  (5)
  that is beneficially owned by 100 or more persons;

  (6)
  not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

  (7)
  that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        The Internal Revenue Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), pension funds and other specified tax-exempt entities generally are treated as individuals, except that a "look-through" exception applies with respect to certain pension funds.

        We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter documents provide for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions are described in "Description of Capital Stock We May Offer—Transfer and Ownership Restrictions Relating to our Common Stock," "Description of Capital Stock We May Offer—Business

Combination Provisions" and Description of Capital Stock We May Offer—Restrictions on Ownership and Transfer Relating to our Preferred Stock." These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next two sentences, our status as a REIT will terminate. See "—Failure to Qualify." If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement.

        In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

         Ownership of Interests in Partnerships and Limited Liability Companies.    We own and operate one or more properties through partnerships and limited liability companies. Treasury Regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership based on our interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, we will be deemed to be entitled to our proportionate share of the income of the partnership. The assets and gross income of the partnership retain the same character in our hands for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include such partnership's share of assets and items of income of any partnership in which it owns an interest. A brief summary of the rules governing the federal income taxation of partnerships and their partners is included below in "—Tax Aspects of the Partnerships." The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities that are treated as partnerships for tax purposes.

        We have direct or indirect control of certain partnerships and limited liability companies and intend to continue to operate them in a manner consistent with the requirements for our qualification as a REIT. We are a limited partner or non-managing member in certain partnerships and limited liability companies. If any such a partnership or limited liability company were to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in a time frame which would allow us to dispose of our interest in the applicable entity or take other corrective action on a timely basis. In that case, unless we were entitled to relief, as described below, we would fail to qualify as a REIT.

         Ownership of Interests in Qualified REIT Subsidiaries.    We own and operate a number of properties through our wholly-owned subsidiaries that we believe will be treated as "qualified REIT subsidiaries" under the Internal Revenue Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of its outstanding stock and if we do not elect with the subsidiary to treat it as a "taxable REIT subsidiary," as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Internal Revenue Code (including all REIT qualification tests). Thus, in applying the federal tax requirements described in this prospectus, the subsidiaries in which we own a 100% interest (other than any taxable REIT subsidiaries) are ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries are treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer's securities or more than 5% of the value of our total assets, as described below in "—Asset Tests."

         Ownership of Interests in Taxable REIT Subsidiaries.    A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. A taxable REIT subsidiary generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT, except that a taxable REIT subsidiary may not directly or indirectly operate or manage a lodging or healthcare facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or healthcare facility is operated. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary's debt to equity ratio and interest expense are not satisfied. We currently own interests in several taxable REIT subsidiaries, and may acquire interests in additional taxable REIT subsidiaries in the future. Our ownership of securities of our taxable REIT subsidiaries will not be subject to the 5% or 10% asset tests described below. See "—Asset Tests."

         Income Tests.    We must satisfy two gross income requirements annually to maintain our qualification as a REIT:

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  First, each taxable year, we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from (a) certain investments relating to real property or mortgages on real property, including "rents from real property" and, in some circumstances, interest, or (b) some types of temporary investments; and

  •
  Second, each taxable year, we must derive at least 95% of our gross income, excluding gross income from prohibited transactions or certain hedging transactions, from the real property investments described above, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

        For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        Rents we receive from a tenant will qualify as "rents from real property" for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

  •
  The amount of rent must not be based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term "rents from real property" solely because it is based on a fixed percentage or percentages of receipts or sales;

  •
  We, or an actual or constructive owner of 10% or more of our capital stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents we receive from such a tenant that also is our taxable REIT subsidiary, however, will not be excluded from the definition of "rents from real property" as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a "controlled taxable REIT subsidiary" is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as "rents from real property." For purposes of this rule, a "controlled taxable REIT subsidiary" is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock;

  •
  Rent attributable to personal property, leased in connection with a lease of real property, must not be greater than 15% of the total rent we receive under the lease. If this condition is not met, then the portion of rent attributable to the personal property will not qualify as "rents from real property;" and

  •
  We generally must not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as "rents from real property." Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary's provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

        We generally do not intend to receive rent which fails to satisfy any of the above conditions. Notwithstanding the foregoing, we may have taken and may continue to take actions which fail to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax counsel, that those actions will not jeopardize our tax status as a REIT.

        Income we receive that is attributable to the rental of parking spaces at our properties will constitute rents from real property for purposes of the REIT gross income tests if any services provided with respect to the parking facilities are performed by independent contractors from whom we derive no revenue, either directly or indirectly, or by a taxable REIT subsidiary, and certain other requirements are met. With the exception of some parking facilities we operate, we believe that the income we receive that is attributable to parking facilities meets these tests and, accordingly, will constitute rents from real property for purposes of the REIT gross income tests.

        From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Any income we derive from a hedging transaction will be nonqualifying income for purposes of the 75% gross income test. Except to the extent provided by Treasury Regulations, however, income from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into prior to January 1, 2005 will be qualifying income for purposes of the 95% gross income test, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate. Income from such a hedging transaction entered into on or after January 1, 2005 that is clearly identified as such as specified in the Internal Revenue Code will not constitute gross income for purposes of the 95% gross income test, and therefore will be exempt from this test. The term "hedging transaction," as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of interest rate changes or fluctuations with respect to borrowings made or to be made by us. To the extent that we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

        We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year will not exceed the limit on nonqualifying income under the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Internal Revenue Code. Commencing with our taxable year beginning January 1, 2005, we generally may make use of the relief provisions if:

  •
  following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

  •
  our failure to meet these tests was due to reasonable cause and not due to willful neglect.

        It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in "—Taxation of the Company—General," even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite our periodic monitoring of our income.

         Prohibited Transaction Income.    Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Our gain would include any gain realized by our qualified REIT subsidiaries and our share of any gain realized by any of the partnerships or limited liability companies in which we own an interest. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation and to engage in the business of acquiring, developing and owning our properties. We have made, and may in the future make, occasional sales of the properties consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. The Internal Revenue Service may contend, however, that one or more of these sales is subject to the 100% penalty tax.

         Like-Kind Exchanges.    We have in the past disposed of properties in transactions intended to qualify as like-kind exchanges under the Internal Revenue Code, and may continue this practice in the future. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

         Penalty Tax.    Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished by one of our taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Internal Revenue Code.

        We believe that, in all instances in which our taxable REIT subsidiaries provide services to our tenants, the fees paid to such taxable REIT subsidiaries for such services are at arm's-length rates, although the fees paid may not satisfy the safe harbor provisions referenced above. These determinations are inherently factual, and the Internal Revenue Service has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the Internal Revenue Service successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm's-length fee for tenant services over the amount actually paid.

         Asset Tests.    At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets.

        First, at least 75% of the value of our total assets, including assets held by our qualified REIT subsidiaries and our allocable share of the assets held by the partnerships and limited liability companies in which we own an interest, must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term "real estate assets" generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public debt offering with a term of at least five years, but only for the one-year period beginning on the date the REIT receives such proceeds.

        Second, not more than 25% of the value of our total assets may be represented by securities other than those securities included in the 75% asset test.

        Third, of the investments included in the 25% asset class and except for certain investments in other REITs and our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Solely for purposes of the 10% value test, however, certain securities including, but not limited to, "straight debt" securities having specified characteristics, loans to an individual or an estate, obligations to pay rents from real property and securities issued by a REIT, are disregarded as securities. In addition, commencing with our taxable year beginning January 1, 2005, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code. For years prior to 2001, the 10% limit applies only with respect to voting securities of any issuer and not to the value of the securities of any issuer.

        Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. The 20% asset test is effective for taxable years ending after December 31, 2000.

        We currently own 100% of the outstanding stock of several subsidiaries that have elected, together with us, to be treated as taxable REIT subsidiaries. So long as these subsidiaries qualify as taxable REIT subsidiaries, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of their securities. We may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries will not exceed 20% of the value of our gross assets. With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our ownership of the securities of any such issuer has complied with the 5% value limitation, the 10% voting securities limitation and the 10% value limitation. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the Internal Revenue Service will not disagree with our determinations of value. We also own, and may continue to make, loans which must qualify under the "straight debt safe harbor" in order to satisfy the 10% value limitation described above. We believe, based on the advice of our tax counsel, that all of these loans have qualified under this safe harbor.

        The asset tests described above must be satisfied at the close of each quarter of our taxable year. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values unless we (directly or through our partnerships or limited liability companies) acquire securities in the applicable issuer, increase our ownership of securities of such issuer (including as a result of increasing our interest in a partnership or limited liability company which owns such securities), or acquire other assets. For example, our indirect ownership of securities of an issuer may increase as a result of our capital contributions to a partnership or limited liability company. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in a partnership or limited liability company), we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained and intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take such actions within 30 days after the close of any quarter as may be required to cure any noncompliance.

        Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period, by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the Internal Revenue Service.

        Although we believe that we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner and the relief provisions described above are not available, we would cease to qualify as a REIT.

         Annual Distribution Requirements.    To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

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  90% of our "REIT taxable income"; and

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  90% of our after tax net income, if any, from foreclosure property; minus

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  the excess of the sum of specified items of our non-cash income items over 5% of our "REIT taxable income" as described below.

        For these purposes, our "REIT taxable income" is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveling of stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, and any like-kind exchanges that are later determined to be taxable.

        In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation (such as the Advisor), within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset, over (b) our adjusted basis in the asset, in each case, on the date we acquired the asset.

        We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the twelve-month period following the close of such year. These distributions generally are taxable to our stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 90% distribution requirement. The amount distributed must not be preferential. To avoid being preferential, every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations.

        We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and payment of deductible expenses, and the inclusion in income and deduction of expenses in determining our taxable income. If these timing differences occur, we may be required to borrow funds or pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

        Under certain circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction claimed for deficiency dividends.

        In addition, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year, or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year, at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

        For purposes of the 90% distribution requirement and excise tax described above, distributions declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Failure to Qualify

        Specified cure provisions are available to us in the event that we discover a violation of a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and assets tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate tax rates. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to our stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, subject to certain limitations under the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year in which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Partnerships

         General.    We own, directly or indirectly, interests in various partnerships and limited liability companies which are treated as partnerships or disregarded entities for federal income tax purposes and may own interests in additional partnerships and limited liability companies in the future. Our ownership interests in such partnerships and limited liability companies involve special tax considerations. These special tax considerations include, for example, the possibility that the Internal Revenue Service might challenge the status of one or more of the partnerships or limited liability companies in which we own an interest as partnerships or disregarded entities, as opposed to associations taxable as corporations, for federal income tax purposes. If a partnership or limited liability company in which we own an interest, or one or more of its subsidiary partnerships or limited liability companies, were treated as an association, it would be taxable as a corporation and would therefore be subject to an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change, and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See "—Taxation of the Company—Asset Tests" and "—Taxation of the Company—Income Tests." This, in turn, could prevent us from qualifying as a REIT. See "—Failure to Qualify"

for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of one or more of the partnerships or limited liability companies in which we own an interest might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

        Treasury Regulations that apply for tax periods beginning on or after January 1, 1997, provide that a domestic business entity not organized or otherwise required to be treated as a corporation (an "eligible entity") may elect to be taxed as a partnership or disregarded entity for federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997, will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an eligible entity which did not exist or did not claim a classification prior to January 1, 1997, will be classified as a partnership or disregarded entity for federal income tax purposes unless it elects otherwise. All of the partnerships and limited liability companies in which we own an interest intend to claim classification as partnerships or disregarded entities under these Treasury Regulations. As a result, we believe that these partnerships and limited liability companies will be classified as partnerships or disregarded entities for federal income tax purposes.

         Allocations of Income, Gain, Loss and Deduction.    A partnership or limited liability company agreement generally will determine the allocation of income and losses among partners or members. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the related Treasury Regulations. Generally, Section 704(b) of the Internal Revenue Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of the partners and members. If an allocation is not recognized for federal income tax purposes, the relevant item will be reallocated according to the partners' or members' interests in the partnership or limited liability company, as the case may be. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The allocations of taxable income and loss in each of the partnerships and limited liability companies in which we own an interest are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the applicable Treasury Regulations.

         Tax Allocations with Respect to the Properties.    Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Some of the partnerships and/or limited liability companies in which we own an interest were formed by way of contributions of appreciated property. The relevant partnership and/or limited liability company agreements require that allocations be made in a manner consistent with Section 704(c) of the Internal Revenue Code. This could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if the contributed properties were acquired in a cash purchase, and could cause us to be allocated taxable gain upon a sale of the contributed properties in excess of the economic or book income allocated to us as a result of such sale. These adjustments could make it more difficult for us to satisfy the REIT distribution requirements.

Tax Liabilities and Attributes Inherited From CRP

        As described above under "Risk Factors—Risks Relating to the Acquisition of CNL Retirement Properties, Inc.," we entered into an agreement to acquire CRP and the Advisor. If CRP failed to qualify as a REIT for any of its taxable years, it would be required to pay federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Unless statutory relief provisions apply, CRP would be disqualified from treatment as a REIT for the four taxable years following the year during which it lost qualification. Because the merger will be treated for income tax purposes as if CRP sold all of its assets in a taxable transaction, if CRP did not qualify as a REIT for the tax year of the merger, it would be subject to tax in respect of the built-in gain in all of its assets because it would not be eligible for the dividends paid deduction that is available to a REIT. "Built-in gain" generally means the excess of the fair market value of an asset over its adjusted tax basis. As successor-in-interest to CRP, we would be required to pay these taxes. Furthermore, after the merger, the asset and income tests described in "Taxation of the Company—Asset Tests" and "Taxation of the Company—Income Tests" will apply to all of our assets, including the assets we acquire from CRP, and to all of our income, including the income derived from the assets we acquire from CRP. As a result, the nature of the assets that we acquire from CRP and the income we derive from those assets may have an effect on our tax status as a REIT.

        Qualification as a REIT requires CRP to satisfy numerous requirements, some on an annual and others on a quarterly basis, as described above with respect to us. There are only limited judicial and administrative interpretations of these requirements and qualification as a REIT involves the determination of various factual matters and circumstances which were not entirely within CRP's control.

        It is a condition to the closing of the merger that CRP's REIT counsel render an opinion to us, dated as of the closing date of the merger, to the effect that CRP qualified as a REIT under the Internal Revenue Code for the taxable years ending December 31, 1999 through December 31, 2005, CRP is organized in conformity with the requirements for qualification as a REIT, and CRP's method of operation has enabled CRP to satisfy the requirements for qualification as a REIT under the Internal Revenue Code for the taxable years ending on or prior to the closing date of the merger. This opinion will be based on various assumptions and representations as to factual matters, including representations made by CRP in a factual certificate provided by one of its officers, as well as other oral and written statements of officers and other representatives of CRP and others as to the existence and consequence of certain factual and other matters. CRP's ability to achieve and maintain qualification as a REIT through the closing date of the merger depends upon its ability to achieve and maintain certain diversity of stock ownership requirements and, through actual annual operating results, certain requirements under the Internal Revenue Code regarding its income, assets and distribution levels. No assurance can be given that the actual ownership of CRP's stock and its actual operating results and distributions for any taxable year satisfy the tests necessary for CRP to have achieved and maintained its status as a REIT.

Tax Liabilities and Attributes Inherited from the Advisor

        Concurrently with the merger, the Advisor will merge with and into Ocean Acquisition 2, LLC, or Ocean 2, our wholly owned subsidiary, pursuant to the Agreement and Plan of Merger, dated as of May 1, 2006, by and among us, the Advisor, the stockholders of the Advisor and Ocean 2, which we refer to as the Advisor merger. As a result of the Advisor merger, we will succeed to the assets and the liabilities of the Advisor, including any liabilities for unpaid taxes and any tax liabilities created in connection with the Advisor merger. It is a condition to the closing of the Advisor merger that we receive an opinion of our counsel, and that the Advisor and the Advisor stockholders receive an opinion of their counsel, substantially to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinions, for federal income tax purposes the Advisor merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. To the extent that the Advisor merger so qualifies, no gain or loss will be recognized by the Advisor or us in the Advisor merger. Our tax basis in the Advisor's assets acquired in merger will be equal to the Advisor's tax basis in such assets immediately prior to the merger. If we dispose of such assets in a taxable transaction during the ten-year period beginning on the date of the Advisor merger, then we will be required to pay tax at the highest regular corporate tax rate on the gain recognized to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date of the Advisor merger. The opinions of counsel to be delivered in connection with the Advisor merger represent the best legal judgment of our counsel and counsel to the Advisor and the Advisor stockholders and are not binding on the Internal Revenue Service or the courts. Neither we nor the Advisor has requested nor will request a ruling from the Internal Revenue Service as to the tax consequences of the Advisor merger, and there can be no assurance that the Internal Revenue Service will agree with the conclusions in the above-described opinions.

        If the Advisor merger does not qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, the Advisor merger would be treated as a sale of the Advisor's assets to us in a taxable transaction, and the Advisor would recognize taxable gain. In such a case, as the Advisor's successor-in-interest, we would be required to pay the tax on any such gain. In addition, our tax basis in the Advisor's assets would be equal to the merger consideration paid to the Advisor stockholders, which could be higher than the tax basis of such assets if the Advisor merger qualified as a reorganization. This higher tax basis would cause us to have higher depreciation deductions and lower gain on the sale of the Advisor assets.

        As a result of the Advisor merger and assuming it qualifies as a reorganization under the Internal Revenue Code, we will succeed to the tax attributes and earnings and profits of the Advisor. To qualify as a REIT, we must distribute any such earnings and profits by the close of the taxable year in which the Advisor merger occurs. Any adjustments of the Advisor's income for taxable years ending on or before the Advisor merger, including as a result of an examination of the Advisor's tax returns by the Internal Revenue Service, could affect the calculation of the Advisor's earnings and profits. If the Internal Revenue Service were to determine that we acquired earnings and profits from the Advisor that we failed to distribute prior to the end of the taxable year in which the Advisor merger occurs, we could avoid disqualification as a REIT by using "deficiency dividend" procedures. Under these procedures, we generally would be required to distribute any such earnings and profits to our stockholders within 90 days of the determination and pay a statutory interest charge at a specified rate to the Internal Revenue Service.

Other Tax Consequences

        We may be required to pay tax in various state or local jurisdictions, including those in which we transact business, and our holders may be required to pay tax in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the federal income tax consequences discussed above. In addition, a holder's state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult their tax advisors regarding the effect of state and local tax laws on an investment in our shares.

Taxation of Holders of Our Stock

        The following summary describes certain of the United States federal income tax consequences of owning and disposing of our stock.

Taxable U.S. Stockholders Generally

        If you are a "U.S. holder," as defined below, this section applies to you. Otherwise, the next section, "non-U.S. Stockolders," applies to you.

         Definition of U.S. Holder.    A "U.S. holder" is a beneficial holder of capital stock or debt securities who is:

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  a citizen or resident of the United States;

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  a corporation, partnership, limited liability company or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States or of any State thereof or in the District of Columbia unless, in the case of a partnership or limited liability company, Treasury Regulations provide otherwise;

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  an estate the income of which is subject to federal income taxation regardless of its source; or

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  a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to this date that elect to continue to be treated as United States persons, shall also be considered U.S. holders.

         Distributions Generally.    Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than capital gain dividends and certain amounts that have previously been subject to corporate level tax, discussed below, will be taxable to taxable U.S. holders as ordinary income. See "—Tax Rates" below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations. For purposes of determining whether distributions to holders of our stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.

        To the extent that we make distributions on our stock in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce the U.S. holder's adjusted tax basis in its shares of our stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder's adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.

         Capital Gain Dividends.    Dividends that we properly designate as capital gain dividends will be taxable to taxable U.S. holders as gains from the sale or disposition of a capital asset, to the extent that such gains do not exceed our actual net capital gain for the taxable year. These gains may be taxable to non-corporate U.S. holders at a 15% or 25% rate. U.S. holders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we are required by the terms of our corporate charter to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to the holders of our preferred stock in proportion to the amount that our total dividends, as determined for federal income tax purposes, paid or made available to the holders of such stock for the year bears to the total dividends, as determined for federal income tax purposes, paid or made available to holders of all classes of our stock for the year.

         Retention of Net Capital Gains.    We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. holder generally would:

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  include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

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  be deemed to have paid the capital gains tax imposed on it on the designated amounts included in the U.S. holder's long-term capital gains;

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  receive a credit or refund for the amount of tax deemed paid by it;

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  increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

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  in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the Internal Revenue Service.

         Passive Activity Losses and Investment Interest Limitations.    Distributions we make and gain arising from the sale or exchange by a U.S. holder of our shares will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any "passive losses" against this income or gain. A U.S. holder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

         Dispositions of Our Stock.    If a U.S. holder sells or disposes of shares of our stock to a person other than us, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and its adjusted basis in the shares for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held the stock for more than one year. If, however, a U.S. holder recognizes loss upon the sale or other disposition of our stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss, to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.

         Redemption of Our Stock.    A redemption of shares of our stock will be treated under Section 302 of the Internal Revenue Code as a distribution taxable as a dividend to the extent of our current and accumulated earnings and profits at ordinary income rates unless the redemption satisfies one of the tests set forth in Section 302(b) of the Internal Revenue Code and is therefore treated as a sale or exchange of the redeemed shares. The redemption will be treated as a sale or exchange if it:

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  is "substantially disproportionate" with respect to the U.S. holder;

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  results in a "complete termination" of the U.S. holder's stock interest in the Company; or

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  is "not essentially equivalent to a dividend" with respect to the U.S. holder;

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  all within the meaning of Section 302(b) of the Internal Revenue Code.

        In determining whether any of these tests have been met, shares of capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as shares of capital stock actually owned by the U.S. holder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Internal Revenue Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time of the redemption, U.S. holders are advised to consult their tax advisors to determine the appropriate tax treatment.

        If a redemption of shares of our stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. A U.S. holder's adjusted basis in the redeemed shares for tax purposes will be transferred to its remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

        If a redemption of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described above under "—Dispositions of Our Stock."

Tax Rates

        The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain "capital gain dividends," has generally been reduced to 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) "qualified dividend income" has generally been reduced to 15%. In general, dividends payable by REITs are not eligible for the reduced tax rate on corporate dividends, except to the extent that certain holding requirements have been met and the REIT's dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries), to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year), or to dividends properly designated by the REIT as "capital gain dividends." The currently applicable provisions of the federal income tax laws relating to the 15% tax rate are currently scheduled to "sunset" or revert to the provisions of prior law effective for taxable years beginning after December 31, 2010, at which time the capital gains tax rate will be increased to 20% and the rate applicable to dividends will be increased to the tax rate then applicable to ordinary income.

Backup Withholding

        We report to our U.S. holders and the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a holder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the holder's federal income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any holders who fail to certify their non-foreign status. See "—Non-U.S. Stockholders."

Tax-Exempt Stockholders

        Dividend income from us and gain arising upon a sale of shares of our stock generally will not be unrelated business taxable income to a tax-exempt holder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt holder holds its shares as "debt-financed property" within the meaning of the Internal Revenue Code or if the shares are used in a trade or business of the tax-exempt holder. Generally, debt-financed property is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

        For tax-exempt holders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a "pension-held REIT" if it is able to satisfy the "not closely held" requirement without relying on the "look-through" exception with respect to certain trusts or if such REIT is not "predominantly held" by "qualified trusts." As a result of limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a "pension-held REIT," and as a result, the tax treatment described in this paragraph should be inapplicable to our holders. However, because our stock is publicly traded, we cannot guarantee that this will always be the case.

Non-U.S. Stockholders

        The following discussion addresses the rules governing United States federal income taxation of the ownership and disposition of our stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income taxation that may be relevant to a non-U.S. holder in light of its particular circumstances and does not address any state, local or foreign tax consequences. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state, local and foreign income tax laws on the purchase, ownership, and disposition of shares of our stock, including any reporting requirements.

         Distributions Generally.    Distributions that are neither attributable to gain from our sale or exchange of United States real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a United States trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with such a trade or business will be subject to tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. holders are subject to tax, and are generally not subject to withholding. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the non-U.S. holder's adjusted basis in our stock, but rather will reduce the adjusted basis of such common stock. To the extent that these distributions exceed a non-U.S. holder's adjusted basis in our stock, they will give rise to gain from the sale or exchange of such stock. The tax treatment of this gain is described below.

        For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. Accordingly, we expect to withhold United States income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

  •
  a lower treaty rate applies and the non-U.S. holder files with us an Internal Revenue Service Form W-8BEN evidencing eligibility for that reduced treaty rate; or

  •
  the non-U.S. holder files an Internal Revenue Service Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder's trade or business.

        However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

         Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests.    Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to United States federal income taxation, unless:

  (1)
  the investment in our stock is treated as effectively connected with the non-U.S. holder's United States trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

  (2)
  the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

        Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as "FIRPTA," distributions to a non-U.S. holder that are attributable to gain from our sale or exchange of United States real property interests (whether or not designated as capital gain dividends) will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a United States trade or business. non-U.S. holders would generally be taxed at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the Internal Revenue Service 35% of any distribution to a non-U.S. holder that is designated as a capital gain dividend, or, if greater, 35% of a distribution to the non-U.S. holder that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-U.S. holder's United States federal income tax liability. However, any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-U.S. holder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions will be treated as ordinary dividend distributions.

         Retention of Net Capital Gains.    Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of the common stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. holder would be able to offset as a credit against its United States federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the Internal Revenue Service a refund to the extent of the non-U.S. holder's proportionate share of such tax paid by us exceeds its actual United States federal income tax liability.

         Sale of our stock.    Gain recognized by a non-U.S. holder upon the sale or exchange of our stock generally will not be subject to United States taxation unless such stock constitutes a "United States real property interest" within the meaning of FIRPTA. Our stock will not constitute a "United States real property interest" so long as we are a "domestically-controlled qualified investment entity." A "domestically-controlled qualified investment entity" includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. holders. We believe, but cannot guarantee, that we have been a "domestically-controlled qualified investment entity." Even if we have been a "domestically-controlled qualified investment entity," because our capital stock is publicly traded, no assurance can be given that we will continue to be a "domestically-controlled qualified investment entity."

        Notwithstanding the foregoing, gain from the sale or exchange of our stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (1) the investment in our stock is treated as effectively connected with the non-U.S. holder's United States trade or business or (2) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 5% exception applicable to "regularly traded" stock described below), a non-U.S. holder may be treated as having gain from the sale or exchange of United States real property interest if the non-U.S. holder (1) disposes of our stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest and (2) acquires, or enters into a contract or option to acquire, other shares of our stock within 30 days after such ex-dividend date.

        Even if we do not qualify as a "domestically-controlled qualified investment entity" at the time a non-U.S. holder sells or exchanges our stock, gain arising from such a sale or exchange would not be subject to United States taxation under FIRPTA as a sale of a "United States real property interest" if:

  (1)
  our stock is "regularly traded," as defined by applicable Treasury regulations, on an established securities market such as the NYSE; and

  (2)
  such non-U.S. holder owned, actually and constructively, 5% or less of our stock throughout the five-year period ending on the date of the sale or exchange.

        If gain on the sale or exchange of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the common stock would be required to withhold and remit to the Internal Revenue Service 10% of the purchase price.

         Backup Withholding Tax and Information Reporting.    Generally, we must report annually to the Internal Revenue Service the amount of dividends paid to a non-U.S. holder, such holder's name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. holder. Pursuant to tax treaties or other agreements, the Internal Revenue Service may make its reports available to tax authorities in the non-U.S. holder's country of residence.

        Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an Internal Revenue Service Form W-8BEN or another appropriate version of Internal Revenue Service Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-U.S. holder is a United States person.

        Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the Internal Revenue Service.

Taxation of Holders of Our Debt Securities

        The following summary describes certain of the principal United States federal income tax consequences of owning and disposing of our debt securities. This discussion assumes the debt securities will be issued without original issue discount, sometimes referred to as "OID." If one or more series of debt securities are issued with OID, disclosure concerning the tax considerations arising therefrom will be included with the applicable prospectus supplement.

Taxable U.S. Holders of Our Debt Securities

         Stated Interest.    U.S. holders generally must include interest on the debt securities in their federal taxable income as ordinary income:

  •
  when it accrues, if the U.S. holder uses the accrual method of accounting for United States federal income tax purposes; or

  •
  when the U.S. holder actually or constructively receives it, if the U.S. holder uses the cash method of accounting for United States federal income tax purposes.

        If we redeem or otherwise repurchase the debt securities, we may be obligated to pay additional amounts in excess of stated principal and interest. We intend to take the position that the debt securities should not be treated as contingent payment debt instruments because of this additional payment. Assuming such position is respected, a U.S. holder would be required to include in income the amount of any such additional payment at the time such payment is received or accrued in accordance with such U.S. holder's method of accounting for United States federal income tax purposes. If the Internal Revenue Service successfully challenged this position, and the debt securities were treated as contingent payment debt instruments, U.S. holders could be required to accrue interest income at a rate higher than the stated interest rate on the debt securities and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a debt security. U.S. holders are urged to consult their tax advisors regarding the potential application to the debt securities of the contingent payment debt instrument rules and the consequences thereof.

         Sale, Exchange or Other Taxable Disposition of the Debt Securities.    Unless a nonrecognition provision applies, U.S. holders must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of gain or loss equals the difference between (i) the amount the U.S. holder receives for the debt security in cash or other property, valued at fair market value, less the amount thereof that is attributable to accrued but unpaid interest on the debt security and (ii) the U.S. holder's adjusted tax basis in the debt security. A U.S. holder's initial tax basis in a debt security generally will equal the price the U.S. holder paid for the debt security.

        Gain or loss generally will be long-term capital gain or loss if at the time the debt security is disposed of it has been held for more than one year. Otherwise, it will be a short-term capital gain or loss.

        Payments attributable to accrued interest which have not yet been included in income will be taxed as ordinary interest income. The maximum federal income tax rate on long-term capital gain on most capital assets held by an individual is currently 15%. The Federal income tax laws relating to this 15% tax rate are scheduled to "sunset" or revert to provisions of prior law effective for taxable years beginning after December 31, 2010, at which time the capital gains tax rate will be increased to 20%. The deductibility of capital losses is subject to limitations.

         Information Reporting and Backup Withholding.    Under Section 3406 of the Internal Revenue Code and the Treasury Regulations, backup withholding at the applicable statutory rate may apply when a U.S. holder receives interest payments on a debt security or proceeds upon the sale or other disposition of a debt security. Certain holders including, among others, corporations, financial institutions and certain tax-exempt organizations, are generally not subject to backup withholding. In addition, backup withholding will not apply to a U.S. holder who provides his or her social security or other taxpayer identification number in the prescribed manner unless:

  •
  the Internal Revenue Service notifies us or our paying agent that the taxpayer identification number provided is incorrect;

  •
  the U.S. holder fails to report interest and dividend payments received on the U.S. holder's tax return and the Internal Revenue Service notifies us or our paying agent that backup withholding is required; or

  •
  the U.S. holder fails to certify under penalty of perjury that backup withholding does not apply.

        A U.S. holder of debt securities who provides us or our paying agent with an incorrect taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service. If backup withholding does apply, the U.S. holder may request a refund of the amounts withheld or use the amounts withheld as a credit against the U.S. holder's United States federal income tax liability as long as the U.S. holder provides the required information to the Internal Revenue Service. U.S. holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedures for obtaining the exemption.

        We will be required to furnish annually to the Internal Revenue Service and to holders of debt securities information relating to the amount of interest paid on the debt securities, and that information reporting may also apply to payments of proceeds from the sale of the debt securities to those holders. Some holders, including corporations, financial institutions and certain tax-exempt organizations, generally are not subject to information reporting.

Non-U.S. Holders of Our Debt Securities

        This section applies to you if you are a non-U.S. holder of the debt securities. The term "non-U.S. holder" means a beneficial owner of a debt security that is not a U.S. holder.

        Special rules may apply to certain non-U.S. holders such as "controlled foreign corporations" and "passive foreign investment companies." Such entities are encouraged to consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

         Payments of Interest.    Interest paid to a non-U.S. holder will not be subject to United States federal income taxes or withholding tax if the interest is not effectively connected with the non-U.S. holder's conduct of a trade or business within the United States, and the non-U.S. holder:

  •
  does not actually or constructively own a 10% or greater interest in the total combined voting power of all classes of our voting stock;

  •
  is not a controlled foreign corporation with respect to which we are a "related person" within the meaning of Section 864(d)(4) of the Internal Revenue Code;

  •
  is not a bank that received such debt securities on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

  •
  provides the appropriate certification as to the non-U.S. holder's status. A non-U.S. holder can generally meet this certification requirement by providing a properly executed Internal Revenue Service Form W-8BEN or appropriate substitute form to us or our paying agent. If the debt securities are held through a financial institution or other agent acting on the non-U.S. holder's behalf, the non-U.S. holder may be required to provide appropriate documentation to the agent. The agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent.

        If a non-U.S. holder does not qualify for an exemption under these rules, interest income from the debt securities may be subject to withholding tax at the rate of 30% (or lower applicable treaty rate) at the time such interest is paid. The payment of interest effectively connected with a United States trade or business, however, would not be subject to a 30% withholding tax so long as the non-U.S. holder provides us or our paying agent an adequate certification (currently on Internal Revenue Service Form W-8ECI), but such interest would be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally. In addition, if the payment of interest is effectively connected with a foreign corporation's conduct of a United States trade or business, that foreign corporation may also be subject to a 30% (or lower applicable treaty rate) branch profits tax. To claim the benefit of a tax treaty, a non-U.S. holder must provide a properly executed Internal Revenue Service Form W-8BEN before the payment of interest and a non-U.S. holder may be required to obtain a United States taxpayer identification number and provide documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

         Sale, Exchange or Other Taxable Disposition of Debt Securities.    Non-U.S. holders generally will not be subject to United States federal income tax on any amount which constitutes capital gain upon a sale, exchange, redemption, retirement or other taxable disposition of a debt security, unless either of the following is true:

  •
  the non-U.S. holder's investment in the debt securities is effectively connected with the conduct of a United States trade or business; or

  •
  the non-U.S. holder is a nonresident alien individual holding the debt security as a capital asset, is present in the United States for 183 or more days in the taxable year within which the sale, redemption or other disposition takes place, and certain other requirements are met.

        For non-U.S. holders described in the first bullet point above, the net gain derived from the retirement or disposition of the debt securities generally would be subject to United States federal income tax at the rates applicable to United States persons generally (or lower applicable treaty rate). In addition, foreign corporations may be subject to a 30% (or lower applicable treaty rate) branch profits tax if the investment in the debt security is effectively connected with the foreign corporation's conduct of a United States trade or business. Non-U.S. holders described in the second bullet point above will be subject to a flat 30% United States federal income tax on the gain derived from the retirement or disposition of their debt securities, which may be offset by United States source capital losses, even though non-U.S. holders are not considered residents of the United States.

         Backup Withholding and Information Reporting.    No backup withholding or information reporting will generally be required with respect to interest paid to non-U.S. holders of debt securities if the beneficial owner of the debt security provides the certification described above in "Non-U.S. Holders of Our Debt Securities—Payments of Interest" or is an exempt recipient and, in each case, we do not have actual knowledge or reason to know that the beneficial owner is a United States person.

        Information reporting requirements and backup withholding tax generally will not apply to any payments of the proceeds of the sale of a debt security effected outside the United States by a foreign office or a foreign broker (as defined in applicable Treasury Regulations). However, unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption, information reporting but not backup withholding will apply to any payment of the proceeds of the sale of a debt security effected outside the United States by such a broker if it:

  •
  is a United States person, as defined in the Internal Revenue Code;

  •
  derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States;

  •
  is a controlled foreign corporation for United States federal income tax purposes; or

  •
  is a foreign partnership that, at any time during its taxable year, has 50% or more of its income or capital interests owned by United States persons or is engaged in the conduct of a United States trade or business.

        Payment of the proceeds of any sale by a non-U.S. holder of a debt security effected by the United States office of a broker will be subject to information reporting and backup withholding requirements, unless the holder or beneficial owner of the debt security provides the certification described above in "Non-U.S. Holders of Our Debt Securities—Payments of Interest" or otherwise establishes an exemption from back-up withholding.

        Non-U.S. holder of debt securities should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situation, the availability of an exemption therefrom, and the procedure for obtaining the exemption, if available. Any amounts withheld from payments to a non-U.S. holder under the backup withholding rules will be allowed as a refund or a credit against the non-U.S. holder's federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

PLAN OF DISTRIBUTION

        We may offer and sell the securities from time to time as follows:

  •
  through agents;

  •
  to or through dealers or underwriters;

  •
  directly to other purchasers; or

  •
  through a combination of any of these methods of sale.

        In addition, the securities may be issued as a dividend or distribution or in a subscription rights offering to existing holders of securities. In some cases, we may also repurchase securities and reoffer them to the public by one or more of the methods described above.

        The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to prevailing market prices;

  •
  at prices determined by an auction process; or

  •
  at negotiated prices.

        We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be "underwriters" as that term is defined in the Securities Act.

        From time to time, we may sell securities to one or more dealers as principals. The dealers, who may be deemed to be "underwriters" as that term is defined in the Securities Act, may then resell those securities to the public.

        We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

        If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. Additionally, before the expiration date for the subscription rights, the standby underwriters may offer the securities, including securities they may acquire through the purchase and exercise of subscription rights, on a when-issued basis at prices set from time to time by them. After the expiration date, the standby underwriters may offer the securities, whether acquired under the standby underwriting agreement, on exercise of subscription rights or by purchase in the market, to the public at prices to be determined by them. Thus, standby underwriters may realize profits or losses independent of the underwriting discounts or commissions we may pay them. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us. Any dealer-manager we retain may acquire securities by purchasing and exercising the subscription rights and resell the securities to the public at prices it determines. As a result, a dealer-manager may realize profits or losses independent of any dealer-manager fee paid by us.

        We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The third parties with whom we may enter into contracts of this kind may include banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and others. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers' obligations and will include information about any commissions we may pay for soliciting these contracts.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

        Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against civil liabilities, including liabilities under the Securities Act.

        Underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M. Rule 104 permits stabilizing bids to purchase the securities being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered securities in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered securities by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

        The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, HCP and its subsidiaries in the ordinary course of business.

        In compliance with guidelines of the National Association of Securities Dealers, Inc., or NASD, the maximum commission or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate principal amount of the securities offered pursuant to this prospectus. It is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

VALIDITY OF SECURITIES

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland and/or Sullivan & Cromwell LLP, Los Angeles, California. In addition, the description of material federal income tax consequences contained in this prospectus under the heading "United States Federal Income Tax Considerations" is based upon the opinion of Latham & Watkins LLP. In rendering this opinion, Latham & Watkins LLP will assume the accuracy of an opinion of Ballard Spahr Andrews & Ingersoll, LLP, as to certain matters of Maryland law.

EXPERTS

        The consolidated financials statements and schedule of Health Care Property Investors, Inc. at December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 appearing in Health Care Property Investors, Inc.'s Current Report (Form 8-K) dated September 7, 2006, and Health Care Property Investors, Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included in Health Care Property Investors, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2005, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule, and management's assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The audited historical financial statements and management's assessment of the effectiveness of internal control over financial reporting included on Exhibit 99.3 of our Current Report on Form 8-K dated September 7, 2006 have been so incorporated in reliance on the report of

PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The audited historical financial statements included in Exhibit 99.5 of our Current Report on 8-K dated September 7, 2006 have been so incorporated in reliance on the report (which contains an emphasis of a matter paragraph relating to the advisory services provided to CRP as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

6,356,480 Shares

HCP, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

November 26, 2008

QuickLinks

TABLE OF CONTENTS Prospectus Supplement
Prospectus
About this Prospectus Supplement
Incorporation by Reference
Summary
Risk Factors
The Plan
Supplemental United States Federal Income Tax Considerations
Description of Common Stock
Use of Proceeds
Plan of Distribution
Validity of Common Stock
Experts

ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
RISK FACTORS
CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS
THE COMPANY
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF CAPITAL STOCK WE MAY OFFER
DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER
DESCRIPTION OF THE DEBT SECURITIES WE MAY OFFER
DESCRIPTION OF WARRANTS OR OTHER RIGHTS WE MAY OFFER
DESCRIPTION OF STOCK PURCHASE CONTRACTS WE MAY OFFER
DESCRIPTION OF UNITS WE MAY OFFER
LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE
CERTAIN PROVISIONS OF MARYLAND LAW AND HCP'S CHARTER AND BYLAWS
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
VALIDITY OF SECURITIES
EXPERTS